FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-12

WFRBS Commercial Mortgage Trust 2014-LC14 Disclaimer
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.  Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE
THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.  Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.  The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
1	AmericasMart	WFB		240 Peachtree Street; 230, 250 Spring Street; 235 Williams Street	Atlanta	GA	30303	Other
2	PennCap Portfolio	LCF		Various	Various	PA	Various	Various
2.01	3701 Corporate	LCF		3701 Corporate Parkway	Center Valley	PA	18034	Office
2.02	3773 Corporate	LCF		3773 Corporate Parkway	Center Valley	PA	18034	Office
2.03	1605 Valley Center	LCF		1605 Valley Center Parkway	Bethlehem	PA	18017	Office
2.04	1525 Valley Center	LCF		1525 Valley Center Parkway	Bethlehem	PA	18017	Office
2.05	1560 Valley Center	LCF		1560 Valley Center Parkway	Bethlehem	PA	18017	Office
2.06	1550 Valley Center	LCF		1550 Valley Center Parkway	Bethlehem	PA	18017	Office
2.07	1455 Valley Center	LCF		1455 Valley Center Parkway	Bethlehem	PA	18017	Office
2.08	1480 Valley Center	LCF		1480 Valley Center Parkway	Bethlehem	PA	18017	Office
2.09	1510 Valley Center	LCF		1510 Valley Center Parkway	Bethlehem	PA	18017	Office
2.10	1495 Valley Center	LCF		1495 Valley Center Parkway	Bethlehem	PA	18017	Office
2.11	1640 Valley Center	LCF		1640 Valley Center Parkway	Bethlehem	PA	18017	Office
2.12	57 S Commerce	LCF		57 South Commerce Way	Hanover Township	PA	18017	Industrial
2.13	1650 Valley Center	LCF		1650 Valley Center Parkway	Bethlehem	PA	18017	Office
2.14	89 S Commerce	LCF		89 South Commerce Way	Hanover Township	PA	18017	Industrial
2.15	1660 Valley Center	LCF		1660 Valley Center Parkway	Bethlehem	PA	18017	Office
2.16	1530 Valley Center	LCF		1530 Valley Center Parkway	Bethlehem	PA	18017	Office
2.17	85 S Commerce	LCF		85 South Commerce Way	Hanover Township	PA	18017	Office
2.18	2196 Avenue C	LCF		2196 Avenue C	Bethlehem	PA	18017	Industrial
2.19	2202 Hangar Place	LCF		2202 Hangar Place	Hanover Township	PA	18109	Industrial
2.20	754 Roble Road	LCF		754 Roble Road	Hanover Township	PA	18109	Industrial
2.21	83 S Commerce	LCF		83 South Commerce Way	Hanover Township	PA	18017	Office
2.22	87 S Commerce	LCF		87 South Commerce Way	Hanover Township	PA	18017	Office
2.23	974 Marcon Blvd	LCF		974 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.24	2201 Hangar Place	LCF		2201 Hangar Place	Hanover Township	PA	18109	Industrial
2.25	7355 William Avenue	LCF		7355 William Avenue	Upper Macungie Township	PA	18106	Industrial
2.26	944 Marcon Blvd	LCF		944 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.27	954 Marcon Blvd	LCF		954 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.28	7277 William Avenue	LCF		7277 William Avenue	Upper Macungie Township	PA	18106	Industrial
2.29	2041 Avenue C	LCF		2041 Avenue C	Bethlehem	PA	18017	Industrial
2.30	964 Marcon Blvd	LCF		964 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.31	7562 Penn Drive	LCF		7562 Penn Drive	Upper Macungie Township	PA	18106	Industrial
2.32	764 Roble Road	LCF		764 Roble Road	Hanover Township	PA	18109	Industrial
3	The Outlet Collection | Jersey Gardens	WFB		651 Kapkowski Road	Elizabeth	NJ	07202	Retail
4	Westin New York at Times Square - Leased Fee	WFB		270 West 43rd Street	New York	NY	10036	Other
5	Miami International Airport Industrial Portfolio	WFB		2600, 2800, 2900 Northwest 72nd Avenue; 4401 Northwest 74th Avenue; 7301 Northwest 46th Street; 4400 Northwest 72nd Avenue	Miami	FL	33166	Mixed Use
6	Williams Center Towers	RMF		1 West 3rd Street	Tulsa	OK	74103	Office
7	FRAPAG Portfolio	RBS		Various	Various	Various	Various	Various
7.01	Waterview I & II	RBS		10748 & 10752 Deerwood Park Boulevard	Jacksonville	FL	32256	Office
7.02	Northmont Distribution Center	RBS		2205 Northmont Parkway & 2115 Evergreen Boulevard	Duluth	GA	30096	Industrial
7.03	Riverpark Distribution Center	RBS		15000 Grand River Road	Fort Worth	TX	76155	Industrial
8	Canadian Pacific Plaza	LCF		120 South 6th Street	Minneapolis	MN	55402	Office
9	Calidus Student Housing Portfolio	LCF		Various	Various	Various	Various	Multifamily
9.01	Grove at Jacksonville	LCF		351 Nisbet Street NW	Jacksonville	AL	36265	Multifamily
9.02	Grove at Jonesboro	LCF		500 North Caraway Road	Jonesboro	AR	72401	Multifamily
9.03	Grove at Wichita	LCF		2909 North Oliver Street	Wichita	KS	67220	Multifamily
9.04	Grove at Wichita Falls	LCF		5005 Lake Park Drive	Wichita Falls	TX	76302	Multifamily
10	Caruth Plaza	WFB		9100 North Central Expressway	Dallas	TX	75231	Retail
11	Marriott Courtyard - Maui	RBS		532 Keolani Place	Kahului	HI	96732	Hospitality
12	Lantana Cascade	LCF		6330 South Congress Avenue	Lantana	FL	33462	Manufactured Housing Community
13	Museo Apartments	RMF		11266 Taylor Draper Lane	Austin	TX	78759	Multifamily
14	West Side Mall	LCF		50-274 West Side Mall	Edwardsville	PA	18704	Retail
15	The Pointe at Wellington Green	WFB		10100-10280 Forest Hill Boulevard	Wellington	FL	33414	Retail
16	465 Park Avenue Retail Condominium	LCF		465 Park Avenue	New York	NY	10022	Mixed Use
17	Hilton Garden Inn - Indianapolis Airport	WFB	Crossed Portfolio A	8910 Hatfield Drive	Indianapolis	IN	46231	Hospitality
18	Hampton Inn - Ameriplex	WFB	Crossed Portfolio A	9020 Hatfield Drive	Indianapolis	IN	46231	Hospitality
19	ArciTerra Portfolio	RMF		Various	Various	Various	Various	Retail
19.01	Off Dep Pearl MS	RMF		5450-5468 US Highway 80	Pearl	MS	39208	Retail
19.02	Michigan Road	RMF		8320-8350 North Michigan Road	Indianapolis	IN	46268	Retail
19.03	DG Memphis	RMF		5339 Elvis Presley Boulevard	Memphis	TN	38116	Retail
19.04	Shoppes at Alabaster	RMF		60 Colonial Promenade Parkway	Alabaster	AL	35007	Retail
19.05	Festival Montgomery	RMF		8001 Vaughn Road	Montgomery	AL	36116	Retail
19.06	Walcent Kendallville IN	RMF		2507 East North Street	Kendallville	IN	46755	Retail
19.07	HD McAllen TX	RMF		601 Trenton Road	McAllen	TX	78504	Retail
19.08	MW Nashville TN	RMF		1921 Gallatin Pike North	Madison	TN	37115	Retail
19.09	OS MT Pleasant IA	RMF		700 North Grand Avenue	Mount Pleasant	IA	52641	Retail
19.10	Arciterra Walcent Greenville AL	RMF		81 Jameson Lane	Greenville	AL	36037	Retail
19.11	Walcent Plainwell MI	RMF		411 Cross Oaks Mall	Plainwell	MI	49080	Retail
19.12	Chovia Shops at Mt. Airy NC	RMF		752 South Andy Griffith Parkway	Mountain Airy	NC	27030	Retail
20	Coral Walk	RBS		1760-1910 North East Pine Island Road	Cape Coral	FL	33909	Retail
21	Sterling Pointe Apartments	RMF		923 West University Avenue	Flagstaff	AZ	86001	Multifamily
22	Camelot Village MHC	WFB		1425 Frost Road	Streetsboro	OH	44241	Manufactured Housing Community
23	Madison at Woodview	RMF		3124 Woodview Ridge Drive	Kansas City	KS	66103	Multifamily
24	Georgia Multifamily Portfolio	RMF		Various	Various	GA	Various	Multifamily
24.01	Pinnacle West	RMF		509 North Westover Boulevard	Albany	GA	31707	Multifamily
24.02	Hidden Oaks	RMF		333 South Mock Road	Albany	GA	31075	Multifamily
24.03	Lake of the Woods	RMF		746 Garden Walk Boulevard	College Park	GA	30349	Multifamily
24.04	Wellston Ridge	RMF		200 Olympia Drive	Warner Robins	GA	31093	Multifamily
24.05	Oakdale Villas	RMF		1103 Corder Road	Warner Robins	GA	31088	Multifamily
24.06	Northcrest	RMF		835 Johnson Road	Warner Robins	GA	31093	Multifamily
25	Hickory Hills MHC	WFB		121 Hickory Hills Drive	Bath	PA	18014	Manufactured Housing Community
26	Oliver Multifamily Portfolio	LCF		Various	Various	Various	Various	Multifamily
26.01	Tropicana	LCF		825 Partridge Street	Duluth	MN	55811	Multifamily
26.02	Railview	LCF		1015 2nd Avenue	Proctor	MN	55810	Multifamily
26.03	Linderhof	LCF		1100 16th Street North	New Ulm	MN	56073	Multifamily
26.04	Piedmont Manor	LCF		2501 Leonard Street	Duluth	MN	55811	Multifamily
26.05	Spirit Mountain	LCF		9416 Mountain Drive	Proctor	MN	55810	Multifamily
26.06	Oak Hills	LCF		820 Civic Heights Drive	Circle Pines	MN	55014	Multifamily
26.07	Harborview	LCF		11 East 3rd Street	Grand Marais	MN	55604	Multifamily
26.08	Etna Woods	LCF		1216-1254 Clarence Street	Saint Paul	MN	55106	Multifamily
26.09	Billings View	LCF		4007 North 21st Street	Superior	WI	54880	Multifamily
27	Residence Inn - Mystic CT	RBS		40 Whitehall Avenue	Mystic	CT	06355	Hospitality
28	Fairborn Ohio Hotel Portfolio	LCF		Various	Fairborn	OH	45324	Hospitality
28.01	Holiday Inn Fairborn	LCF		2800 Presidential Drive	Fairborn	OH	45324	Hospitality
28.02	Homewood Suites Fairborn	LCF		2750 Presidential Drive	Fairborn	OH	45324	Hospitality
29	Sanctuary Beach Resort	RBS		3295 Dunes Drive	Marina	CA	93933	Hospitality
30	Clinton MHC	LCF		38129 Delacroix Drive	Clinton Township	MI	48038	Manufactured Housing Community
31	Hilton Garden Inn - Rockford	WFB		7675 Walton Street	Rockford	IL	61108	Hospitality
32	Baton Rouge MF Portfolio	RMF		Various	Baton Rouge	LA	Various	Multifamily

A-1-2

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
32.01	Park East	RMF		567 Sharp Lane	Baton Rouge	LA	70815	Multifamily
32.02	Bellemont Victoria I	RMF		3224 Victoria Drive	Baton Rouge	LA	70805	Multifamily
32.03	Bellemont Victoria II	RMF		12254 La Margie Avenue	Baton Rouge	LA	70815	Multifamily
33	Westridge Apartments	LCF		3001 Harvest Hills Avenue	Williston	ND	58801	Multifamily
34	WP Carey Self Storage Portfolio III	WFB		Various	Various	Various	Various	Self Storage
34.01	Parkway Self Storage - Palm Coast	WFB		4860 Palm Coast Parkway Northwest	Palm Coast	FL	32137	Self Storage
34.02	Morningstar Storage - Fayetteville	WFB		108 Skateway Drive	Fayetteville	NC	28304	Self Storage
34.03	Extra Space Storage - Beaumont	WFB		1340 East 6th Street	Beaumont	CA	92223	Self Storage
34.04	Value Self Storage - Holiday	WFB		3118 US Highway 19	Holiday	FL	34691	Self Storage
34.05	Extra Space Storage - San Bernardino	WFB		875 East Mill Street	San Bernardino	CA	92408	Self Storage
35	Hampton Inn Austin	LCF		4141 Governors Row	Austin	TX	78744	Hospitality
36	Crye Portfolio	LCF		Various	Various	Various	Various	Various
36.01	Cool Springs	LCF		206 Cool Springs Boulevard	Franklin	TN	37067	Retail
36.02	Gunbarrel	LCF		1510 Gunbarrel Road	Chattanooga	TN	37421	Retail
36.03	1200 Market	LCF		1200 Market Street	Chattanooga	TN	37402	Office
36.04	Peachtree	LCF		4870 Peachtree Industrial Boulevard	Norcross	GA	30071	Retail
36.05	Ooltewah	LCF		5913 Ooltewah-Ringgold Road	Ooltewah	TN	37363	Retail
36.06	Alpharetta	LCF		282 Rucker Road	Alpharetta	GA	30004	Retail
37	Greene Crossing Shopping Center	WFB		4362, 4380-4490 Indian Ripple Road	Beavercreek	OH	45440	Retail
38	Security Public Storage - Daly City	WFB		99 Hyde Court	Daly City	CA	94015	Self Storage
39	College Square	WFB		1107, 1117, 1119, 1121, 1125, 1155, 1175, 1205, 1209, 1213, 1215, 1217, 1219, 1221, 1243 March Lane; 4748 and 4750 Pershing Avenue	Stockton	CA	95207	Retail
40	Nogales Plaza	LCF		251 North Grand Court Plaza	Nogales	AZ	85621	Retail
41	HIE Houston West	RMF		12323 Katy Freeway	Houston	TX	77079	Hospitality
42	Security Public Storage - San Francisco	WFB		43 Page Street	San Francisco	CA	94102	Self Storage
43	Staybridge Suites - Omaha	LCF		7825 Davenport Street	Omaha	NE	68114	Hospitality
44	HIE Ashland	RMF		13131 Slone Court	Ashland	KY	41102	Hospitality
45	Bayside Village Center	RBS		31221-31231 Americana Parkway	Selbyville	DE	19975	Retail
46	Best Western Plus - Miramar	RBS		9310 Kearny Mesa Road	San Diego	CA	92126	Hospitality
47	Holiday Inn Express - Sorrento Valley	RBS		5925 Lusk Boulevard	San Diego	CA	92121	Hospitality
48	h.h. gregg - Boca Raton	LCF		20841 South State Road 7	Boca Raton	FL	33428	Retail
49	Bingham Office III	LCF		30200 Telegraph Road	Bingham Farms	MI	48302	Office
50	King City Square	LCF		415 South 42nd Street	Mount Vernon	IL	62864	Retail
51	South Park Office Center	WFB		3518 Westgate Drive	Durham	NC	27707	Office
52	Hampton Inn - Northwest	WFB		5860 West 73rd Street	Indianapolis	IN	46278	Hospitality
53	La Quinta - Old Town	RBS		2380 Moore Street	San Diego	CA	92110	Hospitality
54	Westgate Commons	RMF		1620 & 1624 Westgate Circle	Brentwood	TN	37027	Office
55	River Oaks - Acquisition	RMF		1464 Gabriel Drive	Norfolk	VA	23502	Multifamily
56	CVS Marietta	RMF		100 East Piedmont Road	Marietta	GA	30066	Retail
57	Great Lakes Plaza	WFB		7681-7699 Mentor Avenue	Mentor	OH	44060	Retail
58	Hamilton Crossings	WFB		2725 Hamilton Mill Road	Buford	GA	30519	Retail
59	Comfort Suites Houston	LCF		21222 Tomball Parkway	Houston	TX	77070	Hospitality
60	Aramore Retail	RMF		2255-2277 Peachtree Road	Atlanta	GA	30309	Retail
61	Eliot Rent-A-Center	RMF		61 & 249 Harold L Dow Highway	Eliot	ME	03903	Self Storage
62	Horn Lake Self Storage	WFB		1634 Goodman Road West	Horn Lake	MS	38637	Self Storage
63	Alamo Building	LCF		128 South Tejon Street	Colorado Springs	CO	80903	Office
64	Triple Crown Plaza	WFB		11100 Southwest 93rd Court Road	Ocala	FL	34481	Retail
65	Arlington Arms	RMF		710 Kensington Court	Middletown	OH	45044	Multifamily
66	Cervenka Retail Portfolio	RMF		Various	Various	Various	Various	Retail
66.01	900 E. Main Street	RMF		900 East Main Street	Laurens	SC	29360	Retail
66.02	Fayette Square	RMF		1355 Leesburg Avenue	Washington Court House	OH	43160	Retail
67	Kohl's - Vallejo	WFB		1190 Admiral Callaghan Lane	Vallejo	CA	94591	Other
68	Security Public Storage - Hayward	WFB		24873 Huntwood Avenue	Hayward	CA	94544	Self Storage
69	River Run Plaza	WFB		6023, 6077 and 6085 Coffee Road	Bakersfield	CA	93308	Retail
70	Airship Self Storage	WFB		2420 Ridgeway Boulevard	Manchester	NJ	08759	Self Storage
71	Heritage Square	WFB		1719-1779 West Big Beaver Road	Troy	MI	48084	Office

A-1-3

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/Room/ Pad/Bed(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
1	AmericasMart	Trade Mart	1961	2008	4,563,219	Sq. Ft.	122	140,000,000	139,602,104	11.1%	106,369,033	N	11/14/2013	1/1/2014		1/1/2014
2	PennCap Portfolio	Various	Various		1,432,661	Sq. Ft.	86	90,000,000	90,000,000	7.2%	79,255,878	N	12/31/2013	2/6/2014	1/6/2016	2/6/2016
2.01	3701 Corporate	Suburban	2006		75,000	Sq. Ft.		8,716,249	8,716,249	0.7%
2.02	3773 Corporate	Suburban	2001		71,000	Sq. Ft.		7,930,477	7,930,477	0.6%
2.03	1605 Valley Center	Suburban	2002		95,000	Sq. Ft.		6,300,728	6,300,728	0.5%
2.04	1525 Valley Center	Suburban	1999		75,000	Sq. Ft.		5,878,739	5,878,739	0.5%
2.05	1560 Valley Center	Suburban	1989		51,400	Sq. Ft.		4,925,627	4,925,627	0.4%
2.06	1550 Valley Center	Suburban	1989		43,400	Sq. Ft.		4,248,989	4,248,989	0.3%
2.07	1455 Valley Center	Suburban	1996		54,118	Sq. Ft.		4,219,887	4,219,887	0.3%
2.08	1480 Valley Center	Suburban	1991		51,793	Sq. Ft.		3,870,655	3,870,655	0.3%
2.09	1510 Valley Center	Suburban	1989		48,208	Sq. Ft.		3,448,666	3,448,666	0.3%
2.10	1495 Valley Center	Suburban	1991		43,770	Sq. Ft.		3,077,607	3,077,607	0.2%
2.11	1640 Valley Center	Suburban	1997		30,850	Sq. Ft.		2,902,991	2,902,991	0.2%
2.12	57 S Commerce	Flex	1988		76,400	Sq. Ft.		2,742,926	2,742,926	0.2%
2.13	1650 Valley Center	Suburban	1997		29,240	Sq. Ft.		2,510,105	2,510,105	0.2%
2.14	89 S Commerce	Flex	1997		43,200	Sq. Ft.		2,466,451	2,466,451	0.2%
2.15	1660 Valley Center	Suburban	1997		27,508	Sq. Ft.		2,080,841	2,080,841	0.2%
2.16	1530 Valley Center	Suburban	1989		46,400	Sq. Ft.		1,993,533	1,993,533	0.2%
2.17	85 S Commerce	Suburban	1990		21,119	Sq. Ft.		1,746,160	1,746,160	0.1%
2.18	2196 Avenue C	Flex	1980		31,140	Sq. Ft.		1,673,403	1,673,403	0.1%
2.19	2202 Hangar Place	Flex	1982		66,495	Sq. Ft.		1,673,403	1,673,403	0.1%
2.20	754 Roble Road	Flex	1987		46,800	Sq. Ft.		1,586,095	1,586,095	0.1%
2.21	83 S Commerce	Suburban	1990		19,252	Sq. Ft.		1,556,993	1,556,993	0.1%
2.22	87 S Commerce	Suburban	1990		22,653	Sq. Ft.		1,527,890	1,527,890	0.1%
2.23	974 Marcon Blvd	Flex	1987		39,200	Sq. Ft.		1,447,858	1,447,858	0.1%
2.24	2201 Hangar Place	Flex	1982		52,300	Sq. Ft.		1,433,306	1,433,306	0.1%
2.25	7355 William Avenue	Flex	1988		43,425	Sq. Ft.		1,433,306	1,433,306	0.1%
2.26	944 Marcon Blvd	Flex	1985		38,400	Sq. Ft.		1,418,755	1,418,755	0.1%
2.27	954 Marcon Blvd	Flex	1982		30,140	Sq. Ft.		1,345,998	1,345,998	0.1%
2.28	7277 William Avenue	Flex	1989		41,040	Sq. Ft.		1,331,447	1,331,447	0.1%
2.29	2041 Avenue C	Flex	1987		30,400	Sq. Ft.		1,244,139	1,244,139	0.1%
2.30	964 Marcon Blvd	Flex	1986		39,200	Sq. Ft.		1,098,626	1,098,626	0.1%
2.31	7562 Penn Drive	Flex	1989		26,950	Sq. Ft.		1,098,626	1,098,626	0.1%
2.32	764 Roble Road	Flex	1986		21,860	Sq. Ft.		1,069,523	1,069,523	0.1%
3	The Outlet Collection | Jersey Gardens	Regional Mall	1999	2013	1,298,801	Sq. Ft.	269	80,000,000	80,000,000	6.4%	80,000,000	N	10/31/2013	12/1/2013	11/1/2020
4	Westin New York at Times Square - Leased Fee	Leased Fee	2000	2013	17,574	Sq. Ft.	3,130	55,000,000	55,000,000	4.4%	55,000,000	Y	1/24/2014	3/1/2014	2/1/2019
5	Miami International Airport Industrial Portfolio	Industrial/Retail	Various		749,851	Sq. Ft.	65	48,500,000	48,500,000	3.9%	44,117,287	N	1/22/2014	3/1/2014		3/1/2014
6	Williams Center Towers	CBD	1981		765,809	Sq. Ft.	59	45,500,000	45,500,000	3.6%	40,569,140	N	1/16/2014	3/6/2014	4/6/2017	5/6/2017
7	FRAPAG Portfolio	Various	Various		699,355	Sq. Ft.	59	41,410,000	41,410,000	3.3%	34,049,792	N	1/24/2014	3/1/2014		3/1/2014
7.01	Waterview I & II	Suburban	2002		162,721	Sq. Ft.		16,034,300	16,034,300	1.3%
7.02	Northmont Distribution Center	Warehouse	2006		236,070	Sq. Ft.		15,032,150	15,032,150	1.2%
7.03	Riverpark Distribution Center	Warehouse	2004		300,564	Sq. Ft.		10,343,550	10,343,550	0.8%
8	Canadian Pacific Plaza	CBD	1960	1999	393,902	Sq. Ft.	101	39,750,000	39,750,000	3.2%	35,318,583	Y	10/9/2013	12/6/2013	11/6/2016	12/6/2016
9	Calidus Student Housing Portfolio	Student Housing	Various		2,016	Beds	19,253	38,814,000	38,814,000	3.1%	33,876,713	N	12/27/2013	2/6/2014	1/6/2016	2/6/2016
9.01	Grove at Jacksonville	Student Housing	2007		504	Beds		11,156,499	11,156,499	0.9%
9.02	Grove at Jonesboro	Student Housing	2008		504	Beds		11,113,054	11,113,054	0.9%
9.03	Grove at Wichita	Student Housing	2008		504	Beds		9,643,069	9,643,069	0.8%
9.04	Grove at Wichita Falls	Student Housing	2008		504	Beds		6,901,378	6,901,378	0.5%
10	Caruth Plaza	Anchored	1979		206,192	Sq. Ft.	156	32,200,000	32,200,000	2.6%	29,680,767	N	1/22/2014	3/1/2014	2/1/2019	3/1/2019
11	Marriott Courtyard - Maui	Limited Service	2012		138	Rooms	206,920	28,555,000	28,555,000	2.3%	23,570,214	N	1/17/2014	3/1/2014		3/1/2014
12	Lantana Cascade	Manufactured Housing Community	1971		462	Pads	59,524	27,500,000	27,500,000	2.2%	24,313,049	N	10/31/2013	12/6/2013	11/6/2016	12/6/2016
13	Museo Apartments	Garden	1993	2011	276	Units	93,297	25,750,000	25,750,000	2.1%	25,750,000	N	11/22/2013	1/6/2014	12/6/2018
14	West Side Mall	Anchored	1960	2005	420,434	Sq. Ft.	61	25,600,000	25,600,000	2.0%	22,801,071	N	10/28/2013	12/6/2013	11/6/2016	12/6/2016
15	The Pointe at Wellington Green	Anchored	2003		118,797	Sq. Ft.	210	25,000,000	25,000,000	2.0%	21,793,280	N	12/11/2013	2/1/2014	1/1/2016	2/1/2016
16	465 Park Avenue Retail Condominium	Office/Retail	1925	2013	39,153	Sq. Ft.	511	20,000,000	20,000,000	1.6%	17,766,483	N	12/6/2013	1/11/2014	12/11/2016	1/11/2017
17	Hilton Garden Inn - Indianapolis Airport	Limited Service	2009		126	Rooms	81,455	10,750,000	10,750,000	0.9%	8,875,963	N	1/22/2014	3/1/2014		3/1/2014
18	Hampton Inn - Ameriplex	Limited Service	2008		118	Rooms	81,455	9,125,000	9,125,000	0.7%	7,534,247	N	1/22/2014	3/1/2014		3/1/2014
19	ArciTerra Portfolio	Various	Various		209,779	Sq. Ft.	94	19,730,000	19,730,000	1.6%	16,425,288	N	1/16/2014	3/6/2014		3/6/2014
19.01	Off Dep Pearl MS	Shadow Anchored	2000		30,060	Sq. Ft.		3,000,000	3,000,000	0.2%
19.02	Michigan Road	Shadow Anchored	2001		28,639	Sq. Ft.		2,700,000	2,700,000	0.2%
19.03	DG Memphis	Shadow Anchored	2005		19,200	Sq. Ft.		2,165,000	2,165,000	0.2%
19.04	Shoppes at Alabaster	Shadow Anchored	2007		11,998	Sq. Ft.		2,025,000	2,025,000	0.2%
19.05	Festival Montgomery	Unanchored	2005		11,994	Sq. Ft.		1,800,000	1,800,000	0.1%
19.06	Walcent Kendallville IN	Shadow Anchored	2005		14,490	Sq. Ft.		1,650,000	1,650,000	0.1%
19.07	HD McAllen TX	Shadow Anchored	2004		12,012	Sq. Ft.		1,500,000	1,500,000	0.1%
19.08	MW Nashville TN	Anchored	1995		7,281	Sq. Ft.		1,405,000	1,405,000	0.1%
19.09	OS MT Pleasant IA	Anchored	1985		51,450	Sq. Ft.		1,110,000	1,110,000	0.1%
19.10	Arciterra Walcent Greenville AL	Unanchored	2005		9,652	Sq. Ft.		975,000	975,000	0.1%
19.11	Walcent Plainwell MI	Shadow Anchored	2005		7,003	Sq. Ft.		765,000	765,000	0.1%
19.12	Chovia Shops at Mt. Airy NC	Unanchored	1997		6,000	Sq. Ft.		635,000	635,000	0.1%
20	Coral Walk	Anchored	2007		102,612	Sq. Ft.	190	19,500,000	19,478,569	1.6%	15,953,417	N	12/9/2013	2/1/2014		2/1/2014
21	Sterling Pointe Apartments	Garden	2008		192	Units	98,438	18,900,000	18,900,000	1.5%	17,198,740	N	12/30/2013	2/6/2014	1/6/2018	2/6/2018
22	Camelot Village MHC	Manufactured Housing Community	1974		580	Pads	30,104	17,500,000	17,460,140	1.4%	14,248,646	N	11/26/2013	1/1/2014		1/1/2014
23	Madison at Woodview	Garden	1987		320	Units	54,063	17,300,000	17,300,000	1.4%	15,700,844	N	1/8/2014	2/6/2014	1/6/2018	2/6/2018
24	Georgia Multifamily Portfolio	Garden	Various		1,044	Units	16,284	17,000,000	17,000,000	1.4%	16,235,121	N	12/20/2013	2/6/2014	1/6/2016	2/6/2016
24.01	Pinnacle West	Garden	1989		252	Units		4,301,285	4,301,285	0.3%
24.02	Hidden Oaks	Garden	1980		240	Units		3,904,243	3,904,243	0.3%
24.03	Lake of the Woods	Garden	1989		216	Units		2,759,439	2,759,439	0.2%
24.04	Wellston Ridge	Garden	1983		120	Units		2,316,076	2,316,076	0.2%
24.05	Oakdale Villas	Garden	1983		104	Units		2,157,260	2,157,260	0.2%
24.06	Northcrest	Garden	1983		112	Units		1,561,697	1,561,697	0.1%
25	Hickory Hills MHC	Manufactured Housing Community	1972		353	Pads	43,860	15,500,000	15,482,704	1.2%	12,653,147	N	12/2/2013	2/1/2014		2/1/2014
26	Oliver Multifamily Portfolio	Various	Various	Various	354	Units	41,679	14,800,000	14,754,233	1.2%	12,304,675	N	10/30/2013	12/6/2013		12/6/2013
26.01	Tropicana	Garden	1978		47	Units		2,980,000	2,970,785	0.2%
26.02	Railview	Mid Rise	1978		60	Units		2,090,000	2,083,537	0.2%
26.03	Linderhof	Garden	1977		56	Units		1,995,000	1,988,831	0.2%
26.04	Piedmont Manor	Garden	1976		34	Units		1,760,000	1,754,558	0.1%
26.05	Spirit Mountain	Garden	1978		34	Units		1,685,000	1,679,789	0.1%
26.06	Oak Hills	Garden	1995		48	Units		1,515,000	1,510,315	0.1%
26.07	Harborview	Garden	1978	2013	31	Units		1,120,000	1,116,537	0.1%
26.08	Etna Woods	Garden	1981		20	Units		945,000	942,078	0.1%
26.09	Billings View	Garden	1978		24	Units		710,000	707,804	0.1%
27	Residence Inn - Mystic CT	Extended Stay	1771	2014	133	Rooms	110,902	14,750,000	14,750,000	1.2%	13,568,253	N	1/2/2014	3/1/2014		3/1/2014
28	Fairborn Ohio Hotel Portfolio	Various	Various		327	Rooms	45,000	14,715,000	14,715,000	1.2%	11,609,825	N	11/1/2013	12/6/2013	11/6/2014	12/6/2014
28.01	Holiday Inn Fairborn	Full Service	1987		203	Rooms		7,465,000	7,465,000	0.6%
28.02	Homewood Suites Fairborn	Limited Service	1989		124	Rooms		7,250,000	7,250,000	0.6%
29	Sanctuary Beach Resort	Limited Service	2000	2008	60	Rooms	245,000	14,700,000	14,700,000	1.2%	13,304,167	N	1/10/2014	3/1/2014	2/1/2019	3/1/2019
30	Clinton MHC	Manufactured Housing Community	1970		1,000	Pads	14,200	14,200,000	14,200,000	1.1%	13,232,742	N	1/10/2014	3/6/2014		3/6/2014
31	Hilton Garden Inn - Rockford	Limited Service	2006		135	Rooms	102,068	13,800,000	13,779,201	1.1%	10,360,944	N	12/10/2013	2/1/2014		2/1/2014
32	Baton Rouge MF Portfolio	Garden	Various		583	Units	22,257	13,000,000	12,975,940	1.0%	10,885,164	N	11/21/2013	1/6/2014		1/6/2014

A-1-4

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/Room/ Pad/Bed(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
32.01	Park East	Garden	1972		190	Units		4,681,440	4,672,776	0.4%
32.02	Bellemont Victoria I	Garden	1976		195	Units		4,285,319	4,277,387	0.3%
32.03	Bellemont Victoria II	Garden	1972		198	Units		4,033,241	4,025,776	0.3%
33	Westridge Apartments	Garden	2013		96	Units	134,937	13,000,000	12,953,996	1.0%	9,776,932	N	12/20/2013	2/6/2014		2/6/2014
34	WP Carey Self Storage Portfolio III	Self Storage	Various	Various	374,780	Sq. Ft.	33	12,400,000	12,400,000	1.0%	11,425,007	N	12/12/2013	2/1/2014	1/1/2019	2/1/2019
34.01	Parkway Self Storage - Palm Coast	Self Storage	2001		64,745	Sq. Ft.		3,420,000	3,420,000	0.3%
34.02	Morningstar Storage - Fayetteville	Self Storage	2002		86,625	Sq. Ft.		3,120,000	3,120,000	0.2%
34.03	Extra Space Storage - Beaumont	Self Storage	1992	2006	103,317	Sq. Ft.		2,610,000	2,610,000	0.2%
34.04	Value Self Storage - Holiday	Self Storage	1981		73,430	Sq. Ft.		2,250,000	2,250,000	0.2%
34.05	Extra Space Storage - San Bernardino	Self Storage	1985		46,663	Sq. Ft.		1,000,000	1,000,000	0.1%
35	Hampton Inn Austin	Limited Service	1997		123	Rooms	93,406	11,500,000	11,488,970	0.9%	9,582,450	N	12/30/2013	2/6/2014		2/6/2014
36	Crye Portfolio	Various	Various	Various	105,757	Sq. Ft.	108	11,400,000	11,375,318	0.9%	7,305,867	N	12/27/2013	2/6/2014		2/6/2014
36.01	Cool Springs	Unanchored	2001		27,468	Sq. Ft.		4,027,877	4,019,156	0.3%
36.02	Gunbarrel	Unanchored	1999		24,561	Sq. Ft.		2,050,891	2,046,451	0.2%
36.03	1200 Market	Suburban	1920	1999	17,040	Sq. Ft.		1,644,408	1,640,848	0.1%
36.04	Peachtree	Unanchored	2007		15,749	Sq. Ft.		1,496,596	1,493,356	0.1%
36.05	Ooltewah	Unanchored	2007		12,195	Sq. Ft.		1,330,308	1,327,428	0.1%
36.06	Alpharetta	Unanchored	2010		8,744	Sq. Ft.		849,919	848,079	0.1%
37	Greene Crossing Shopping Center	Shadow Anchored	1977	2003	90,817	Sq. Ft.	117	10,650,000	10,639,845	0.8%	8,880,825	N	12/23/2013	2/1/2014		2/1/2014
38	Security Public Storage - Daly City	Self Storage	1986		60,975	Sq. Ft.	172	10,500,000	10,488,364	0.8%	8,580,050	N	12/30/2013	2/1/2014		2/1/2014
39	College Square	Anchored	1976		115,841	Sq. Ft.	87	10,025,600	10,025,600	0.8%	9,036,991	N	1/17/2014	3/1/2014	2/1/2018	3/1/2018
40	Nogales Plaza	Anchored	1992		139,124	Sq. Ft.	62	8,690,000	8,663,259	0.7%	7,229,835	N	10/15/2013	12/6/2013		12/6/2013
41	HIE Houston West	Limited Service	1994	2006	115	Rooms	74,783	8,600,000	8,600,000	0.7%	6,630,152	N	1/17/2014	3/6/2014		3/6/2014
42	Security Public Storage - San Francisco	Self Storage	1911	1985	38,587	Sq. Ft.	220	8,500,000	8,490,689	0.7%	6,957,275	N	12/30/2013	2/1/2014		2/1/2014
43	Staybridge Suites - Omaha	Extended Stay	2011		102	Rooms	79,412	8,100,000	8,100,000	0.6%	7,451,385	N	1/23/2014	3/1/2014		3/1/2014
44	HIE Ashland	Limited Service	2006	2008	87	Rooms	87,235	7,600,000	7,589,454	0.6%	5,796,763	N	1/3/2014	2/6/2014		2/6/2014
45	Bayside Village Center	Anchored	2007		61,496	Sq. Ft.	122	7,500,000	7,500,000	0.6%	6,193,328	N	1/14/2014	3/1/2014		3/1/2014
46	Best Western Plus - Miramar	Limited Service	1983	2011	104	Rooms	69,156	7,200,000	7,192,199	0.6%	5,902,364	N	12/16/2013	2/1/2014		2/1/2014
47	Holiday Inn Express - Sorrento Valley	Limited Service	2000	2009	79	Rooms	89,774	7,100,000	7,092,126	0.6%	5,801,170	N	12/16/2013	2/1/2014		2/1/2014
48	h.h. gregg - Boca Raton	Single Tenant	1997	2011	41,520	Sq. Ft.	170	7,070,000	7,070,000	0.6%	6,104,830	N	12/12/2013	2/6/2014	1/6/2016	2/6/2016
49	Bingham Office III	Suburban	1983		164,444	Sq. Ft.	42	6,900,000	6,872,965	0.5%	5,769,279	N	9/19/2013	11/6/2013		11/6/2013
50	King City Square	Anchored	1996		94,428	Sq. Ft.	69	6,510,000	6,496,780	0.5%	5,386,553	N	11/21/2013	1/6/2014		1/6/2014
51	South Park Office Center	Suburban	1988		60,541	Sq. Ft.	105	6,375,000	6,375,000	0.5%	5,544,990	N	12/16/2013	2/1/2014	1/1/2016	2/1/2016
52	Hampton Inn - Northwest	Limited Service	2008		110	Rooms	52,727	5,800,000	5,800,000	0.5%	4,788,891	N	1/22/2014	3/1/2014		3/1/2014
53	La Quinta - Old Town	Limited Service	1989	2013	78	Rooms	70,435	5,500,000	5,493,957	0.4%	4,499,831	N	12/16/2013	2/1/2014		2/1/2014
54	Westgate Commons	Suburban	1998		52,495	Sq. Ft.	100	5,250,000	5,239,641	0.4%	4,360,456	N	11/26/2013	1/6/2014		1/6/2014
55	River Oaks - Acquisition	Garden	1975		100	Units	52,074	5,212,500	5,207,394	0.4%	4,331,654	N	1/9/2014	2/6/2014		2/6/2014
56	CVS Marietta	Single Tenant	2006		15,249	Sq. Ft.	334	5,100,000	5,100,000	0.4%	4,247,889	N	1/16/2014	3/6/2014		3/6/2014
57	Great Lakes Plaza	Shadow Anchored	2001	2013	29,993	Sq. Ft.	165	4,950,000	4,950,000	0.4%	4,382,768	N	1/17/2014	3/1/2014	2/1/2017	3/1/2017
58	Hamilton Crossings	Shadow Anchored	2006		48,470	Sq. Ft.	101	4,900,000	4,894,842	0.4%	4,033,072	N	12/23/2013	2/1/2014		2/1/2014
59	Comfort Suites Houston	Limited Service	2000	2012	64	Rooms	73,438	4,700,000	4,700,000	0.4%	3,617,420	N	1/8/2014	3/6/2014		3/6/2014
60	Aramore Retail	Unanchored	2003		18,144	Sq. Ft.	253	4,600,000	4,595,560	0.4%	3,829,866	N	1/6/2014	2/6/2014		2/6/2014
61	Eliot Rent-A-Center	Self Storage	1986		70,500	Sq. Ft.	63	4,425,000	4,416,843	0.4%	3,706,965	N	12/4/2013	1/6/2014		1/6/2014
62	Horn Lake Self Storage	Self Storage	2005		97,788	Sq. Ft.	43	4,162,500	4,162,500	0.3%	3,640,945	N	12/30/2013	2/1/2014	1/1/2016	2/1/2016
63	Alamo Building	CBD	1900	1975	42,566	Sq. Ft.	89	3,800,000	3,792,826	0.3%	3,173,968	N	12/3/2013	1/6/2014		1/6/2014
64	Triple Crown Plaza	Unanchored	2006		27,975	Sq. Ft.	126	3,525,000	3,521,851	0.3%	2,962,996	N	12/31/2013	2/1/2014		2/1/2014
65	Arlington Arms	Low Rise	1967		150	Units	20,314	3,050,000	3,047,120	0.2%	2,546,498	N	12/31/2013	2/6/2014		2/6/2014
66	Cervenka Retail Portfolio	Various	Various		31,320	Sq. Ft.	91	2,850,000	2,850,000	0.2%	2,455,010	N	1/14/2014	3/6/2014	2/6/2015	3/6/2015
66.01	900 E. Main Street	Unanchored	1996		17,480	Sq. Ft.		1,558,594	1,558,594	0.1%
66.02	Fayette Square	Shadow Anchored	2007		13,840	Sq. Ft.		1,291,406	1,291,406	0.1%
67	Kohl's - Vallejo	Leased Fee	2004		98,497	Sq. Ft.	25	2,500,000	2,497,675	0.2%	2,063,885	N	12/19/2013	2/1/2014		2/1/2014
68	Security Public Storage - Hayward	Self Storage	1982		72,755	Sq. Ft.	32	2,300,000	2,297,332	0.2%	1,866,861	N	12/4/2013	2/1/2014		2/1/2014
69	River Run Plaza	Unanchored	2003		17,986	Sq. Ft.	122	2,200,000	2,200,000	0.2%	1,643,820	N	1/10/2014	3/1/2014		3/1/2014
70	Airship Self Storage	Self Storage	2006		41,376	Sq. Ft.	51	2,120,000	2,117,949	0.2%	1,764,517	N	12/30/2013	2/1/2014		2/1/2014
71	Heritage Square	Suburban	1981		19,425	Sq. Ft.	52	1,015,000	1,014,091	0.1%	852,917	N	12/18/2013	2/1/2014		2/1/2014

A-1-5

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
1	AmericasMart	12/1/2023		5.45100%	0.00000%	0.00360%	0.02000%	0.00050%	5.42690%	Actual/360	855,630.56	Amortizing Balloon		120	118	0
2	PennCap Portfolio	1/6/2024		5.72430%	0.00125%	0.00360%	0.02000%	0.00050%	5.69895%	Actual/360	523,747.14	Interest-only, Amortizing Balloon	Actual/360	120	119	24
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	11/1/2020		3.83000%	0.00000%	0.00360%	0.02000%	0.00050%	3.80590%	Actual/360	258,879.63	Interest-only, Balloon	Actual/360	84	81	84
4	Westin New York at Times Square - Leased Fee	2/1/2019	2/1/2039	3.28700%	0.00125%	0.00360%	0.02000%	0.00050%	3.26165%	Actual/360	152,746.59	Interest-only, ARD	Actual/360	60	60	60
5	Miami International Airport Industrial Portfolio	2/1/2019		4.14000%	0.00125%	0.00360%	0.02000%	0.00050%	4.11465%	Actual/360	235,477.99	Amortizing Balloon		60	60	0
6	Williams Center Towers	2/6/2024		5.16000%	0.00125%	0.00360%	0.02000%	0.00050%	5.13465%	Actual/360	248,722.34	Interest-only, Amortizing Balloon	Actual/360	120	120	38
7	FRAPAG Portfolio	2/1/2024		5.01200%	0.00125%	0.00360%	0.03000%	0.00050%	4.97665%	Actual/360	222,601.63	Amortizing Balloon		120	120	0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	11/6/2023	11/6/2028	5.18000%	0.00125%	0.00360%	0.02000%	0.00050%	5.15465%	Actual/360	217,780.73	Interest-only, Amortizing ARD	Actual/360	120	117	36
9	Calidus Student Housing Portfolio	1/6/2024		5.35000%	0.00125%	0.00360%	0.02000%	0.00050%	5.32465%	Actual/360	216,742.69	Interest-only, Amortizing Balloon	Actual/360	120	119	24
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	2/1/2024		4.97000%	0.00125%	0.00360%	0.02000%	0.00050%	4.94465%	Actual/360	172,266.67	Interest-only, Amortizing Balloon	Actual/360	120	120	60
11	Marriott Courtyard - Maui	2/1/2024		5.13100%	0.00125%	0.00360%	0.02000%	0.00050%	5.10565%	Actual/360	155,583.69	Amortizing Balloon		120	120	0
12	Lantana Cascade	11/6/2023		4.95000%	0.00125%	0.00360%	0.02000%	0.00050%	4.92465%	Actual/360	146,786.75	Interest-only, Amortizing Balloon	Actual/360	120	117	36
13	Museo Apartments	12/6/2018		4.43000%	0.00125%	0.00360%	0.02000%	0.00050%	4.40465%	Actual/360	96,380.70	Interest-only, Balloon	Actual/360	60	58	60
14	West Side Mall	11/6/2023		5.29400%	0.00125%	0.00360%	0.02000%	0.00050%	5.26865%	Actual/360	142,062.62	Interest-only, Amortizing Balloon	Actual/360	120	117	36
15	The Pointe at Wellington Green	1/1/2024		5.30000%	0.00125%	0.00360%	0.04000%	0.00050%	5.25465%	Actual/360	138,826.16	Interest-only, Amortizing Balloon	Actual/360	120	119	24
16	465 Park Avenue Retail Condominium	12/11/2023		5.16800%	0.00125%	0.00360%	0.02000%	0.00050%	5.14265%	Actual/360	109,427.15	Interest-only, Amortizing Balloon	Actual/360	120	118	36
17	Hilton Garden Inn - Indianapolis Airport	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	58,631.60	Amortizing Balloon		120	120	0
18	Hampton Inn - Ameriplex	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	49,768.69	Amortizing Balloon		120	120	0
19	ArciTerra Portfolio	2/6/2024		5.40000%	0.00125%	0.00360%	0.02000%	0.00050%	5.37465%	Actual/360	110,790.03	Amortizing Balloon		120	120	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	1/1/2024		4.85600%	0.00125%	0.00360%	0.02000%	0.00050%	4.83065%	Actual/360	102,970.84	Amortizing Balloon		120	119	0
21	Sterling Pointe Apartments	1/6/2024		5.36000%	0.00125%	0.00360%	0.02000%	0.00050%	5.33465%	Actual/360	105,657.89	Interest-only, Amortizing Balloon	Actual/360	120	119	48
22	Camelot Village MHC	12/1/2023		4.71000%	0.00125%	0.00360%	0.02000%	0.00050%	4.68465%	Actual/360	90,866.83	Amortizing Balloon		120	118	0
23	Madison at Woodview	1/6/2024		5.21000%	0.00125%	0.00360%	0.02000%	0.00050%	5.18465%	Actual/360	95,103.08	Interest-only, Amortizing Balloon	Actual/360	120	119	48
24	Georgia Multifamily Portfolio	1/6/2019		4.91000%	0.00125%	0.00360%	0.02000%	0.00050%	4.88465%	Actual/360	90,326.90	Interest-only, Amortizing Balloon	Actual/360	60	59	24
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	1/1/2024		4.79000%	0.00125%	0.00360%	0.02000%	0.00050%	4.76465%	Actual/360	81,229.47	Amortizing Balloon		120	119	0
26	Oliver Multifamily Portfolio	11/6/2023		5.35400%	0.00125%	0.00360%	0.02000%	0.00050%	5.32865%	Actual/360	82,682.09	Amortizing Balloon		120	117	0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	2/1/2019		4.83700%	0.00125%	0.00360%	0.02000%	0.00050%	4.81165%	Actual/360	77,718.36	Amortizing Balloon		60	60	0
28	Fairborn Ohio Hotel Portfolio	11/6/2023		5.40200%	0.00125%	0.00360%	0.02000%	0.00050%	5.37665%	Actual/360	89,503.81	Interest-only, Amortizing Balloon	Actual/360	120	117	12
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	2/1/2024		5.05000%	0.00125%	0.00360%	0.02000%	0.00050%	5.02465%	Actual/360	83,204.08	Interest-only, Amortizing Balloon	Actual/360	120	120	60
30	Clinton MHC	2/6/2019		5.72600%	0.00125%	0.00360%	0.02000%	0.00050%	5.70065%	Actual/360	82,650.98	Amortizing Balloon		60	60	0
31	Hilton Garden Inn - Rockford	1/1/2024		5.12000%	0.00125%	0.00360%	0.02000%	0.00050%	5.09465%	Actual/360	81,641.19	Amortizing Balloon		120	119	0
32	Baton Rouge MF Portfolio	12/6/2023		5.58000%	0.00125%	0.00360%	0.02000%	0.00050%	5.55465%	Actual/360	74,466.40	Amortizing Balloon		120	118	0

A-1-6

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	1/6/2019		5.18800%	0.00125%	0.00360%	0.05000%	0.00050%	5.13265%	Actual/360	104,080.79	Amortizing Balloon		60	59	0
34	WP Carey Self Storage Portfolio III	1/1/2024		4.94000%	0.00125%	0.00360%	0.02000%	0.00050%	4.91465%	Actual/360	66,111.92	Interest-only, Amortizing Balloon	Actual/360	120	119	60
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	1/6/2024		5.42600%	0.00125%	0.00360%	0.02000%	0.00050%	5.40065%	Actual/360	64,762.81	Amortizing Balloon		120	119	0
36	Crye Portfolio	1/6/2024		5.42500%	0.00125%	0.00360%	0.02000%	0.00050%	5.39965%	Actual/360	77,937.04	Amortizing Balloon		120	119	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	1/1/2024		5.45000%	0.00125%	0.00360%	0.02000%	0.00050%	5.42465%	Actual/360	60,135.85	Amortizing Balloon		120	119	0
38	Security Public Storage - Daly City	1/1/2024		4.82000%	0.00125%	0.00360%	0.02000%	0.00050%	4.79465%	Actual/360	55,216.87	Amortizing Balloon		120	119	0
39	College Square	2/1/2024		4.84000%	0.00125%	0.00360%	0.02000%	0.00050%	4.81465%	Actual/360	52,843.52	Interest-only, Amortizing Balloon	Actual/360	120	120	48
40	Nogales Plaza	11/6/2023		5.37600%	0.00125%	0.00360%	0.02000%	0.00050%	5.35065%	Actual/360	48,666.92	Amortizing Balloon		120	117	0
41	HIE Houston West	2/6/2024		5.88000%	0.00125%	0.00360%	0.02000%	0.00050%	5.85465%	Actual/360	54,780.80	Amortizing Balloon		120	120	0
42	Security Public Storage - San Francisco	1/1/2024		4.87000%	0.00125%	0.00360%	0.02000%	0.00050%	4.84465%	Actual/360	44,956.91	Amortizing Balloon		120	119	0
43	Staybridge Suites - Omaha	2/1/2019		4.84000%	0.00125%	0.00360%	0.02000%	0.00050%	4.81465%	Actual/360	42,693.95	Amortizing Balloon		60	60	0
44	HIE Ashland	1/6/2024		5.56500%	0.00125%	0.00360%	0.02000%	0.00050%	5.53965%	Actual/360	46,966.12	Amortizing Balloon		120	119	0
45	Bayside Village Center	2/1/2024		5.14400%	0.00125%	0.00360%	0.02000%	0.00050%	5.11865%	Actual/360	40,924.25	Amortizing Balloon		120	120	0
46	Best Western Plus - Miramar	1/1/2024		4.91700%	0.00125%	0.00360%	0.02000%	0.00050%	4.89165%	Actual/360	38,286.76	Amortizing Balloon		120	119	0
47	Holiday Inn Express - Sorrento Valley	1/1/2024		4.81700%	0.00125%	0.00360%	0.02000%	0.00050%	4.79165%	Actual/360	37,324.23	Amortizing Balloon		120	119	0
48	h.h. gregg - Boca Raton	1/6/2024		4.92000%	0.00125%	0.00360%	0.02000%	0.00050%	4.89465%	Actual/360	37,608.37	Interest-only, Amortizing Balloon	Actual/360	120	119	24
49	Bingham Office III	10/6/2023		5.53300%	0.00125%	0.00360%	0.06000%	0.00050%	5.46765%	Actual/360	39,320.42	Amortizing Balloon		120	116	0
50	King City Square	12/6/2023		5.20100%	0.00125%	0.00360%	0.02000%	0.00050%	5.17565%	Actual/360	35,751.14	Amortizing Balloon		120	118	0
51	South Park Office Center	1/1/2024		5.21000%	0.00125%	0.00360%	0.02000%	0.00050%	5.18465%	Actual/360	35,045.21	Interest-only, Amortizing Balloon	Actual/360	120	119	24
52	Hampton Inn - Northwest	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	31,633.80	Amortizing Balloon		120	120	0
53	La Quinta - Old Town	1/1/2024		4.85700%	0.00125%	0.00360%	0.02000%	0.00050%	4.83165%	Actual/360	29,046.39	Amortizing Balloon		120	119	0
54	Westgate Commons	12/6/2023		5.32000%	0.00125%	0.00360%	0.02000%	0.00050%	5.29465%	Actual/360	29,218.73	Amortizing Balloon		120	118	0
55	River Oaks - Acquisition	1/6/2024		5.34000%	0.00125%	0.00360%	0.02000%	0.00050%	5.31465%	Actual/360	29,074.87	Amortizing Balloon		120	119	0
56	CVS Marietta	2/6/2024		5.41600%	0.00125%	0.00360%	0.02000%	0.00050%	5.39065%	Actual/360	28,689.03	Amortizing Balloon		120	120	0
57	Great Lakes Plaza	2/1/2024		5.02000%	0.00125%	0.00360%	0.02000%	0.00050%	4.99465%	Actual/360	26,633.21	Interest-only, Amortizing Balloon	Actual/360	120	120	36
58	Hamilton Crossings	1/1/2024		5.04000%	0.00125%	0.00360%	0.02000%	0.00050%	5.01465%	Actual/360	26,424.18	Amortizing Balloon		120	119	0
59	Comfort Suites Houston	2/6/2024		5.83100%	0.00125%	0.00360%	0.02000%	0.00050%	5.80565%	Actual/360	29,798.49	Amortizing Balloon		120	120	0
60	Aramore Retail	1/6/2024		5.40000%	0.00125%	0.00360%	0.02000%	0.00050%	5.37465%	Actual/360	25,830.42	Amortizing Balloon		120	119	0
61	Eliot Rent-A-Center	12/6/2023		5.59600%	0.00125%	0.00360%	0.02000%	0.00050%	5.57065%	Actual/360	25,391.83	Amortizing Balloon		120	118	0
62	Horn Lake Self Storage	1/1/2024		5.44000%	0.00125%	0.00360%	0.02000%	0.00050%	5.41465%	Actual/360	23,477.76	Interest-only, Amortizing Balloon	Actual/360	120	119	24
63	Alamo Building	12/6/2023		5.50000%	0.00125%	0.00360%	0.02000%	0.00050%	5.47465%	Actual/360	21,575.98	Amortizing Balloon		120	118	0
64	Triple Crown Plaza	1/1/2024		5.71000%	0.00125%	0.00360%	0.09000%	0.00050%	5.61465%	Actual/360	20,481.46	Amortizing Balloon		120	119	0
65	Arlington Arms	1/6/2024		5.49000%	0.00125%	0.00360%	0.02000%	0.00050%	5.46465%	Actual/360	17,298.43	Amortizing Balloon		120	119	0
66	Cervenka Retail Portfolio	2/6/2024		5.73000%	0.00125%	0.00360%	0.02000%	0.00050%	5.70465%	Actual/360	16,595.63	Interest-only, Amortizing Balloon	Actual/360	120	120	12
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	7/1/2024		5.55000%	0.00125%	0.00360%	0.04000%	0.00050%	5.50465%	Actual/360	14,273.25	Amortizing Balloon		126	125	0
68	Security Public Storage - Hayward	1/1/2024		4.62000%	0.00125%	0.00360%	0.02000%	0.00050%	4.59465%	Actual/360	11,818.33	Amortizing Balloon		120	119	0
69	River Run Plaza	2/1/2024		4.99000%	0.00125%	0.00360%	0.06000%	0.00050%	4.92465%	Actual/360	12,848.17	Amortizing Balloon		120	120	0
70	Airship Self Storage	1/1/2024		5.39000%	0.00125%	0.00360%	0.02000%	0.00050%	5.36465%	Actual/360	11,891.22	Amortizing Balloon		120	119	0
71	Heritage Square	1/1/2024		5.70000%	0.00125%	0.00360%	0.02000%	0.00050%	5.67465%	Actual/360	5,891.06	Amortizing Balloon		120	119	0

A-1-7

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
1	AmericasMart	0	300	298	2	L(26),D(90),O(4)	5	5	920,000,000	10/15/2013
2	PennCap Portfolio	23	360	360	1	L(35),D(82),O(3)	0	0	165,000,000	Various
2.01	3701 Corporate								15,100,000	11/15/2013
2.02	3773 Corporate								13,725,000	11/15/2013
2.03	1605 Valley Center								10,900,000	11/15/2013
2.04	1525 Valley Center								10,175,000	11/15/2013
2.05	1560 Valley Center								8,525,000	11/15/2013
2.06	1550 Valley Center								7,350,000	11/15/2013
2.07	1455 Valley Center								7,300,000	11/15/2013
2.08	1480 Valley Center								6,700,000	11/15/2013
2.09	1510 Valley Center								5,975,000	11/15/2013
2.10	1495 Valley Center								5,325,000	11/15/2013
2.11	1640 Valley Center								5,025,000	11/15/2013
2.12	57 S Commerce								4,750,000	11/15/2013
2.13	1650 Valley Center								4,350,000	11/15/2013
2.14	89 S Commerce								4,275,000	11/15/2013
2.15	1660 Valley Center								3,600,000	11/15/2013
2.16	1530 Valley Center								3,450,000	11/15/2013
2.17	85 S Commerce								3,025,000	11/15/2013
2.18	2196 Avenue C								2,900,000	11/18/2013
2.19	2202 Hangar Place								2,900,000	11/18/2013
2.20	754 Roble Road								2,750,000	11/18/2013
2.21	83 S Commerce								2,700,000	11/15/2013
2.22	87 S Commerce								2,650,000	11/15/2013
2.23	974 Marcon Blvd								2,500,000	11/18/2013
2.24	2201 Hangar Place								2,475,000	11/18/2013
2.25	7355 William Avenue								2,475,000	11/15/2013
2.26	944 Marcon Blvd								2,450,000	11/18/2013
2.27	954 Marcon Blvd								2,325,000	11/18/2013
2.28	7277 William Avenue								2,300,000	11/15/2013
2.29	2041 Avenue C								2,150,000	11/18/2013
2.30	964 Marcon Blvd								1,900,000	11/18/2013
2.31	7562 Penn Drive								1,900,000	11/15/2013
2.32	764 Roble Road								1,850,000	11/18/2013
3	The Outlet Collection | Jersey Gardens	81	0	0	3	L(27),D(53),O(4)	5	5	707,000,000	10/4/2013
4	Westin New York at Times Square - Leased Fee	60	0	0	0	L(24),D(32),O(4)	0	5	89,000,000	12/9/2013
5	Miami International Airport Industrial Portfolio	0	360	360	0	L(24),D(32),O(4)	5	5	74,900,000	11/21/2013
6	Williams Center Towers	38	360	360	0	L(24),D(92),O(4)	0	0	63,000,000	12/16/2013
7	FRAPAG Portfolio	0	360	360	0	L(24),D(92),O(4)	0	5	57,850,000	Various
7.01	Waterview I & II								22,400,000	12/10/2013
7.02	Northmont Distribution Center								21,000,000	12/9/2013
7.03	Riverpark Distribution Center								14,450,000	12/13/2013
8	Canadian Pacific Plaza	33	360	360	3	GRTR 1% or YM(27),GRTR 1% or YM or D(88),O(5)	0	0	53,500,000	9/5/2013
9	Calidus Student Housing Portfolio	23	360	360	1	L(25),D(91),O(4)	0	0	57,500,000	Various
9.01	Grove at Jacksonville								15,150,000	11/25/2013
9.02	Grove at Jonesboro								15,650,000	11/25/2013
9.03	Grove at Wichita								12,850,000	11/26/2013
9.04	Grove at Wichita Falls								13,850,000	11/23/2013
10	Caruth Plaza	60	360	360	0	L(24),D(92),O(4)	5	5	47,900,000	12/5/2013
11	Marriott Courtyard - Maui	0	360	360	0	L(24),D(92),O(4)	0	5	41,500,000	10/18/2013
12	Lantana Cascade	33	360	360	3	L(27),D(89),O(4)	0	0	37,620,000	9/30/2013
13	Museo Apartments	58	0	0	2	L(26),D(30),O(4)	0	0	35,650,000	10/29/2013
14	West Side Mall	33	360	360	3	L(27),D(91),O(2)	0	5	34,400,000	8/2/2013
15	The Pointe at Wellington Green	23	360	360	1	L(25),D(91),O(4)	10	5	35,500,000	10/2/2013
16	465 Park Avenue Retail Condominium	34	360	360	2	L(35),GRTR 1% or YM(81),O(4)	0	0	37,000,000	8/16/2013
17	Hilton Garden Inn - Indianapolis Airport	0	360	360	0	L(24),D(92),O(4)	5	5	17,000,000	11/25/2013
18	Hampton Inn - Ameriplex	0	360	360	0	L(24),D(92),O(4)	5	5	13,200,000	11/25/2013
19	ArciTerra Portfolio	0	360	360	0	L(24),D(92),O(4)	0	0	26,340,000	Various
19.01	Off Dep Pearl MS								4,000,000	11/25/2013
19.02	Michigan Road								3,600,000	11/22/2013
19.03	DG Memphis								2,900,000	11/15/2013
19.04	Shoppes at Alabaster								2,700,000	11/20/2013
19.05	Festival Montgomery								2,400,000	11/20/2013
19.06	Walcent Kendallville IN								2,200,000	11/25/2013
19.07	HD McAllen TX								2,000,000	11/21/2013
19.08	MW Nashville TN								1,875,000	11/15/2013
19.09	OS MT Pleasant IA								1,490,000	11/21/2013
19.10	Arciterra Walcent Greenville AL								1,300,000	11/20/2013
19.11	Walcent Plainwell MI								1,025,000	11/21/2013
19.12	Chovia Shops at Mt. Airy NC								850,000	11/19/2013
20	Coral Walk	0	360	359	1	L(25),GRTR 1% or YM(90),O(5)	5	0	26,000,000	10/11/2013
21	Sterling Pointe Apartments	47	360	360	1	L(25),D(91),O(4)	0	0	27,200,000	11/18/2013
22	Camelot Village MHC	0	360	358	2	L(24),GRTR 1% or YM(92),O(4)	5	5	25,100,000	10/11/2013
23	Madison at Woodview	47	360	360	1	L(25),D(91),O(4)	0	0	23,100,000	12/31/2013
24	Georgia Multifamily Portfolio	23	360	360	1	L(25),D(31),O(4)	0	0	30,650,000	Various
24.01	Pinnacle West								7,925,000	10/25/2013
24.02	Hidden Oaks								5,675,000	10/25/2013
24.03	Lake of the Woods								5,700,000	10/24/2013
24.04	Wellston Ridge								4,700,000	10/24/2013
24.05	Oakdale Villas								4,150,000	10/24/2013
24.06	Northcrest								2,500,000	10/24/2013
25	Hickory Hills MHC	0	360	359	1	L(24),GRTR 1% or YM(92),O(4)	5	5	23,950,000	10/7/2013
26	Oliver Multifamily Portfolio	0	360	357	3	L(27),D(91),O(2)	0	0	24,290,000	Various
26.01	Tropicana								4,240,000	5/7/2013
26.02	Railview								4,000,000	5/7/2013
26.03	Linderhof								2,900,000	5/10/2013
26.04	Piedmont Manor								2,600,000	5/7/2013
26.05	Spirit Mountain								2,500,000	5/7/2013
26.06	Oak Hills								3,100,000	5/9/2013
26.07	Harborview								1,750,000	5/7/2013
26.08	Etna Woods								1,500,000	5/10/2013
26.09	Billings View								1,700,000	5/7/2013
27	Residence Inn - Mystic CT	0	360	360	0	L(12),GRTR 1% or YM(12),D or GRTR 1% or YM(32),O(4)	5	0	20,900,000	10/11/2013
28	Fairborn Ohio Hotel Portfolio	9	300	300	3	L(27),D(90),O(3)	0	0	21,650,000	9/10/2014
28.01	Holiday Inn Fairborn								11,990,000	9/10/2014
28.02	Homewood Suites Fairborn								9,660,000	9/10/2014
29	Sanctuary Beach Resort	60	324	324	0	L(23),GRTR 1% or YM(94),O(3)	0	5	22,900,000	12/3/2013
30	Clinton MHC	0	360	360	0	L(24),D(34),O(2)	0	0	20,000,000	8/28/2013
31	Hilton Garden Inn - Rockford	0	300	299	1	L(25),D(91),O(4)	5	5	21,200,000	10/22/2013
32	Baton Rouge MF Portfolio	0	360	358	2	L(26),D(90),O(4)	0	0	18,050,000	10/7/2013

A-1-8

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
32.01	Park East								6,500,000	10/7/2013
32.02	Bellemont Victoria I								5,950,000	10/7/2013
32.03	Bellemont Victoria II								5,600,000	10/7/2013
33	Westridge Apartments	0	180	179	1	L(25),D(32),O(3)	0	0	20,840,000	11/7/2013
34	WP Carey Self Storage Portfolio III	59	360	360	1	L(25),D(91),O(4)	5	5	19,500,000	Various
34.01	Parkway Self Storage - Palm Coast								4,200,000	11/3/2013
34.02	Morningstar Storage - Fayetteville								5,400,000	11/4/2013
34.03	Extra Space Storage - Beaumont								4,600,000	10/29/2013
34.04	Value Self Storage - Holiday								3,000,000	11/2/2013
34.05	Extra Space Storage - San Bernardino								2,300,000	11/5/2013
35	Hampton Inn Austin	0	360	359	1	L(25),D(91),O(4)	0	0	17,000,000	9/1/2015
36	Crye Portfolio	0	240	239	1	L(23),GRTR 1% or YM(92),O(5)	0	0	15,425,000	Various
36.01	Cool Springs								5,450,000	11/21/2013
36.02	Gunbarrel								2,775,000	11/25/2013
36.03	1200 Market								2,225,000	11/25/2013
36.04	Peachtree								2,025,000	11/26/2013
36.05	Ooltewah								1,800,000	11/25/2013
36.06	Alpharetta								1,150,000	11/26/2013
37	Greene Crossing Shopping Center	0	360	359	1	L(25),D(91),O(4)	5	5	14,320,000	11/1/2013
38	Security Public Storage - Daly City	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	16,700,000	11/19/2013
39	College Square	48	360	360	0	L(24),D(92),O(4)	5	5	13,750,000	11/23/2013
40	Nogales Plaza	0	360	357	3	L(27),D(89),O(4)	0	0	15,800,000	8/30/2013
41	HIE Houston West	0	300	300	0	L(24),D(92),O(4)	0	0	12,300,000	11/30/2013
42	Security Public Storage - San Francisco	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	14,400,000	11/19/2013
43	Staybridge Suites - Omaha	0	360	360	0	L(24),D(32),O(4)	5	5	11,750,000	11/14/2013
44	HIE Ashland	0	300	299	1	L(25),D(91),O(4)	0	0	11,900,000	9/4/2013
45	Bayside Village Center	0	360	360	0	L(24),D(92),O(4)	0	0	10,700,000	11/30/2013
46	Best Western Plus - Miramar	0	360	359	1	L(25),D(91),O(4)	0	0	11,900,000	10/22/2013
47	Holiday Inn Express - Sorrento Valley	0	360	359	1	L(25),D(91),O(4)	0	0	13,400,000	10/18/2013
48	h.h. gregg - Boca Raton	23	360	360	1	L(35),GRTR 1% or YM(81),O(4)	0	0	10,100,000	11/3/2013
49	Bingham Office III	0	360	356	4	L(28),D(88),O(4)	0	0	11,700,000	8/15/2013
50	King City Square	0	360	358	2	L(26),D(90),O(4)	0	0	9,300,000	9/13/2013
51	South Park Office Center	23	360	360	1	L(25),D(91),O(4)	5	5	8,550,000	11/6/2013
52	Hampton Inn - Northwest	0	360	360	0	L(24),D(92),O(4)	5	5	10,200,000	11/25/2013
53	La Quinta - Old Town	0	360	359	1	L(25),D(91),O(4)	0	0	9,600,000	10/22/2013
54	Westgate Commons	0	360	358	2	L(26),D(87),O(7)	0	0	7,400,000	10/4/2013
55	River Oaks - Acquisition	0	360	359	1	L(25),D(91),O(4)	0	0	6,950,000	12/5/2013
56	CVS Marietta	0	360	360	0	L(24),D(92),O(4)	0	0	7,380,000	11/24/2013
57	Great Lakes Plaza	36	360	360	0	L(24),D(92),O(4)	5	5	7,500,000	11/19/2013
58	Hamilton Crossings	0	360	359	1	L(25),D(91),O(4)	5	5	7,050,000	11/20/2013
59	Comfort Suites Houston	0	300	300	0	L(24),D(93),O(3)	0	0	6,800,000	11/25/2013
60	Aramore Retail	0	360	359	1	L(25),D(91),O(4)	0	0	6,250,000	12/3/2013
61	Eliot Rent-A-Center	0	360	358	2	L(26),D(90),O(4)	0	0	6,000,000	10/9/2013
62	Horn Lake Self Storage	23	360	360	1	L(25),D(91),O(4)	5	15	5,550,000	10/24/2013
63	Alamo Building	0	360	358	2	L(26),D(90),O(4)	0	0	5,900,000	10/23/2013
64	Triple Crown Plaza	0	360	359	1	L(25),D(91),O(4)	5	5	4,700,000	11/16/2013
65	Arlington Arms	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	0	4,100,000	12/5/2013
66	Cervenka Retail Portfolio	12	360	360	0	L(24),D(92),O(4)	0	0	3,840,000	Various
66.01	900 E. Main Street								2,100,000	8/26/2013
66.02	Fayette Square								1,740,000	9/27/2013
67	Kohl's - Vallejo	0	360	359	1	L(25),D(97),O(4)	5	0	5,350,000	10/22/2013
68	Security Public Storage - Hayward	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	7,840,000	10/30/2013
69	River Run Plaza	0	300	300	0	L(24),D(92),O(4)	5	5	4,750,000	8/16/2013
70	Airship Self Storage	0	360	359	1	L(25),D(91),O(4)	5	5	3,650,000	11/5/2013
71	Heritage Square	0	360	359	1	L(25),D(91),O(4)	5	5	1,600,000	10/23/2013

A-1-9

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)(17)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)
1	AmericasMart					1.76	1.68	60.7%	46.2%	12.9%	12.4%	138,877,801	66,651,969	72,225,832	1,038,315	2,000,422
2	PennCap Portfolio					1.54	1.39	75.0%	66.0%	10.7%	9.7%	21,920,002	8,654,705	13,265,297	429,798	834,829
2.01	3701 Corporate											1,990,105	753,057	1,237,048	22,500	51,958
2.02	3773 Corporate											1,988,572	742,444	1,246,128	21,300	34,663
2.03	1605 Valley Center											1,694,556	789,105	905,451	28,500	56,805
2.04	1525 Valley Center											1,665,237	695,090	970,147	22,500	43,702
2.05	1560 Valley Center											1,206,434	345,409	861,025	15,420	16,859
2.06	1550 Valley Center											941,693	257,665	684,028	13,020	17,674
2.07	1455 Valley Center											996,849	374,798	622,051	16,235	35,055
2.08	1480 Valley Center											949,691	308,334	641,357	15,538	16,988
2.09	1510 Valley Center											721,146	300,147	420,999	14,462	36,625
2.10	1495 Valley Center											906,408	464,931	441,477	13,131	44,040
2.11	1640 Valley Center											756,538	263,488	493,050	9,255	12,354
2.12	57 S Commerce											527,995	256,782	271,213	22,920	67,299
2.13	1650 Valley Center											660,735	225,446	435,289	8,772	12,431
2.14	89 S Commerce											459,791	203,678	256,113	12,960	34,829
2.15	1660 Valley Center											548,069	261,725	286,344	8,252	18,316
2.16	1530 Valley Center											539,608	208,124	331,484	13,920	34,746
2.17	85 S Commerce											387,404	105,350	282,054	6,336	15,815
2.18	2196 Avenue C											438,005	157,073	280,932	9,342	13,184
2.19	2202 Hangar Place											449,657	163,487	286,170	19,949	45,317
2.20	754 Roble Road											423,337	178,479	244,858	14,040	25,700
2.21	83 S Commerce											303,776	114,240	189,536	5,776	13,533
2.22	87 S Commerce											254,567	108,878	145,689	6,796	13,414
2.23	974 Marcon Blvd											236,686	175,732	60,954	11,760	3,614
2.24	2201 Hangar Place											398,130	160,766	237,364	15,690	22,143
2.25	7355 William Avenue											342,326	135,235	207,091	13,028	32,518
2.26	944 Marcon Blvd											350,893	141,465	209,428	11,520	13,548
2.27	954 Marcon Blvd											389,510	176,089	213,421	9,042	12,761
2.28	7277 William Avenue											255,339	126,463	128,876	12,312	20,632
2.29	2041 Avenue C											347,589	156,115	191,474	9,120	14,110
2.30	964 Marcon Blvd											260,268	144,746	115,522	11,760	15,100
2.31	7562 Penn Drive											314,158	112,366	201,792	8,085	29,840
2.32	764 Roble Road											214,929	47,999	166,930	6,558	9,255
3	The Outlet Collection | Jersey Gardens					2.96	2.84	49.5%	49.5%	11.5%	11.0%	66,662,980	26,424,909	40,238,071	259,760	1,327,796
4	Westin New York at Times Square - Leased Fee					1.95	1.95	61.8%	61.8%	6.5%	6.5%	3,575,000	0	3,575,000	0	0
5	Miami International Airport Industrial Portfolio					1.60	1.47	64.8%	58.9%	9.3%	8.6%	6,418,785	1,906,307	4,512,478	74,985	272,197
6	Williams Center Towers					1.65	1.46	72.2%	64.4%	10.8%	9.5%	10,392,174	5,479,592	4,912,582	153,162	416,084
7	FRAPAG Portfolio					1.46	1.31	71.6%	58.9%	9.4%	8.4%	5,988,723	2,098,092	3,890,631	86,208	308,685
7.01	Waterview I & II											3,106,532	1,242,792	1,863,740	32,544	162,722
7.02	Northmont Distribution Center											1,531,528	356,227	1,175,301	23,607	70,822
7.03	Riverpark Distribution Center											1,350,663	499,073	851,591	30,056	75,141
8	Canadian Pacific Plaza					1.62	1.52	74.3%	66.0%	10.7%	10.0%	8,959,556	4,717,060	4,242,496	98,476	160,614
9	Calidus Student Housing Portfolio					1.54	1.42	67.5%	58.9%	10.3%	9.5%	9,006,166	5,002,816	4,003,350	302,400	0
9.01	Grove at Jacksonville											2,498,487	1,266,888	1,231,599	75,600	0
9.02	Grove at Jonesboro											2,236,551	1,162,472	1,074,079	75,600	0
9.03	Grove at Wichita											2,221,375	1,278,638	942,737	75,600	0
9.04	Grove at Wichita Falls											2,049,753	1,294,818	754,935	75,600	0
10	Caruth Plaza					1.44	1.40	67.2%	62.0%	9.2%	9.0%	4,332,232	1,360,299	2,971,932	30,929	51,548
11	Marriott Courtyard - Maui					1.74	1.53	68.8%	56.8%	11.4%	10.0%	8,606,674	5,360,839	3,245,835	0	0
12	Lantana Cascade					1.34	1.33	73.1%	64.6%	8.6%	8.5%	3,847,541	1,485,912	2,361,629	23,100	0
13	Museo Apartments					1.94	1.87	72.2%	72.2%	8.7%	8.4%	3,846,294	1,603,888	2,242,405	75,900	0
14	West Side Mall					1.43	1.27	74.4%	66.3%	9.5%	8.4%	3,804,596	1,371,569	2,433,027	105,109	166,904
15	The Pointe at Wellington Green					1.28	1.24	70.4%	61.4%	8.5%	8.3%	3,459,369	1,322,417	2,136,952	41,579	22,510
16	465 Park Avenue Retail Condominium					1.63	1.52	54.1%	48.0%	10.7%	10.0%	4,662,800	2,524,023	2,138,777	9,788	128,989
17	Hilton Garden Inn - Indianapolis Airport					2.02	1.77	65.8%	54.3%	13.2%	11.6%	4,743,840	3,321,043	1,422,797	0	0
18	Hampton Inn - Ameriplex					2.02	1.77	65.8%	54.3%	13.2%	11.6%	3,380,050	2,174,231	1,205,819	0	0
19	ArciTerra Portfolio					1.78	1.63	74.9%	62.4%	12.0%	11.0%	3,160,735	793,825	2,366,910	49,551	147,173
19.01	Off Dep Pearl MS											428,203	74,476	353,727	10,220	18,400
19.02	Michigan Road											490,155	156,192	333,964	6,301	17,678
19.03	DG Memphis											307,016	81,889	225,127	1,920	18,607
19.04	Shoppes at Alabaster											292,408	54,949	237,460	1,200	15,234
19.05	Festival Montgomery											262,493	45,640	216,853	1,799	9,202
19.06	Walcent Kendallville IN											269,452	70,846	198,606	1,014	12,412
19.07	HD McAllen TX											252,360	72,542	179,818	2,763	18,034
19.08	MW Nashville TN											198,716	35,582	163,134	2,330	15,611
19.09	OS MT Pleasant IA											253,292	94,345	158,947	15,950	7,758
19.10	Arciterra Walcent Greenville AL											152,144	35,118	117,027	2,123	8,601
19.11	Walcent Plainwell MI											129,624	31,968	97,656	2,731	3,606
19.12	Chovia Shops at Mt. Airy NC											124,871	40,279	84,592	1,200	2,030
20	Coral Walk					1.64	1.52	74.9%	61.4%	10.4%	9.6%	2,684,661	662,488	2,022,172	20,522	128,478
21	Sterling Pointe Apartments					1.28	1.24	69.5%	63.2%	8.6%	8.3%	2,464,260	842,867	1,621,392	48,000	0
22	Camelot Village MHC					1.91	1.89	69.6%	56.8%	12.0%	11.8%	3,077,930	990,539	2,087,391	29,000	0
23	Madison at Woodview					1.30	1.30	74.9%	68.0%	8.6%	8.6%	2,927,844	1,438,614	1,489,230	0	0
24	Georgia Multifamily Portfolio					2.14	1.85	55.5%	53.0%	13.6%	11.8%	6,511,499	4,192,167	2,319,332	313,200	0
24.01	Pinnacle West											1,636,307	958,168	678,139	75,600	0
24.02	Hidden Oaks											1,327,282	915,266	412,015	72,000	0
24.03	Lake of the Woods											1,344,852	992,456	352,395	64,800	0
24.04	Wellston Ridge											846,103	494,442	351,661	36,000	0
24.05	Oakdale Villas											743,381	432,191	311,190	31,200	0
24.06	Northcrest											613,574	399,643	213,931	33,600	0
25	Hickory Hills MHC					1.69	1.66	64.6%	52.8%	10.6%	10.4%	2,355,588	709,497	1,646,091	29,299	0
26	Oliver Multifamily Portfolio					1.54	1.43	60.7%	50.7%	10.3%	9.6%	2,820,397	1,293,606	1,526,791	106,200	0
26.01	Tropicana											510,345	210,659	299,686	14,100	0
26.02	Railview											391,871	173,403	218,468	18,000	0
26.03	Linderhof											371,330	163,481	207,849	16,800	0
26.04	Piedmont Manor											303,375	124,448	178,927	10,200	0
26.05	Spirit Mountain											283,224	110,709	172,515	10,200	0
26.06	Oak Hills											346,282	186,686	159,596	14,400	0
26.07	Harborview											215,404	98,860	116,544	9,300	0
26.08	Etna Woods											219,406	121,750	97,656	6,000	0
26.09	Billings View											179,160	103,610	75,550	7,200	0
27	Residence Inn - Mystic CT					1.82	1.63	70.6%	64.9%	11.5%	10.3%	4,547,882	2,847,531	1,700,351	0	0
28	Fairborn Ohio Hotel Portfolio					1.82	1.50	68.0%	53.6%	13.3%	10.9%	8,570,296	6,616,857	1,953,439	0	0
28.01	Holiday Inn Fairborn											5,230,225	4,221,151	1,009,074	0	0
28.02	Homewood Suites Fairborn											3,340,071	2,395,706	944,365	0	0
29	Sanctuary Beach Resort					1.84	1.65	64.2%	58.1%	12.5%	11.2%	4,834,960	2,996,369	1,838,591	0	0
30	Clinton MHC					2.13	2.08	71.0%	66.2%	14.9%	14.5%	2,954,982	841,412	2,113,570	50,000	0
31	Hilton Garden Inn - Rockford					1.87	1.71	65.0%	48.9%	13.3%	12.2%	5,051,801	3,223,328	1,828,473	0	0
32	Baton Rouge MF Portfolio					1.70	1.51	71.9%	60.3%	11.7%	10.4%	3,839,328	2,320,078	1,519,250	172,569	0

A-1-10

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)(17)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)
32.01	Park East											1,275,841	724,368	551,472	56,050	0
32.02	Bellemont Victoria I											1,353,050	838,243	514,807	57,915	0
32.03	Bellemont Victoria II											1,210,438	757,467	452,971	58,604	0
33	Westridge Apartments					1.91	1.90	62.2%	46.9%	18.5%	18.3%	2,911,350	520,407	2,390,943	24,000	0
34	WP Carey Self Storage Portfolio III					1.63	1.56	63.6%	58.6%	10.4%	10.0%	2,385,866	1,090,291	1,295,575	55,737	0
34.01	Parkway Self Storage - Palm Coast											532,375	173,500	358,874	9,472	0
34.02	Morningstar Storage - Fayetteville											546,034	226,017	320,017	12,994	0
34.03	Extra Space Storage - Beaumont											516,521	233,215	283,305	15,498	0
34.04	Value Self Storage - Holiday											491,417	260,938	230,479	10,774	0
34.05	Extra Space Storage - San Bernardino											299,520	196,620	102,900	6,999	0
35	Hampton Inn Austin					1.97	1.78	67.6%	56.4%	13.3%	12.0%	3,810,609	2,277,378	1,533,231	0	0
36	Crye Portfolio					1.37	1.27	73.7%	47.4%	11.3%	10.5%	1,912,804	632,585	1,280,219	26,439	63,820
36.01	Cool Springs											591,624	161,642	429,982	6,867	21,645
36.02	Gunbarrel											416,289	161,579	254,710	6,140	10,416
36.03	1200 Market											291,676	113,797	177,879	4,260	9,762
36.04	Peachtree											266,416	73,631	192,785	3,937	15,840
36.05	Ooltewah											228,663	71,550	157,113	3,049	3,600
36.06	Alpharetta											118,137	50,386	67,751	2,186	2,557
37	Greene Crossing Shopping Center					1.44	1.34	74.3%	62.0%	9.8%	9.1%	1,350,594	308,668	1,041,926	18,163	54,024
38	Security Public Storage - Daly City					1.62	1.60	62.8%	51.4%	10.2%	10.1%	1,502,314	431,446	1,070,868	12,195	0
39	College Square					1.73	1.57	72.9%	65.7%	11.0%	10.0%	1,647,460	547,425	1,100,036	28,960	73,498
40	Nogales Plaza					2.03	1.79	54.8%	45.8%	13.7%	12.1%	1,631,946	447,067	1,184,879	27,825	112,568
41	HIE Houston West					1.79	1.60	69.9%	53.9%	13.7%	12.2%	2,503,203	1,324,898	1,178,305	0	0
42	Security Public Storage - San Francisco					1.49	1.46	59.0%	48.3%	9.5%	9.3%	1,220,957	418,344	802,613	10,425	4,782
43	Staybridge Suites - Omaha					2.14	1.92	68.9%	63.4%	13.5%	12.2%	2,747,562	1,651,565	1,095,997	0	0
44	HIE Ashland					1.84	1.66	63.8%	48.7%	13.7%	12.3%	1,960,717	924,320	1,036,397	0	0
45	Bayside Village Center					1.53	1.47	70.1%	57.9%	10.0%	9.6%	931,094	181,777	749,317	15,374	12,270
46	Best Western Plus - Miramar					2.30	2.10	60.4%	49.6%	14.7%	13.4%	2,228,005	1,172,634	1,055,372	0	0
47	Holiday Inn Express - Sorrento Valley					2.96	2.69	52.9%	43.3%	18.7%	17.0%	3,010,441	1,686,559	1,323,882	0	0
48	h.h. gregg - Boca Raton					1.48	1.39	70.0%	60.4%	9.4%	8.9%	1,021,205	353,644	667,561	10,380	30,175
49	Bingham Office III					2.09	1.69	58.7%	49.3%	14.4%	11.6%	2,048,255	1,060,909	987,346	41,111	147,319
50	King City Square					1.54	1.37	69.9%	57.9%	10.2%	9.0%	985,214	325,763	659,451	18,879	53,034
51	South Park Office Center					1.48	1.36	74.6%	64.9%	9.8%	9.0%	992,064	367,673	624,392	13,319	39,683
52	Hampton Inn - Northwest					2.03	1.76	56.9%	46.9%	13.3%	11.5%	2,559,882	1,789,449	770,433	0	0
53	La Quinta - Old Town					2.43	2.18	57.2%	46.9%	15.4%	13.8%	2,211,221	1,364,634	846,588	0	0
54	Westgate Commons					1.59	1.45	70.8%	58.9%	10.7%	9.7%	932,025	373,394	558,631	10,499	40,898
55	River Oaks - Acquisition					1.50	1.42	74.9%	62.3%	10.1%	9.5%	947,284	422,559	524,726	29,400	0
56	CVS Marietta					1.20	1.20	69.1%	57.6%	8.1%	8.1%	419,982	8,400	411,582	0	0
57	Great Lakes Plaza					1.70	1.58	66.0%	58.4%	11.0%	10.2%	766,609	223,453	543,156	9,598	28,754
58	Hamilton Crossings					1.74	1.57	69.4%	57.2%	11.3%	10.2%	795,611	244,402	551,209	9,694	43,597
59	Comfort Suites Houston					1.78	1.60	69.1%	53.2%	13.6%	12.2%	1,608,810	970,944	637,866	0	0
60	Aramore Retail					1.48	1.42	73.5%	61.3%	10.0%	9.6%	608,435	148,442	459,994	2,722	18,144
61	Eliot Rent-A-Center					1.47	1.45	73.6%	61.8%	10.1%	10.0%	597,818	149,685	448,133	4,935	0
62	Horn Lake Self Storage					1.56	1.50	75.0%	65.6%	10.5%	10.2%	720,009	281,746	438,263	14,668	0
63	Alamo Building					1.71	1.52	64.3%	53.8%	11.6%	10.4%	704,007	262,469	441,538	9,365	38,309
64	Triple Crown Plaza					1.48	1.37	74.9%	63.0%	10.3%	9.6%	506,363	142,825	363,538	5,595	20,108
65	Arlington Arms					1.56	1.35	74.3%	62.1%	10.6%	9.2%	801,877	477,477	324,400	45,000	0
66	Cervenka Retail Portfolio					1.58	1.37	74.2%	63.9%	11.0%	9.5%	469,361	155,517	313,844	10,525	31,320
66.01	900 E. Main Street											250,178	78,015	172,163	7,342	17,480
66.02	Fayette Square											219,183	77,501	141,682	3,183	13,840
67	Kohl's - Vallejo					1.54	1.54	46.7%	38.6%	10.6%	10.6%	413,390	149,244	264,146	0	0
68	Security Public Storage - Hayward					3.98	3.91	29.3%	23.8%	24.6%	24.1%	839,714	274,613	565,100	10,913	0
69	River Run Plaza					1.95	1.78	46.3%	34.6%	13.7%	12.5%	496,531	196,225	300,306	6,771	18,667
70	Airship Self Storage					1.59	1.54	58.0%	48.3%	10.7%	10.4%	415,998	189,820	226,179	6,206	0
71	Heritage Square					1.92	1.50	63.4%	53.3%	13.4%	10.5%	271,830	136,368	135,463	4,856	24,281

A-1-11

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
1	AmericasMart	69,187,095	84.7%	9/13/2013			FYE 8/31/2013	135,311,362	66,209,231	69,102,131	0	69,102,131			FYE 8/31/2012
2	PennCap Portfolio	12,000,670	89.9%	11/1/2013			TTM 9/30/2013	20,398,404	8,086,942	12,311,462	0	12,311,462			Actual 2012
2.01	3701 Corporate	1,162,590	93.3%	11/1/2013			TTM 9/30/2013	1,765,467	667,675	1,097,792	0	1,097,792			Actual 2012
2.02	3773 Corporate	1,190,165	100.0%	11/1/2013			TTM 9/30/2013	1,909,450	668,230	1,241,220	0	1,241,220			Actual 2012
2.03	1605 Valley Center	820,146	84.0%	11/1/2013			TTM 9/30/2013	1,749,306	839,736	909,570	0	909,570			Actual 2012
2.04	1525 Valley Center	903,945	91.9%	11/1/2013			TTM 9/30/2013	1,546,841	667,362	879,479	0	879,479			Actual 2012
2.05	1560 Valley Center	828,746	100.0%	11/1/2013			TTM 9/30/2013	1,223,340	318,051	905,289	0	905,289			Actual 2012
2.06	1550 Valley Center	653,334	100.0%	11/1/2013			TTM 9/30/2013	899,380	249,118	650,262	0	650,262			Actual 2012
2.07	1455 Valley Center	570,761	88.0%	11/1/2013			TTM 9/30/2013	1,111,655	332,403	779,252	0	779,252			Actual 2012
2.08	1480 Valley Center	608,831	100.0%	11/1/2013			TTM 9/30/2013	698,983	348,475	350,508	0	350,508			Actual 2012
2.09	1510 Valley Center	369,912	83.5%	11/1/2013			TTM 9/30/2013	743,345	255,708	487,637	0	487,637			Actual 2012
2.10	1495 Valley Center	384,306	87.0%	11/1/2013			TTM 9/30/2013	940,586	468,735	471,851	0	471,851			Actual 2012
2.11	1640 Valley Center	471,441	100.0%	11/1/2013			TTM 9/30/2013	697,692	247,932	449,760	0	449,760			Actual 2012
2.12	57 S Commerce	180,994	92.1%	11/1/2013			TTM 9/30/2013	566,028	271,186	294,842	0	294,842			Actual 2012
2.13	1650 Valley Center	414,086	100.0%	11/1/2013			TTM 9/30/2013	155,476	206,030	-50,554	0	-50,554			Actual 2012
2.14	89 S Commerce	208,324	77.8%	11/1/2013			TTM 9/30/2013	438,064	178,427	259,637	0	259,637			Actual 2012
2.15	1660 Valley Center	259,776	81.0%	11/1/2013			TTM 9/30/2013	505,354	253,363	251,991	0	251,991			Actual 2012
2.16	1530 Valley Center	282,818	100.0%	11/1/2013			TTM 9/30/2013	482,737	201,801	280,936	0	280,936			Actual 2012
2.17	85 S Commerce	259,903	100.0%	11/1/2013			TTM 9/30/2013	377,439	96,948	280,491	0	280,491			Actual 2012
2.18	2196 Avenue C	258,406	100.0%	11/1/2013			TTM 9/30/2013	398,898	131,934	266,964	0	266,964			Actual 2012
2.19	2202 Hangar Place	220,904	100.0%	11/1/2013			TTM 9/30/2013	431,487	161,751	269,736	0	269,736			Actual 2012
2.20	754 Roble Road	205,118	89.7%	11/1/2013			TTM 9/30/2013	361,971	162,823	199,148	0	199,148			Actual 2012
2.21	83 S Commerce	170,227	81.1%	11/1/2013			TTM 9/30/2013	195,335	111,983	83,352	0	83,352			Actual 2012
2.22	87 S Commerce	125,479	60.0%	11/1/2013			TTM 9/30/2013	234,855	85,831	149,024	0	149,024			Actual 2012
2.23	974 Marcon Blvd	45,580	35.8%	11/1/2013			TTM 9/30/2013	267,878	165,083	102,795	0	102,795			Actual 2012
2.24	2201 Hangar Place	199,531	100.0%	11/1/2013			TTM 9/30/2013	372,544	145,505	227,039	0	227,039			Actual 2012
2.25	7355 William Avenue	161,545	89.0%	11/1/2013			TTM 9/30/2013	356,169	118,068	238,101	0	238,101			Actual 2012
2.26	944 Marcon Blvd	184,360	83.3%	11/1/2013			TTM 9/30/2013	351,200	136,577	214,623	0	214,623			Actual 2012
2.27	954 Marcon Blvd	191,618	100.0%	11/1/2013			TTM 9/30/2013	330,991	125,005	205,986	0	205,986			Actual 2012
2.28	7277 William Avenue	95,932	70.8%	11/1/2013			TTM 9/30/2013	275,453	116,056	159,397	0	159,397			Actual 2012
2.29	2041 Avenue C	168,244	100.0%	11/1/2013			TTM 9/30/2013	308,694	103,333	205,361	0	205,361			Actual 2012
2.30	964 Marcon Blvd	88,662	71.4%	11/1/2013			TTM 9/30/2013	244,097	139,407	104,690	0	104,690			Actual 2012
2.31	7562 Penn Drive	163,867	100.0%	11/1/2013			TTM 9/30/2013	283,777	92,279	191,498	0	191,498			Actual 2012
2.32	764 Roble Road	151,117	100.0%	11/1/2013			TTM 9/30/2013	173,912	20,127	153,785	0	153,785			Actual 2012
3	The Outlet Collection | Jersey Gardens	38,650,516	99.4%	9/25/2013			TTM 9/30/2013	62,796,006	22,603,585	40,192,421	0	40,192,421			Actual 2012
4	Westin New York at Times Square - Leased Fee	3,575,000	100.0%	2/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5	Miami International Airport Industrial Portfolio	4,165,296	86.2%	12/31/2013			TTM 10/31/2013	6,005,292	1,841,125	4,164,167	0	4,164,167			Actual 2012
6	Williams Center Towers	4,343,337	91.6%	11/12/2013			TTM 09/30/2013	8,872,999	5,709,941	3,163,058	0	3,163,058			Actual 2012
7	FRAPAG Portfolio	3,495,739	98.1%	12/31/2013			Various	5,580,256	2,303,250	3,277,006	0	3,277,006			Actual 2012
7.01	Waterview I & II	1,668,474	92.0%	12/31/2013			TTM 11/30/2013	2,597,035	1,349,550	1,247,485	0	1,247,485			Actual 2012
7.02	Northmont Distribution Center	1,080,872	100.0%	12/31/2013			Actual 2013	1,823,257	387,516	1,435,741	0	1,435,741			Actual 2012
7.03	Riverpark Distribution Center	746,393	100.0%	12/31/2013			TTM 11/30/2013	1,159,964	566,184	593,780	0	593,780			Actual 2012
8	Canadian Pacific Plaza	3,983,406	84.3%	10/31/2013			TTM 10/31/2013	6,098,474	4,590,233	1,508,241	0	1,508,241			Actual 2012
9	Calidus Student Housing Portfolio	3,700,950	94.6%	12/12/2013			TTM 9/30/2013	8,869,788	4,843,047	4,026,741	0	4,026,741			Actual 2012
9.01	Grove at Jacksonville	1,155,999	100.0%	12/12/2013			TTM 9/30/2013	2,353,322	1,162,690	1,190,632	0	1,190,632			Actual 2012
9.02	Grove at Jonesboro	998,479	89.9%	12/12/2013			TTM 9/30/2013	2,115,957	1,074,131	1,041,826	0	1,041,826			Actual 2012
9.03	Grove at Wichita	867,137	93.5%	12/12/2013			TTM 9/30/2013	2,162,631	1,285,885	876,746	0	876,746			Actual 2012
9.04	Grove at Wichita Falls	679,335	94.9%	12/12/2013			TTM 9/30/2013	2,237,878	1,320,340	917,538	0	917,538			Actual 2012
10	Caruth Plaza	2,889,455	98.4%	8/1/2013			TTM 10/31/2013	4,162,625	1,333,530	2,829,095	0	2,829,095			Actual 2012
11	Marriott Courtyard - Maui	2,858,535	81.3%	11/30/2013	190	154	TTM 11/30/2013	8,602,374	5,230,223	3,372,151	0	3,372,151	190	154	NAV
12	Lantana Cascade	2,338,529	91.6%	9/30/2013			TTM 8/31/2013	3,709,157	1,443,285	2,265,872	0	2,265,872			Actual 2012
13	Museo Apartments	2,166,505	95.7%	10/9/2013			TTM 09/30/2013	3,587,552	1,618,168	1,969,384	0	1,969,384			Actual 2012
14	West Side Mall	2,161,014	85.0%	9/30/2013			TTM 8/31/2013	3,751,490	1,359,615	2,391,875	0	2,391,875			Actual 2012
15	The Pointe at Wellington Green	2,072,863	86.8%	9/10/2013			TTM 9/30/2013	3,768,258	1,341,732	2,426,527	0	2,426,527			Actual 2012
16	465 Park Avenue Retail Condominium	2,000,000	34.0%	10/4/2013			Actual 2012	95,700	1,953,159	-1,857,459	0	-1,857,459			Actual 2011
17	Hilton Garden Inn - Indianapolis Airport	1,233,043	68.3%	10/31/2013	120	82	TTM 10/31/2013	4,743,840	3,318,855	1,424,985	0	1,424,985	120	82	Actual 2012
18	Hampton Inn - Ameriplex	1,070,617	69.2%	10/31/2013	110	76	TTM 10/31/2013	3,380,050	2,171,494	1,208,556	0	1,208,556	110	76	Actual 2012
19	ArciTerra Portfolio	2,170,186	97.1%	1/14/2014			TTM 10/31/2013	2,435,436	571,308	1,864,128	0	1,864,128			Actual 2012
19.01	Off Dep Pearl MS	325,107	100.0%	1/14/2014			TTM 10/31/2013	421,082	27,822	393,260	0	393,260			Actual 2012
19.02	Michigan Road	309,986	95.8%	1/14/2014			TTM 10/31/2013	285,408	98,005	187,403	0	187,403			Actual 2012
19.03	DG Memphis	204,600	100.0%	1/14/2014			TTM 10/31/2013	333,210	67,344	265,866	0	265,866			Actual 2012
19.04	Shoppes at Alabaster	221,025	100.0%	1/14/2014			TTM 10/31/2013	282,128	40,292	241,836	0	241,836			Actual 2012
19.05	Festival Montgomery	205,852	87.7%	1/14/2014			TTM 10/31/2013	85,717	32,634	53,083	0	53,083			Actual 2012
19.06	Walcent Kendallville IN	185,180	100.0%	1/14/2014			TTM 10/31/2013	127,147	71,330	55,817	0	55,817			Actual 2012
19.07	HD McAllen TX	159,021	100.0%	1/14/2014			TTM 10/31/2013	211,891	41,966	169,925	0	169,925			Actual 2012
19.08	MW Nashville TN	145,193	100.0%	1/14/2014			TTM 10/31/2013	196,674	20,934	175,740	0	175,740			Actual 2012
19.09	OS MT Pleasant IA	135,239	93.5%	1/14/2014			TTM 10/31/2013	237,984	79,625	158,359	0	158,359			Actual 2012
19.10	Arciterra Walcent Greenville AL	106,302	100.0%	1/14/2014			TTM 10/31/2013	158,882	27,754	131,128	0	131,128			Actual 2012
19.11	Walcent Plainwell MI	91,319	100.0%	1/14/2014			TTM 10/31/2013	16,690	27,360	-10,670	0	-10,670			Actual 2012
19.12	Chovia Shops at Mt. Airy NC	81,361	100.0%	1/14/2014			TTM 10/31/2013	78,623	36,242	42,381	0	42,381			Actual 2012
20	Coral Walk	1,873,172	94.2%	10/29/2013			TTM 7/31/2013	2,611,795	504,835	2,106,960	0	2,106,960			Actual 2012
21	Sterling Pointe Apartments	1,573,392	99.0%	10/31/2013			TTM 10/31/2013	2,404,227	860,421	1,543,806	0	1,543,806			Actual 2012
22	Camelot Village MHC	2,058,391	94.5%	9/30/2013			TTM 9/30/2013	3,077,943	964,939	2,113,004	0	2,113,004			Actual 2012
23	Madison at Woodview	1,489,230	96.6%	11/8/2013			TTM 11/30/2013	2,902,640	1,490,271	1,412,369	0	1,412,369			Actual 2012
24	Georgia Multifamily Portfolio	2,006,132	92.5%	Various			Various	6,557,239	4,237,859	2,319,380	0	2,319,380			Actual 2012
24.01	Pinnacle West	602,539	97.6%	11/7/2013			TTM 09/30/2013	1,636,307	932,491	703,816	0	703,816			Actual 2012
24.02	Hidden Oaks	340,015	90.4%	11/15/2013			TTM 10/31/2013	1,326,579	1,019,881	306,699	0	306,699			Actual 2012
24.03	Lake of the Woods	287,595	87.5%	11/7/2013			TTM 09/30/2013	1,374,787	905,441	469,347	0	469,347			Actual 2012
24.04	Wellston Ridge	315,661	95.0%	11/7/2013			TTM 09/30/2013	846,103	601,150	244,954	0	244,954			Actual 2012
24.05	Oakdale Villas	279,990	90.4%	11/7/2013			TTM 09/30/2013	759,888	414,820	345,068	0	345,068			Actual 2012
24.06	Northcrest	180,331	94.6%	11/7/2013			TTM 09/30/2013	613,574	364,077	249,496	0	249,496			Actual 2012
25	Hickory Hills MHC	1,616,792	94.6%	9/30/2013			TTM 9/30/2013	2,433,675	727,557	1,706,118	0	1,706,118			Actual 2012
26	Oliver Multifamily Portfolio	1,420,591	94.1%	8/31/2013			TTM 6/30/2013	2,788,436	1,239,913	1,548,523	0	1,548,523			Actual 2012
26.01	Tropicana	285,586	100.0%	8/31/2013			TTM 6/30/2013	459,074	192,578	266,496	0	266,496			Actual 2012
26.02	Railview	200,468	95.0%	8/31/2013			TTM 6/30/2013	413,130	166,992	246,138	0	246,138			Actual 2012
26.03	Linderhof	191,049	96.4%	8/31/2013			TTM 6/30/2013	363,339	159,545	203,794	0	203,794			Actual 2012
26.04	Piedmont Manor	168,727	100.0%	8/31/2013			TTM 6/30/2013	301,216	115,323	185,893	0	185,893			Actual 2012
26.05	Spirit Mountain	162,315	100.0%	8/31/2013			TTM 6/30/2013	273,959	103,254	170,705	0	170,705			Actual 2012
26.06	Oak Hills	145,196	85.4%	8/31/2013			TTM 6/30/2013	321,127	181,457	139,670	0	139,670			Actual 2012
26.07	Harborview	107,244	83.9%	8/31/2013			TTM 6/30/2013	230,760	98,686	132,074	0	132,074			Actual 2012
26.08	Etna Woods	91,656	100.0%	8/31/2013			TTM 6/30/2013	228,775	123,336	105,439	0	105,439			Actual 2012
26.09	Billings View	68,350	83.3%	8/31/2013			TTM 6/30/2013	197,056	98,742	98,314	0	98,314			Actual 2012
27	Residence Inn - Mystic CT	1,518,435	82.2%	9/30/2013	115	92	TTM 9/30/2013	4,675,425	2,859,822	1,815,603	0	1,815,603	115	94	Actual 2012
28	Fairborn Ohio Hotel Portfolio	1,610,627	63.3%	9/30/2013	99	62	TTM 9/30/2013	8,546,816	6,562,946	1,983,870	341,873	1,641,997	99	62	Actual 2012
28.01	Holiday Inn Fairborn	799,865	58.9%	9/30/2013	95	56	TTM 9/30/2013	5,215,896	4,168,074	1,047,822	208,636	839,186	95	56	Actual 2012
28.02	Homewood Suites Fairborn	810,762	70.5%	9/30/2013	104	73	TTM 9/30/2013	3,330,920	2,394,872	936,048	133,237	802,811	104	73	Actual 2012
29	Sanctuary Beach Resort	1,645,193	83.4%	11/30/2013	231	187	TTM 11/30/2013	4,977,570	2,963,166	2,014,404	0	2,014,404	231	193	Actual 2012
30	Clinton MHC	2,063,570	44.8%	11/1/2013			TTM 9/30/2013	2,834,037	791,481	2,042,556	0	2,042,556			Actual 2012
31	Hilton Garden Inn - Rockford	1,676,919	72.5%	10/31/2013	124	89	TTM 10/31/2013	5,078,235	3,203,772	1,874,463	0	1,874,463	124	90	Actual 2012
32	Baton Rouge MF Portfolio	1,346,681	97.1%	10/1/2013			TTM 09/30/2013	3,879,400	2,193,034	1,686,366	0	1,686,366			Actual 2012

A-1-12

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
32.01	Park East	495,422	97.9%	10/1/2013			TTM 09/30/2013	1,263,521	674,856	588,665	0	588,665			Actual 2012
32.02	Bellemont Victoria I	456,892	97.9%	10/1/2013			TTM 09/30/2013	1,385,637	796,612	589,024	0	589,024			Actual 2012
32.03	Bellemont Victoria II	394,367	95.5%	10/1/2013			TTM 09/30/2013	1,230,242	721,565	508,677	0	508,677			Actual 2012
33	Westridge Apartments	2,366,943	100.0%	10/31/2013			Annualized 10 10/31/2013	1,820,814	412,879	1,407,935	0	1,407,935			NAV
34	WP Carey Self Storage Portfolio III	1,239,838	76.3%	11/19/2013			TTM 10/31/2013	2,355,194	1,125,402	1,229,793	0	1,229,793			Actual 2012
34.01	Parkway Self Storage - Palm Coast	349,402	94.6%	11/19/2013			TTM 10/31/2013	528,750	175,452	353,298	0	353,298			Actual 2012
34.02	Morningstar Storage - Fayetteville	307,023	72.3%	11/19/2013			TTM 10/31/2013	550,154	234,799	315,355	0	315,355			Actual 2012
34.03	Extra Space Storage - Beaumont	267,808	68.4%	11/19/2013			TTM 10/31/2013	498,543	227,290	271,253	0	271,253			Actual 2012
34.04	Value Self Storage - Holiday	219,705	76.7%	11/19/2013			TTM 10/31/2013	489,365	296,565	192,800	0	192,800			Actual 2012
34.05	Extra Space Storage - San Bernardino	95,900	75.0%	11/19/2013			TTM 10/31/2013	288,383	191,296	97,087	0	97,087			Actual 2012
35	Hampton Inn Austin	1,380,807	69.6%	12/2/2013	121	84	TTM 12/2/2013	3,821,049	2,303,258	1,517,791	152,842	1,364,949	121	84	Actual 2012
36	Crye Portfolio	1,189,960	97.4%	12/11/2013			T-12 11/30/2013	2,001,519	624,060	1,377,459	0	1,377,459			Actual 2012
36.01	Cool Springs	401,470	100.0%	12/11/2013			T-12 11/30/2013	564,868	165,131	399,736	0	399,736			Actual 2012
36.02	Gunbarrel	238,154	100.0%	12/11/2013			T-12 11/30/2013	416,603	140,264	276,339	0	276,339			Actual 2012
36.03	1200 Market	163,857	100.0%	12/11/2013			T-12 11/30/2013	343,600	111,632	231,967	0	231,967			Actual 2012
36.04	Peachtree	173,008	100.0%	12/11/2013			T-12 11/30/2013	274,136	74,833	199,303	0	199,303			Actual 2012
36.05	Ooltewah	150,464	100.0%	12/11/2013			T-12 11/30/2013	265,250	78,168	187,083	0	187,083			Actual 2012
36.06	Alpharetta	63,008	68.0%	12/11/2013			T-12 11/30/2013	137,062	54,032	83,030	0	83,030			Actual 2012
37	Greene Crossing Shopping Center	969,739	86.1%	9/30/2013			TTM 10/31/2013	1,492,139	320,778	1,171,361	0	1,171,361			Actual 2012
38	Security Public Storage - Daly City	1,058,673	97.7%	10/31/2013			TTM 11/30/2013	1,502,601	370,542	1,132,059	0	1,132,059			Actual 2012
39	College Square	997,577	87.6%	1/16/2014			TTM 10/31/2013	1,055,301	430,429	624,872	0	624,872			Actual 2012
40	Nogales Plaza	1,044,486	97.8%	10/1/2013			TTM 7/31/2013	1,494,604	475,725	1,018,879	65,985	952,894			Actual 2012
41	HIE Houston West	1,053,066	65.5%	11/30/2013	112	74	TTM 11/30/2013	2,654,685	1,079,814	1,574,871	205,032	1,369,839	112	74	Actual 2012
42	Security Public Storage - San Francisco	787,406	97.2%	10/31/2013			TTM 11/30/2013	1,292,972	396,844	896,128	0	896,128			Actual 2012
43	Staybridge Suites - Omaha	986,095	78.4%	11/30/2013	93	73	TTM 11/30/2013	2,747,562	1,659,472	1,088,090	109,902	978,188	93	73	Actual 2012
44	HIE Ashland	935,099	79.4%	10/31/2013	98	78	TTM 10/31/2013	1,960,717	907,523	1,053,195	0	1,053,195	98	78	Actual 2012
45	Bayside Village Center	721,673	100.0%	11/22/2013			TTM 10/31/2013	859,242	181,806	677,436	0	677,436			Actual 2012
46	Best Western Plus - Miramar	966,252	65.0%	9/30/2013	88	57	TTM 9/30/2013	2,227,567	1,158,874	1,068,693	0	1,068,693	88	57	Actual 2012
47	Holiday Inn Express - Sorrento Valley	1,203,465	79.8%	7/31/2013	130	103	TTM 7/31/2013	3,011,202	1,681,957	1,329,245	0	1,329,245	130	103	Actual 2012
48	h.h. gregg - Boca Raton	627,006	100.0%	2/6/2014			TTM 9/30/2013	1,035,249	263,380	771,869	0	771,869			Actual 2012
49	Bingham Office III	798,916	82.2%	9/10/2013			TTM 8/31/2013	1,622,494	937,437	685,056	0	685,056			Actual 2012
50	King City Square	587,538	91.0%	10/1/2013			Actual 2012	954,834	336,285	618,549	0	618,549			Actual 2011
51	South Park Office Center	571,390	100.0%	11/8/2013			Annualized 9 9/30/2013	995,299	357,023	638,277	0	638,277			Actual 2012
52	Hampton Inn - Northwest	668,037	61.8%	10/31/2013	101	63	TTM 10/31/2013	2,559,882	1,785,162	774,720	0	774,720	101	63	Actual 2012
53	La Quinta - Old Town	758,139	70.9%	9/30/2013	103	73	TTM 9/30/2013	2,212,679	1,353,452	859,227	0	859,227	103	73	Actual 2012
54	Westgate Commons	507,234	86.4%	8/31/2013			TTM 08/31/2013	862,952	380,813	482,140	0	482,140			Actual 2012
55	River Oaks - Acquisition	495,326	98.0%	12/17/2013			TTM 10/31/2013	947,284	398,720	548,565	0	548,565			Actual 2012
56	CVS Marietta	411,582	100.0%	2/1/2014			TTM 11/30/2013	424,224	0	424,224	0	424,224			Actual 2012
57	Great Lakes Plaza	504,804	100.0%	12/9/2013			NAV	NAV	NAV	NAV	NAV	NAV			NAV
58	Hamilton Crossings	497,918	84.4%	12/23/2013			TTM 11/30/2013	580,367	202,490	377,877	0	377,877			Actual 2012
59	Comfort Suites Houston	573,514	69.7%	11/30/2013	96	67	TTM 11/30/2013	1,608,810	973,017	635,793	64,352	571,441	96	67	Actual 2012
60	Aramore Retail	439,128	92.5%	12/1/2013			TTM 11/30/2013	564,681	133,869	430,812	0	430,812			Actual 2012
61	Eliot Rent-A-Center	443,198	94.7%	10/21/2013			TTM 09/30/2013	564,484	100,990	463,494	0	463,494			Actual 2012
62	Horn Lake Self Storage	423,595	91.8%	8/31/2013			TTM 11/30/2013	723,754	270,786	452,968	0	452,968			Actual 2012
63	Alamo Building	393,864	92.8%	9/30/2013			TTM 9/30/2013	754,618	260,895	493,723	0	493,723			Actual 2012
64	Triple Crown Plaza	337,835	89.7%	11/1/2013			TTM 10/31/2013	508,226	150,971	357,255	2,915	354,340			TEM 12/31/2012
65	Arlington Arms	279,400	83.3%	11/19/2013			TTM 11/30/2013	826,796	478,666	348,130	0	348,130			Actual 2012
66	Cervenka Retail Portfolio	271,999	100.0%	Various			Various	493,921	130,158	363,763	0	354,643			Actual 2012
66.01	900 E. Main Street	147,341	100.0%	10/16/2013			TTM 11/30/2013	250,041	69,539	180,501	0	174,381			Actual 2012
66.02	Fayette Square	124,658	100.0%	12/13/2013			TTM 12/31/2013	243,880	60,618	183,261	0	180,261			Actual 2012
67	Kohl's - Vallejo	264,146	100.0%	2/1/2014			Annualized 8 8/31/2013	254,705	12,735	241,970	0	241,970			Actual 2012
68	Security Public Storage - Hayward	554,187	88.5%	9/30/2013			TTM 10/31/2013	840,506	272,132	568,374	0	568,374			Actual 2012
69	River Run Plaza	274,868	100.0%	1/3/2014			TTM 11/30/2013	511,115	150,315	360,801	0	360,801			Actual 2012
70	Airship Self Storage	219,972	81.3%	10/31/2013			TTM 10/31/2013	416,019	241,201	174,818	0	174,818			Actual 2012
71	Heritage Square	106,325	100.0%	11/1/2013			TTM 10/31/2013	307,354	139,717	167,638	0	167,638			Actual 2012

A-1-13

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	AmericasMart	127,784,789	64,098,847	63,685,942	0	63,685,942			FYE 8/31/2011	125,361,298	62,054,303	63,306,995	0	63,306,995
2	PennCap Portfolio	18,654,969	7,322,070	11,332,899	0	11,332,899			12/31/2011 (Annualized)	18,709,853	7,158,785	11,551,068	0	11,551,068
2.01	3701 Corporate	1,544,856	595,290	949,566	0	949,566			12/31/2011 (Annualized)	1,739,912	572,228	1,167,684	0	1,167,684
2.02	3773 Corporate	1,890,026	626,918	1,263,108	0	1,263,108			12/31/2011 (Annualized)	1,721,175	583,560	1,137,615	0	1,137,615
2.03	1605 Valley Center	1,863,334	819,972	1,043,362	0	1,043,362			12/31/2011 (Annualized)	2,016,168	858,722	1,157,447	0	1,157,447
2.04	1525 Valley Center	1,202,120	619,809	582,311	0	582,311			12/31/2011 (Annualized)	1,084,661	506,847	577,814	0	577,814
2.05	1560 Valley Center	1,012,622	304,974	707,648	0	707,648			12/31/2011 (Annualized)	905,142	358,868	546,275	0	546,275
2.06	1550 Valley Center	856,974	222,546	634,428	0	634,428			12/31/2011 (Annualized)	820,356	200,789	619,568	0	619,568
2.07	1455 Valley Center	1,147,437	321,790	825,647	0	825,647			12/31/2011 (Annualized)	989,801	323,726	666,075	0	666,075
2.08	1480 Valley Center	44,558	104,818	-60,260	0	-60,260			12/31/2011 (Annualized)	0	0	0	0	0
2.09	1510 Valley Center	761,430	246,694	514,736	0	514,736			12/31/2011 (Annualized)	757,592	230,742	526,850	0	526,850
2.10	1495 Valley Center	1,008,457	448,481	559,976	0	559,976			12/31/2011 (Annualized)	957,944	456,887	501,057	0	501,057
2.11	1640 Valley Center	666,295	227,153	439,142	0	439,142			12/31/2011 (Annualized)	684,935	234,888	450,047	0	450,047
2.12	57 S Commerce	520,505	228,233	292,272	0	292,272			12/31/2011 (Annualized)	535,958	220,139	315,819	0	315,819
2.13	1650 Valley Center	65,556	185,065	-119,509	0	-119,509			12/31/2011 (Annualized)	321,566	196,985	124,581	0	124,581
2.14	89 S Commerce	419,281	163,838	255,443	0	255,443			12/31/2011 (Annualized)	492,585	190,622	301,964	0	301,964
2.15	1660 Valley Center	489,109	232,255	256,854	0	256,854			12/31/2011 (Annualized)	514,383	215,787	298,596	0	298,596
2.16	1530 Valley Center	478,539	167,581	310,958	0	310,958			12/31/2011 (Annualized)	441,155	143,613	297,542	0	297,542
2.17	85 S Commerce	381,431	90,817	290,614	0	290,614			12/31/2011 (Annualized)	392,817	88,179	304,638	0	304,638
2.18	2196 Avenue C	389,965	113,054	276,911	0	276,911			12/31/2011 (Annualized)	355,455	116,514	238,941	0	238,941
2.19	2202 Hangar Place	449,415	144,707	304,708	0	304,708			12/31/2011 (Annualized)	415,025	156,947	258,078	0	258,078
2.20	754 Roble Road	358,374	147,737	210,637	0	210,637			12/31/2011 (Annualized)	344,090	151,452	192,638	0	192,638
2.21	83 S Commerce	84,095	107,359	-23,264	0	-23,264			12/31/2011 (Annualized)	120,585	79,947	40,638	0	40,638
2.22	87 S Commerce	232,338	93,697	138,641	0	138,641			12/31/2011 (Annualized)	234,644	95,801	138,843	0	138,843
2.23	974 Marcon Blvd	232,754	162,035	70,719	0	70,719			12/31/2011 (Annualized)	239,538	152,664	86,874	0	86,874
2.24	2201 Hangar Place	308,300	144,321	163,979	0	163,979			12/31/2011 (Annualized)	254,057	146,448	107,609	0	107,609
2.25	7355 William Avenue	334,621	115,328	219,293	0	219,293			12/31/2011 (Annualized)	382,421	118,442	263,979	0	263,979
2.26	944 Marcon Blvd	353,028	131,644	221,384	0	221,384			12/31/2011 (Annualized)	342,029	135,222	206,807	0	206,807
2.27	954 Marcon Blvd	326,767	116,237	210,530	0	210,530			12/31/2011 (Annualized)	321,210	115,025	206,186	0	206,186
2.28	7277 William Avenue	251,072	101,388	149,684	0	149,684			12/31/2011 (Annualized)	260,277	108,833	151,445	0	151,445
2.29	2041 Avenue C	230,186	100,521	129,665	0	129,665			12/31/2011 (Annualized)	260,451	123,566	136,886	0	136,886
2.30	964 Marcon Blvd	296,047	143,245	152,802	0	152,802			12/31/2011 (Annualized)	347,831	152,316	195,515	0	195,515
2.31	7562 Penn Drive	280,015	82,403	197,612	0	197,612			12/31/2011 (Annualized)	269,813	73,263	196,550	0	196,550
2.32	764 Roble Road	175,462	12,160	163,302	0	163,302			12/31/2011 (Annualized)	186,285	49,770	136,515	0	136,515
3	The Outlet Collection | Jersey Gardens	59,644,331	22,997,948	36,646,383	0	36,646,383			Actual 2011	58,006,411	23,018,749	34,987,662	0	34,987,662
4	Westin New York at Times Square - Leased Fee	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
5	Miami International Airport Industrial Portfolio	6,082,272	1,578,112	4,504,160	0	4,504,160			Actual 2011	6,119,977	1,877,749	4,242,228	0	4,242,228
6	Williams Center Towers	8,605,535	5,446,264	3,159,271	0	3,159,271			Actual 2011	8,682,649	5,391,105	3,291,544	0	3,291,544
7	FRAPAG Portfolio	5,763,541	2,476,441	3,287,100	0	3,287,100			Actual 2011	5,460,664	2,090,272	3,370,392	0	3,370,392
7.01	Waterview I & II	2,748,098	1,463,370	1,284,728	0	1,284,728			Actual 2011	2,518,032	1,285,957	1,232,075	0	1,232,075
7.02	Northmont Distribution Center	1,683,554	369,887	1,313,667	0	1,313,667			Actual 2011	1,793,883	360,856	1,433,027	0	1,433,027
7.03	Riverpark Distribution Center	1,331,889	643,184	688,705	0	688,705			Actual 2011	1,148,749	443,459	705,290	0	705,290
8	Canadian Pacific Plaza	5,343,531	4,410,887	932,644	0	932,644			Actual 2011	1,938,985	1,411,235	527,750	0	527,750
9	Calidus Student Housing Portfolio	8,536,298	4,872,050	3,664,248	0	3,664,248			Actual 2011	8,134,604	4,617,831	3,516,773	0	3,516,773
9.01	Grove at Jacksonville	2,245,361	1,239,185	1,006,176	0	1,006,176			Actual 2011	1,938,169	1,156,642	781,527	0	781,527
9.02	Grove at Jonesboro	2,090,416	1,018,453	1,071,963	0	1,071,963			Actual 2011	2,203,761	975,183	1,228,578	0	1,228,578
9.03	Grove at Wichita	1,955,545	1,306,941	648,604	0	648,604			Actual 2011	2,020,241	1,088,479	931,762	0	931,762
9.04	Grove at Wichita Falls	2,244,976	1,307,471	937,505	0	937,505			Actual 2011	1,972,433	1,397,527	574,906	0	574,906
10	Caruth Plaza	4,062,595	1,316,910	2,745,684	0	2,745,684			Actual 2011	4,187,951	1,183,516	3,004,435	0	3,004,435
11	Marriott Courtyard - Maui	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Lantana Cascade	3,660,853	1,437,511	2,223,342	0	2,223,342			Actual 2011	3,426,098	1,436,714	1,989,384	0	1,989,384
13	Museo Apartments	3,435,418	1,517,306	1,918,112	0	1,918,112			Actual 2011	3,153,138	1,429,117	1,724,021	0	1,724,021
14	West Side Mall	3,769,441	1,291,054	2,478,387	0	2,478,387			Actual 2011	3,752,764	1,331,132	2,421,632	0	2,421,632
15	The Pointe at Wellington Green	3,729,854	1,319,671	2,410,183	0	2,410,183			Actual 2011	3,760,259	1,263,291	2,496,968	0	2,496,968
16	465 Park Avenue Retail Condominium	736,298	1,917,676	-1,181,378	0	-1,181,378			NAV	NAV	NAV	NAV	NAV	NAV
17	Hilton Garden Inn - Indianapolis Airport	4,767,731	3,224,828	1,542,903	0	1,542,903	122	82	Actual 2011	4,329,746	3,146,832	1,182,914	0	1,182,914	111
18	Hampton Inn - Ameriplex	3,369,407	2,158,312	1,211,095	0	1,211,095	112	76	Actual 2011	3,060,550	2,046,192	1,014,358	0	1,014,358	102
19	ArciTerra Portfolio	2,859,507	661,532	2,197,974	0	2,197,974			Actual 2011	2,744,689	732,685	2,012,004	0	2,012,004
19.01	Off Dep Pearl MS	452,753	55,641	397,112	0	397,112			Actual 2011	467,951	83,155	384,797	0	384,797
19.02	Michigan Road	280,291	130,532	149,759	0	149,759			Actual 2011	316,477	148,244	168,233	0	168,233
19.03	DG Memphis	334,356	74,695	259,661	0	259,661			Actual 2011	271,483	83,929	187,554	0	187,554
19.04	Shoppes at Alabaster	295,598	41,629	253,969	0	253,969			Actual 2011	281,255	39,236	242,019	0	242,019
19.05	Festival Montgomery	153,038	41,410	111,629	0	111,629			Actual 2011	124,341	40,089	84,252	0	84,252
19.06	Walcent Kendallville IN	234,349	65,638	168,711	0	168,711			Actual 2011	231,532	64,888	166,644	0	166,644
19.07	HD McAllen TX	255,945	42,688	213,256	0	213,256			Actual 2011	190,246	62,341	127,906	0	127,906
19.08	MW Nashville TN	199,561	28,658	170,903	0	170,903			Actual 2011	214,702	29,997	184,705	0	184,705
19.09	OS MT Pleasant IA	243,736	91,286	152,450	0	152,450			Actual 2011	238,374	95,106	143,268	0	143,268
19.10	Arciterra Walcent Greenville AL	163,645	30,342	133,303	0	133,303			Actual 2011	159,103	29,397	129,706	0	129,706
19.11	Walcent Plainwell MI	95,177	23,870	71,306	0	71,306			Actual 2011	100,740	24,432	76,308	0	76,308
19.12	Chovia Shops at Mt. Airy NC	151,058	35,144	115,914	0	115,914			Actual 2011	148,485	31,872	116,613	0	116,613
20	Coral Walk	2,529,680	512,479	2,017,201	0	2,017,201			Actual 2011	2,433,128	502,202	1,930,926	0	1,930,926
21	Sterling Pointe Apartments	2,339,865	838,765	1,501,100	0	1,501,100			Actual 2011	2,507,374	863,128	1,644,246	0	1,644,246
22	Camelot Village MHC	3,039,960	922,465	2,117,495	0	2,117,495			Actual 2011	2,983,342	880,358	2,102,984	0	2,102,984
23	Madison at Woodview	2,821,131	1,459,966	1,361,165	0	1,361,165			Actual 2011	2,687,139	1,384,195	1,302,944	0	1,302,944
24	Georgia Multifamily Portfolio	6,450,553	4,161,266	2,289,287	0	2,289,287			Actual 2011	6,620,300	4,022,000	2,598,299	0	2,598,299
24.01	Pinnacle West	1,586,656	961,384	625,272	0	625,272			Actual 2011	1,641,121	922,662	718,459	0	718,459
24.02	Hidden Oaks	1,290,544	913,377	377,167	0	377,167			Actual 2011	1,383,160	843,393	539,767	0	539,767
24.03	Lake of the Woods	1,332,089	952,477	379,612	0	379,612			Actual 2011	1,293,439	996,941	296,498	0	296,498
24.04	Wellston Ridge	853,485	510,436	343,049	0	343,049			Actual 2011	928,024	463,558	464,466	0	464,466
24.05	Oakdale Villas	778,100	438,276	339,824	0	339,824			Actual 2011	751,092	422,847	328,245	0	328,245
24.06	Northcrest	609,679	385,316	224,363	0	224,363			Actual 2011	623,463	372,600	250,863	0	250,863
25	Hickory Hills MHC	2,220,772	675,057	1,545,715	0	1,545,715			Actual 2011	2,253,710	684,205	1,569,505	0	1,569,505
26	Oliver Multifamily Portfolio	2,765,131	1,207,396	1,557,735	0	1,557,735			Actual 2011	2,753,403	1,245,523	1,507,879	0	1,507,879
26.01	Tropicana	454,375	205,957	248,418	0	248,418			Actual 2011	467,642	224,622	243,020	0	243,020
26.02	Railview	405,467	154,806	250,661	0	250,661			Actual 2011	403,834	163,799	240,035	0	240,035
26.03	Linderhof	354,030	169,001	185,029	0	185,029			Actual 2011	366,146	191,392	174,754	0	174,754
26.04	Piedmont Manor	288,873	109,513	179,360	0	179,360			Actual 2011	266,752	106,315	160,436	0	160,436
26.05	Spirit Mountain	248,403	100,067	148,336	0	148,336			Actual 2011	259,623	105,462	154,161	0	154,161
26.06	Oak Hills	343,600	148,634	194,966	0	194,966			Actual 2011	346,471	140,054	206,417	0	206,417
26.07	Harborview	224,745	94,061	130,684	0	130,684			Actual 2011	209,853	98,237	111,616	0	111,616
26.08	Etna Woods	232,301	137,091	95,210	0	95,210			Actual 2011	228,209	127,256	100,953	0	100,953
26.09	Billings View	213,337	88,267	125,070	0	125,070			Actual 2011	204,874	88,386	116,488	0	116,488
27	Residence Inn - Mystic CT	4,557,621	2,857,469	1,700,152	0	1,700,152	112	92	Actual 2011	4,596,582	2,821,821	1,774,761	0	1,774,761	112
28	Fairborn Ohio Hotel Portfolio	8,756,141	6,617,056	2,139,085	350,246	1,788,839	99	64	Actual 2011	8,902,871	6,845,676	2,057,195	356,115	1,701,080	96
28.01	Holiday Inn Fairborn	5,285,875	4,113,295	1,172,580	211,435	961,145	94	57	Actual 2011	5,516,417	4,319,847	1,196,570	220,657	975,913	93
28.02	Homewood Suites Fairborn	3,470,266	2,503,761	966,505	138,811	827,694	106	76	Actual 2011	3,386,454	2,525,829	860,625	135,458	725,167	101
29	Sanctuary Beach Resort	4,290,716	2,674,665	1,616,051	0	1,616,051	216	167	Actual 2011	4,089,303	2,624,036	1,465,267	0	1,465,267	200
30	Clinton MHC	2,907,179	797,395	2,109,784	0	2,109,784			Actual 2011	2,859,091	717,322	2,141,769	0	2,141,769
31	Hilton Garden Inn - Rockford	5,308,119	3,322,887	1,985,232	0	1,985,232	120	94	Actual 2011	4,531,262	3,041,201	1,490,061	0	1,490,061	111
32	Baton Rouge MF Portfolio	3,793,964	2,238,199	1,555,765	0	1,555,765			Actual 2011	3,801,133	2,053,891	1,747,242	0	1,747,242

A-1-14

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
32.01	Park East	1,237,705	725,169	512,536	0	512,536			Actual 2011	1,229,192	647,342	581,850	0	581,850
32.02	Bellemont Victoria I	1,336,949	773,564	563,385	0	563,385			Actual 2011	1,372,074	754,590	617,484	0	617,484
32.03	Bellemont Victoria II	1,219,310	739,465	479,845	0	479,845			Actual 2011	1,199,867	651,959	547,908	0	547,908
33	Westridge Apartments	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34	WP Carey Self Storage Portfolio III	2,343,407	1,067,539	1,275,868	0	1,275,868			Actual 2011	2,085,032	777,929	1,307,103	0	1,307,103
34.01	Parkway Self Storage - Palm Coast	498,329	162,547	335,782	0	335,782			Actual 2011	483,342	130,278	353,064	0	353,064
34.02	Morningstar Storage - Fayetteville	606,164	236,301	369,863	0	369,863			Actual 2011	684,376	248,042	436,334	0	436,334
34.03	Extra Space Storage - Beaumont	470,430	206,228	264,202	0	264,202			Actual 2011	545,220	200,158	345,062	0	345,062
34.04	Value Self Storage - Holiday	483,022	285,459	197,564	0	197,564			NAV	NAV	NAV	NAV	NAV	NAV
34.05	Extra Space Storage - San Bernardino	285,462	177,004	108,458	0	108,458			Actual 2011	372,094	199,450	172,643	0	172,643
35	Hampton Inn Austin	3,637,141	2,163,948	1,473,193	145,486	1,327,707	115	81	Actual 2011	3,453,695	1,919,972	1,533,723	138,148	1,395,575	108
36	Crye Portfolio	1,892,861	640,656	1,252,205	0	1,252,205			Actual 2011	1,715,286	600,590	1,114,696	0	1,114,696
36.01	Cool Springs	547,398	164,148	383,250	0	383,250			Actual 2011	488,474	165,190	323,284	0	323,284
36.02	Gunbarrel	413,572	150,143	263,429	0	263,429			Actual 2011	448,790	141,650	307,140	0	307,140
36.03	1200 Market	329,499	117,006	212,493	0	212,493			Actual 2011	318,399	109,881	208,519	0	208,519
36.04	Peachtree	249,260	82,001	167,259	0	167,259			Actual 2011	133,240	81,229	52,011	0	52,011
36.05	Ooltewah	252,574	76,768	175,806	0	175,806			Actual 2011	241,643	71,479	170,163	0	170,163
36.06	Alpharetta	100,558	50,590	49,968	0	49,968			Actual 2011	84,740	31,161	53,579	0	53,579
37	Greene Crossing Shopping Center	1,459,015	327,954	1,131,061	0	1,131,061			Actual 2011	1,408,209	333,885	1,074,324	0	1,074,324
38	Security Public Storage - Daly City	1,375,657	360,013	1,015,644	0	1,015,644			Actual 2011	1,288,175	361,271	926,904	0	926,904
39	College Square	654,562	416,288	238,274	0	238,274			Actual 2011	720,792	400,465	320,327	0	320,327
40	Nogales Plaza	1,517,783	468,760	1,049,023	65,512	983,511			Actual 2011	1,453,664	438,325	1,015,339	28,530	986,809
41	HIE Houston West	2,293,488	973,207	1,320,282	139,073	1,181,209	102	64	Actual 2011	1,791,808	889,577	902,232	0	902,232	101
42	Security Public Storage - San Francisco	1,198,257	382,262	815,995	0	815,995			Actual 2011	1,135,820	363,703	772,117	0	772,117
43	Staybridge Suites - Omaha	2,382,138	1,441,778	940,360	95,286	845,074	92	63	NAV	NAV	NAV	NAV	NAV	NAV	NAV
44	HIE Ashland	1,944,331	816,664	1,127,667	0	1,127,667	95	74	Actual 2011	1,854,728	902,597	952,131	0	952,131	90
45	Bayside Village Center	875,810	167,926	707,884	0	707,884			Actual 2011	896,713	177,156	719,557	0	719,557
46	Best Western Plus - Miramar	2,050,133	1,071,377	978,756	0	978,756	86	52	Actual 2011	1,814,726	985,652	829,074	0	829,074	86
47	Holiday Inn Express - Sorrento Valley	2,829,798	1,625,585	1,204,213	0	1,204,213	127	97	Actual 2011	2,625,388	1,535,967	1,089,421	0	1,089,421	119
48	h.h. gregg - Boca Raton	940,757	235,576	705,181	0	705,181			Actual 2011	942,751	235,151	707,600	0	707,600
49	Bingham Office III	1,517,916	932,836	585,080	0	585,080			Actual 2011	1,223,969	824,727	399,242	0	399,242
50	King City Square	924,320	281,508	642,812	0	642,812			Actual 2010	941,704	278,967	662,737	0	662,737
51	South Park Office Center	625,812	299,941	325,870	0	325,870			NAV	NAV	NAV	NAV	NAV	NAV
52	Hampton Inn - Northwest	2,588,780	1,760,280	828,500	0	828,500	102	63	Actual 2011	2,178,269	1,553,758	624,511	0	624,511	94
53	La Quinta - Old Town	2,318,548	1,392,043	926,505	0	926,505	99	74	Actual 2011	2,052,104	1,312,707	739,397	0	739,397	87
54	Westgate Commons	803,358	349,579	453,779	0	453,779			Actual 2011	729,596	373,608	355,988	0	355,988
55	River Oaks - Acquisition	927,362	366,493	560,869	0	560,869			Actual 2011	876,096	371,054	505,042	0	505,042
56	CVS Marietta	424,224	0	424,224	0	424,224			Actual 2011	424,224	0	424,224	0	424,224
57	Great Lakes Plaza	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
58	Hamilton Crossings	629,846	236,029	393,816	0	393,816			NAV	NAV	NAV	NAV	NAV	NAV
59	Comfort Suites Houston	1,428,388	849,994	578,394	57,136	521,258	85	59	Actual 2011	1,091,342	681,752	409,589	43,654	365,936	86
60	Aramore Retail	466,697	121,704	344,993	17,177	327,816			Actual 2011	467,622	137,663	329,959	13,611	316,348
61	Eliot Rent-A-Center	547,389	116,164	431,225	0	431,225			Actual 2011	534,120	125,765	408,355	0	408,355
62	Horn Lake Self Storage	666,258	260,291	405,968	0	405,968			Actual 2011	600,537	239,691	360,847	0	360,847
63	Alamo Building	769,519	267,961	501,558	0	501,558			Actual 2011	712,289	277,809	434,481	0	434,481
64	Triple Crown Plaza	441,951	118,642	323,309	2,500	320,809			NAV	NAV	NAV	NAV	NAV	NAV
65	Arlington Arms	802,361	510,018	292,343	0	292,343			Actual 2011	780,730	511,834	268,896	0	268,896
66	Cervenka Retail Portfolio	444,914	86,681	358,233	0	328,233			Actual 2011	351,406	97,675	253,731	0	252,111
66.01	900 E. Main Street	197,944	25,209	172,735	0	172,735			Actual 2011	98,833	24,322	74,510	0	72,890
66.02	Fayette Square	246,970	61,472	185,498	0	155,498			Actual 2011	252,573	73,352	179,221	0	179,221
67	Kohl's - Vallejo	254,705	12,736	241,969	0	241,969			Actual 2011	254,705	12,715	241,990	0	241,990
68	Security Public Storage - Hayward	742,006	259,875	482,131	0	482,131			Actual 2011	705,569	269,036	436,533	0	436,533
69	River Run Plaza	478,772	143,440	335,332	0	335,332			Actual 2011	495,003	192,217	302,786	0	302,786
70	Airship Self Storage	359,612	211,836	147,777	0	147,777			Actual 2011	318,379	231,237	87,142	0	87,142
71	Heritage Square	302,944	149,240	153,704	6,807	146,897			Actual 2011	239,492	137,863	101,629	4,554	97,075

A-1-15

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	AmericasMart		N
2	PennCap Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
2.01	3701 Corporate		N	Fisher Clinical Services	12,028	16.0%	11/30/2017	Mass Mutual Life Insurance	8,733	11.6%	1/31/2019
2.02	3773 Corporate		N	Aesculap, Inc.	55,700	78.5%	8/31/2022	Familywize Community Svcs Inc	4,367	6.2%	8/31/2014
2.03	1605 Valley Center		N	Easton Hospital	46,522	49.0%	5/31/2019	IMS Health, Inc.	15,821	16.7%	10/31/2016
2.04	1525 Valley Center		N	Concannon, Miller & Co. P.C.	27,734	37.0%	10/31/2022	The Guardian Life Ins. Co.	22,000	29.3%	1/31/2018
2.05	1560 Valley Center		N	Lehigh Valley Academy	51,400	100.0%	8/31/2023
2.06	1550 Valley Center		N	Lehigh Valley Academy	35,230	81.2%	8/31/2023	Nobel Learning Communities	8,170	18.8%	6/30/2017
2.07	1455 Valley Center		N	Life Ins Company Of N America	41,918	77.5%	10/31/2016	Central Penn Inc	5,700	10.5%	5/31/2016
2.08	1480 Valley Center		N	Flowserve US Inc	51,793	100.0%	12/31/2022
2.09	1510 Valley Center		N	Visiting Nurses Association	22,408	46.5%	12/31/2016 (16,555 sqft) 1/31/2015 (5,853 sqft)	Volt Information Services Inc	7,265	15.1%	6/30/2015
2.10	1495 Valley Center		N	Marshall, Dennehey, Warner	12,490	28.5%	8/31/2014	HCSC-Blood Center	11,901	27.2%	2/28/2014
2.11	1640 Valley Center		N	Lehigh Valley Academy	25,539	82.8%	8/31/2023	Bonsall Shafferman Architec	5,311	17.2%	10/31/2017
2.12	57 S Commerce		N	Kids In Cooperation Development	22,800	29.8%	5/31/2014	Office Basics Inc	10,000	13.1%	2/28/2015
2.13	1650 Valley Center		N	Lehigh Valley Academy	29,240	100.0%	8/31/2023 (22,491 sqft) 8/31/2018 (6,749 sqft)
2.14	89 S Commerce		N	Communications Data Svcs Inc	25,090	58.1%	11/30/2015	Allcare Medical SNJ LLC	8,510	19.7%	10/31/2018
2.15	1660 Valley Center		N	PNC Bank National Association	9,544	34.7%	5/31/2017	Stratix Systems Inc.	4,980	18.1%	5/31/2015
2.16	1530 Valley Center		N	Berkheimer Outsourcing Inc	46,400	100.0%	12/31/2020
2.17	85 S Commerce		N	The Guardian Life Insurance Co	15,210	72.0%	1/31/2017	St.Luke's Hospital Of PA	5,909	28.0%	3/31/2016
2.18	2196 Avenue C		N	Lehigh University	31,140	100.0%	6/30/2016
2.19	2202 Hangar Place		N	The Wasserstrom Company	66,495	100.0%	6/30/2014
2.20	754 Roble Road		N	National Museum Of Industrial History	9,600	20.5%	6/30/2015	Wb Mason Co. Inc.	9,600	20.5%	7/31/2015
2.21	83 S Commerce		N	St.Lukes Hospital Of Bethlehem	5,565	28.9%	5/31/2016	Humanworks Affiliates, Inc.	4,870	25.3%	12/31/2017
2.22	87 S Commerce		N	St Luke's Hospital	9,705	42.8%	2/28/2014	The Perry Law Firm LLC	3,100	13.7%	12/30/2016
2.23	974 Marcon Blvd		N	XO Communications	11,600	29.6%	12/31/2018	PA Cyber Charter School	2,450	6.3%	8/31/2017
2.24	2201 Hangar Place		N	Sterling Starlifts Inc	32,045	61.3%	7/31/2018	Duggan & Marcon Inc	20,255	38.7%	6/30/2017
2.25	7355 William Avenue		N	Teco-Westinghouse Motor	24,340	56.1%	9/30/2016	Otis Elevator Company	4,800	11.1%	3/31/2015
2.26	944 Marcon Blvd		N	Telerx Marketing Inc (Dark - Merck Credit)	20,820	54.2%	8/31/2019	Centimark Corporation	8,880	23.1%	3/31/2017
2.27	954 Marcon Blvd		N	Telerx Marketing Inc	30,140	100.0%	8/31/2019
2.28	7277 William Avenue		N	Akrion Systems LLC	14,640	35.7%	9/30/2016	American Courier Company Inc	9,600	23.4%	7/31/2017
2.29	2041 Avenue C		N	Pennoni Associates Inc	16,000	52.6%	6/30/2017	Apria Healthcare Inc	9,600	31.6%	8/31/2016
2.30	964 Marcon Blvd		N	Recover Care	7,800	19.9%	8/31/2015	Pilot Air Freight Corp	6,400	16.3%	5/31/2018
2.31	7562 Penn Drive		N	John Deere Landscapes	9,000	33.4%	6/30/2014	Motion Industries Inc	5,000	18.6%	10/31/2015
2.32	764 Roble Road		N	Trugreen Limited Partnership	21,860	100.0%	9/30/2018
3	The Outlet Collection | Jersey Gardens		N	Loews Theatres	110,000	8.5%	12/31/2020	Burlington Coat Factory	80,259	6.2%	1/31/2015
4	Westin New York at Times Square - Leased Fee		N
5	Miami International Airport Industrial Portfolio		N	Commodity Forwarders	19,400	2.6%	5/31/2018	General MRO	15,600	2.1%	12/31/2014
6	Williams Center Towers		N	Samson Investment Company	266,029	34.7%	5/31/2025	BOKF, NA	51,171	6.7%	3/31/2019
7	FRAPAG Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Waterview I & II		N	Reynolds Smith & Hills	62,995	38.7%	3/31/2019	Availity	49,308	30.3%	8/31/2017
7.02	Northmont Distribution Center		N	Rockwell Collins Satellite	108,707	46.0%	10/31/2019	Duravit USA Inc.	58,707	24.9%	6/30/2017
7.03	Riverpark Distribution Center		N	Turnkey Project Services	95,282	31.7%	9/30/2018	Freeman Decorating Services	90,141	30.0%	5/31/2021
8	Canadian Pacific Plaza		N	Soo Line Railroad Company	92,289	23.4%	8/31/2027	Nilan Johnson Lewis PA	77,059	19.6%	2/29/2020
9	Calidus Student Housing Portfolio		N
9.01	Grove at Jacksonville		N
9.02	Grove at Jonesboro		N
9.03	Grove at Wichita		N
9.04	Grove at Wichita Falls		N
10	Caruth Plaza		N	Sports Authority	58,100	28.2%	1/31/2019	Bed Bath Beyond	53,500	25.9%	1/31/2026
11	Marriott Courtyard - Maui	NAV	N
12	Lantana Cascade		N
13	Museo Apartments		N
14	West Side Mall		N	Lowe's	137,933	32.8%	1/12/2027	Price Chopper	69,925	16.6%	8/31/2024
15	The Pointe at Wellington Green		N	LA Fitness	41,000	34.5%	11/30/2018	Saito's Japanese	7,156	6.0%	11/30/2023
16	465 Park Avenue Retail Condominium		Y	Manhattan ASC, LLC	13,312	34.0%	1/31/2030
17	Hilton Garden Inn - Indianapolis Airport	74	N
18	Hampton Inn - Ameriplex	69	N
19	ArciTerra Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Off Dep Pearl MS		N	Office Depot #2121	20,060	66.7%	12/31/2015	Hibbett Sporting Goods #298	5,000	16.6%	4/30/2014
19.02	Michigan Road		N	Dolgencorp, Inc	10,250	35.8%	7/31/2015	Bureau of Motor Vehicles B#233	6,000	21.0%	9/30/2021
19.03	DG Memphis		N	Dollar General #10911	8,400	43.8%	11/30/2014	Beauty Land	6,000	31.3%	10/31/2020
19.04	Shoppes at Alabaster		N	The Mattress Firm #5501	5,145	42.9%	7/31/2014	Cingular Wireless	3,000	25.0%	6/30/2017
19.05	Festival Montgomery		N	Montgomery Mattress, LLC	4,500	37.5%	6/30/2018	Sri Shiva/Salsarita's	2,944	24.5%	11/30/2016
19.06	Walcent Kendallville IN		N	Sleep Solutions	6,570	45.3%	12/31/2018	Shoe Show Inc	3,139	21.7%	8/31/2015
19.07	HD McAllen TX		N	CiCi's Pizza #39	4,500	37.5%	6/30/2015	Bru Coffee & Tea	1,800	15.0%	1/31/2019
19.08	MW Nashville TN		N	The Men's Wearhouse	5,000	68.7%	2/29/2016	T Mobile	2,281	31.3%	5/31/2015
19.09	OS MT Pleasant IA		N	Orscheln Farm & Home	28,595	55.6%	4/5/2021	Specialty Retailers/Peebles	15,694	30.5%	1/31/2018
19.10	Arciterra Walcent Greenville AL		N	Rent A Center #02867	3,850	39.9%	2/29/2016	Cellular Sales of Knoxville	3,602	37.3%	9/30/2015
19.11	Walcent Plainwell MI		N	Plainwell Mattress, LLC	6,060	86.5%	12/31/2019	Gamestop #3230	943	13.5%	1/31/2014
19.12	Chovia Shops at Mt. Airy NC		N	Sleep Solutions	2,400	40.0%	1/31/2019	Big Easy Cajun Creole	1,200	20.0%	2/28/2019
20	Coral Walk		N	Sports Authority	40,228	39.2%	1/31/2018	Staples	20,388	19.9%	12/31/2017
21	Sterling Pointe Apartments		N
22	Camelot Village MHC		N
23	Madison at Woodview		N
24	Georgia Multifamily Portfolio		N
24.01	Pinnacle West		N
24.02	Hidden Oaks		N
24.03	Lake of the Woods		N
24.04	Wellston Ridge		N
24.05	Oakdale Villas		N
24.06	Northcrest		N
25	Hickory Hills MHC		N
26	Oliver Multifamily Portfolio		N
26.01	Tropicana		N
26.02	Railview		N
26.03	Linderhof		N
26.04	Piedmont Manor		N
26.05	Spirit Mountain		N
26.06	Oak Hills		N
26.07	Harborview		N
26.08	Etna Woods		N
26.09	Billings View		N
27	Residence Inn - Mystic CT	93	N
28	Fairborn Ohio Hotel Portfolio	64	N
28.01	Holiday Inn Fairborn	58	N
28.02	Homewood Suites Fairborn	74	N
29	Sanctuary Beach Resort	160	N
30	Clinton MHC		N
31	Hilton Garden Inn - Rockford	81	N
32	Baton Rouge MF Portfolio		N

A-1-16

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
32.01	Park East		N
32.02	Bellemont Victoria I		N
32.03	Bellemont Victoria II		N
33	Westridge Apartments		N
34	WP Carey Self Storage Portfolio III		N
34.01	Parkway Self Storage - Palm Coast		N
34.02	Morningstar Storage - Fayetteville		N
34.03	Extra Space Storage - Beaumont		N
34.04	Value Self Storage - Holiday		N
34.05	Extra Space Storage - San Bernardino		N
35	Hampton Inn Austin	76	N
36	Crye Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Cool Springs		N	Crye Leike Realtors	9,576	34.9%	12/31/2028	Medeiros Dance Studio	5,565	20.3%	11/2/2016
36.02	Gunbarrel		N	Crye Leike South, Inc.	14,051	57.2%	12/31/2028	Scenic City Podiatry	2,250	9.2%	6/30/2021
36.03	1200 Market		N	Crye Leike Realtors	9,751	57.2%	12/31/2028	HDR Engineering, Inc.	3,055	17.9%	2/28/2015
36.04	Peachtree		N	American Body Works	6,000	38.1%	8/31/2015	Crye Leike-South	5,049	32.1%	12/31/2028
36.05	Ooltewah		N	Crye Leike-Realtors	7,552	61.9%	12/31/2028	William Reynolds, DMD	1,673	13.7%	6/30/2014
36.06	Alpharetta		N	Crye Leike-South	3,944	45.1%	12/31/2028	Secure Bancard	2,000	22.9%	3/31/2017
37	Greene Crossing Shopping Center		N	Fitworks Holding LLC	25,000	27.5%	8/31/2016	Hancock Fabricks Inc	10,464	11.5%	12/31/2016
38	Security Public Storage - Daly City		N
39	College Square		N	Hobby Lobby	55,245	47.7%	8/31/2022	Planet Fitness	25,755	22.2%	11/30/2023
40	Nogales Plaza		N	Basha's Inc. (Food City)	42,761	30.7%	1/19/2018	CSL Plasma	15,530	11.2%	11/30/2028
41	HIE Houston West	53	N
42	Security Public Storage - San Francisco		N
43	Staybridge Suites - Omaha	NAV	N
44	HIE Ashland	73	N
45	Bayside Village Center		N	Harris Teeter, Inc.	48,756	79.3%	12/31/2027	PNC Bank	3,500	5.7%	3/18/2033
46	Best Western Plus - Miramar	47	N
47	Holiday Inn Express - Sorrento Valley	90	N
48	h.h. gregg - Boca Raton		N	hhgregg	41,520	100.0%	7/31/2021
49	Bingham Office III		N	Thompson Reuters	32,887	20.0%	10/31/2018	Pyramid Solutions	11,885	7.2%	12/31/2019
50	King City Square		N	Kroger	61,488	65.1%	1/14/2017	Rent A Center East Inc	4,960	5.3%	12/31/2016
51	South Park Office Center		N	Fujitsu America	30,717	50.7%	7/31/2018	ITT Educational Services, Inc.	19,709	32.6%	3/31/2016
52	Hampton Inn - Northwest	53	N
53	La Quinta - Old Town	67	N
54	Westgate Commons		N	Protective Life Insurance Co	11,937	22.7%	6/30/2016	The Renfrew Center of Tennessee	4,944	9.4%	7/31/2017
55	River Oaks - Acquisition		N
56	CVS Marietta		N	CVS	15,249	100.0%	1/31/2032
57	Great Lakes Plaza		N	New Par d/b/a Verizon Wireless	6,874	22.9%	12/31/2016	The Men's Wearhouse	6,000	20.0%	5/31/2016
58	Hamilton Crossings		N	Dollar Tree Stores	10,400	21.5%	1/31/2019	Charme Bridal & Prom	5,180	10.7%	7/31/2018
59	Comfort Suites Houston	46	N
60	Aramore Retail		N	Branch Banking & Trust	3,760	20.7%	7/31/2015	Deux Poulets, Inc.	3,243	17.9%	9/30/2019
61	Eliot Rent-A-Center		N
62	Horn Lake Self Storage		N
63	Alamo Building		N	Gasper Law Group	15,647	36.8%	3/31/2023	Finn's Tejon, Inc.	10,000	23.5%	12/31/2021
64	Triple Crown Plaza		N	Dr Snooze	3,837	13.7%	12/31/2017	IHOP	3,588	12.8%	5/30/2016
65	Arlington Arms		N
66	Cervenka Retail Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
66.01	900 E. Main Street		N	Cato #199	6,000	34.3%	1/31/2015	MELI, LLC dba Mig's	3,000	17.2%	2/14/2018
66.02	Fayette Square		N	Hibbett Sporting Goods, Inc.	4,700	34.0%	8/31/2014	Neffspets, Inc.	4,500	32.5%	5/31/2017
67	Kohl's - Vallejo		N	Kohl's Department Stores, Inc.	98,497	100.0%	1/31/2025
68	Security Public Storage - Hayward		N
69	River Run Plaza		N	JP Morgan Chase Bank	4,250	23.6%	3/10/2019	Subway	1,602	8.9%	1/31/2018
70	Airship Self Storage		N
71	Heritage Square		N	South Oakland Anesthesia Associates, PC	2,939	15.1%	3/31/2017	Marc Adelman, DO, PC	2,928	15.1%	9/30/2016

A-1-17

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)	5th Largest Tenant Sq. Ft.
1	AmericasMart
2	PennCap Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
2.01	3701 Corporate	Parente Randolph, LLC	8,114	10.8%	1/31/2017	St. Luke's Physician Group Inc	7,756	10.3%	8/31/2018	Zurich American Insurance Co	7,608
2.02	3773 Corporate	Raymond James & Associates	3,714	5.2%	11/30/2015	The Patriot League	3,649	5.1%	6/30/2015	Molinari, Oswald, LLC	3,570
2.03	1605 Valley Center	The Guardian Life Ins. Co.	7,935	8.4%	4/30/2021	Convergent Communications	5,190	5.5%	8/31/2019	TD Bank North, N.A.	4,312
2.04	1525 Valley Center	AXA Equitable Life Ins. Co.	6,000	8.0%	1/31/2019	Intelliquip, LLC	4,028	5.4%	12/31/2014	Oppenheimer & Co., Inc.	3,685
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center	Rade Technology Corp	4,000	8.3%	1/31/2014	South Italy Imports LLC	3,600	7.5%	10/31/2018	Albright College	3,000
2.10	1495 Valley Center	Adaptik Corporation	10,740	24.5%	12/31/2014	KVP WTI Acquisition Co.	2,970	6.8%	10/31/2015
2.11	1640 Valley Center
2.12	57 S Commerce	Cameron International Corp	7,200	9.4%	4/30/2015	Liven Up Health & Fitness	6,830	8.9%	12/31/2018	Allied Building Corporation	6,400
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center	Robert Half International	2,408	8.8%	4/30/2018	Valley National Bank	2,190	8.0%	9/30/2014	CVSA, LLC	2,160
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road	Gerhart Scale Corporation	8,400	17.9%	5/31/2015	Belfor Usa Group Inc	4,800	10.3%	10/31/2018	Banner Industries Of NE Inc	4,800
2.21	83 S Commerce	Ricoh Usa, Inc.; FKA Ikon	3,313	17.2%	3/31/2014	IBM	1,865	9.7%	8/31/2015
2.22	87 S Commerce	Gelcor Realty, Inc.	778	3.4%	1/31/2016
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue	Cetronia Ambulance Corps	4,800	11.1%	4/30/2014	Power Economy	4,685	10.8%	8/31/2017
2.26	944 Marcon Blvd	Hawley Realty Inc	2,300	6.0%	2/28/2014
2.27	954 Marcon Blvd
2.28	7277 William Avenue	Air Products And Chemicals	4,800	11.7%	3/31/2016
2.29	2041 Avenue C	Sprint United Mgmt	4,800	15.8%	3/31/2014
2.30	964 Marcon Blvd	Icreate Automation LLC	5,000	12.8%	5/31/2016	Jetblue Airways Corporation	4,800	12.2%	12/31/2015	Cromland Inc	4,000
2.31	7562 Penn Drive	Lithko Contracting Inc	4,950	18.4%	6/30/2015	Atlantic Crane Inc	4,000	14.8%	6/30/2017	North Star Construction	4,000
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	Forever 21	58,879	4.5%	1/31/2021	Cohoes Fashions	58,819	4.5%	1/1/2015	Marshalls	49,245
4	Westin New York at Times Square - Leased Fee
5	Miami International Airport Industrial Portfolio	Ezone 2.0	13,159	1.8%	6/30/2016	Flight Power	13,088	1.7%	5/31/2014	Blue Dot	12,700
6	Williams Center Towers	Doerner, Saunders, Daniel LLP	49,056	6.4%	8/31/2022	Southwest Power Administration	41,803	5.5%	12/31/2023	Windstream Communications Inc	37,658
7	FRAPAG Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Waterview I & II	Regus (Office Suites Plus)	15,135	9.3%	11/30/2018	Danis Construction	6,645	4.1%	12/31/2014	Hire Methods	4,621
7.02	Northmont Distribution Center	Rockwell Collins	48,800	20.7%	11/30/2014	The Systems Depot	19,856	8.4%	5/31/2019
7.03	Riverpark Distribution Center	KCI USA, Inc.	60,141	20.0%	4/30/2015	Miller Electric Mfg. Co.	55,000	18.3%	6/30/2016
8	Canadian Pacific Plaza	Clarity Coverdale Fury Adv	14,363	3.6%	7/31/2019	Make LLC	11,121	2.8%	3/31/2023	Kurt Salmon Associates Inc	11,051
9	Calidus Student Housing Portfolio
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	TJ Maxx	25,000	12.1%	1/31/2021	White Horse Saloon	12,276	6.0%	8/31/2018	AT&T Mobility	10,750
11	Marriott Courtyard - Maui
12	Lantana Cascade
13	Museo Apartments
14	West Side Mall	A.J. Wright	25,000	5.9%	4/30/2015	Jo-Ann Fabrics	24,000	5.7%	1/31/2018	Petco	12,450
15	The Pointe at Wellington Green	Stonewood Wellington	5,760	4.8%	10/31/2018	KeKe's	4,360	3.7%	2/28/2024	Tipsy Salon	3,296
16	465 Park Avenue Retail Condominium
17	Hilton Garden Inn - Indianapolis Airport
18	Hampton Inn - Ameriplex
19	ArciTerra Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Off Dep Pearl MS	Sally Beauty Supply #3718	2,500	8.3%	11/30/2017	Appliance Masters	2,500	8.3%	9/30/2017
19.02	Michigan Road	SEARS Home Appliance Showroom	4,825	16.8%	10/31/2018	Michigan Road Laundry, LLC	2,364	8.3%	12/31/2018	Chicago Hot Dog Co.	1,600
19.03	DG Memphis	Healthspring USA, LLC	3,600	18.8%	7/31/2017	Crosscare Clinic, LLC	1,200	6.3%	7/15/2016
19.04	Shoppes at Alabaster	RadioShack #019328	2,338	19.5%	1/31/2018	Parker Barber & Style	1,515	12.6%	1/31/2015
19.05	Festival Montgomery	Scottrade #01D	1,606	13.4%	10/31/2015	Big Easy Montgomery, LLC	1,472	12.3%	3/31/2019	Nails Capital	1,472
19.06	Walcent Kendallville IN	RadioShack #4478	2,117	14.6%	8/31/2015	Regis Corp #63575	1,350	9.3%	8/31/2017	Gamestop, Inc #3294	1,314
19.07	HD McAllen TX	Supercuts, Inc.	1,680	14.0%	11/30/2016	Aris Investments, LLC	1,600	13.3%	6/30/2014	Big Easy Cajun Creole	1,232
19.08	MW Nashville TN
19.09	OS MT Pleasant IA	Orion Fitness	3,800	7.4%	6/30/2014
19.10	Arciterra Walcent Greenville AL	Southern Spirits & Brew, LLC	1,210	12.5%	2/28/2014	Express Check Advance #602	990	10.3%	1/31/2017
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC	Lab Corp	1,200	20.0%	12/31/2014	NewWave, LLC	1,200	20.0%	10/31/2015
20	Coral Walk	Direct Flooring	7,068	6.9%	4/30/2018	Mattress Firm	5,312	5.2%	2/28/2017	C&A Appliances	4,960
21	Sterling Pointe Apartments
22	Camelot Village MHC
23	Madison at Woodview
24	Georgia Multifamily Portfolio
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC
26	Oliver Multifamily Portfolio
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT
28	Fairborn Ohio Hotel Portfolio
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort
30	Clinton MHC
31	Hilton Garden Inn - Rockford
32	Baton Rouge MF Portfolio

A-1-18

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)	5th Largest Tenant Sq. Ft.
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments
34	WP Carey Self Storage Portfolio III
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin
36	Crye Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Cool Springs	Salon Capelli, LLC	4,310	15.7%	7/31/2018	Magna Bank	2,102	7.7%	4/30/2017	Mission Chiropractic	1,680
36.02	Gunbarrel	Dr. David Drucker	2,200	9.0%	4/30/2017	Churchill Mortgage Corporation	1,500	6.1%	5/31/2015	Weight Watchers Mid-South	1,500
36.03	1200 Market	Dr. Leslie Draper	2,042	12.0%	4/30/2015	Chattanooga Physical Therapy	1,432	8.4%	5/31/2015	Crye Leike Commercial	460
36.04	Peachtree	State Farm	2,100	13.3%	8/31/2018	American Body Sculpturing	1,400	8.9%	2/1/2016	Jimmy John's	1,200
36.05	Ooltewah	Dr. Keith Tedford	1,670	13.7%	3/31/2017	Realty Title	1,300	10.7%	12/31/2028
36.06	Alpharetta
37	Greene Crossing Shopping Center	Mattress Firm, Inc.	8,300	9.1%	12/31/2017	Bitech Inc	8,000	8.8%	1/31/2016	El Toro Viejo Inc.	7,073
38	Security Public Storage - Daly City
39	College Square	Beauty Supply	4,200	3.6%	2/28/2016	Family Christian	4,000	3.5%	1/31/2018	College Laundry	3,375
40	Nogales Plaza	Family Dollar	12,000	8.6%	12/31/2014	Goodwill Industries	10,370	7.5%	11/30/2014	Peter Piper Holdings Inc.	10,000
41	HIE Houston West
42	Security Public Storage - San Francisco
43	Staybridge Suites - Omaha
44	HIE Ashland
45	Bayside Village Center	Bayside Wine & Spirits	3,465	5.6%	4/30/2021	Fox Den Pizza	3,388	5.5%	6/30/2023	Subway	1,232
46	Best Western Plus - Miramar
47	Holiday Inn Express - Sorrento Valley
48	h.h. gregg - Boca Raton
49	Bingham Office III	Global Commercial Credit	7,447	4.5%	6/30/2019	SEJ Company LLC	6,049	3.7%	MTM	Wolf-Hulbert Company	5,362
50	King City Square	Asian Buffet	4,500	4.8%	5/31/2024	Cato Corp	3,850	4.1%	1/31/2018	Kirlin's Hallmark	3,844
51	South Park Office Center	State of NC DOR	5,781	9.5%	12/31/2013	Clay Vanderwall, D.D.S., P.A.	2,281	3.8%	11/30/2017	McGill & Noble	2,053
52	Hampton Inn - Northwest
53	La Quinta - Old Town
54	Westgate Commons	ReMax Fine Homes	4,749	9.0%	5/31/2017	The Retirement Plan Company	4,234	8.1%	6/30/2018	Marathon Petroleum Company LP	4,012
55	River Oaks - Acquisition
56	CVS Marietta
57	Great Lakes Plaza	Mattress Firm, Inc	5,720	19.1%	1/31/2024	Hudec Dental Center of Mentor	3,534	11.8%	4/30/2014	Kaiser Foundation Health Plan	3,534
58	Hamilton Crossings	Metro Brokers	4,500	9.3%	12/31/2017	Saki Japanese Hibachi Sushi	3,450	7.1%	12/31/2016	Barberitos Southwestern Grill	2,200
59	Comfort Suites Houston
60	Aramore Retail	3DM Systems Inc	2,726	15.0%	9/30/2015	Starfish Restaurant	2,121	11.7%	9/30/2016	Next Level Salons, LLC	1,896
61	Eliot Rent-A-Center
62	Horn Lake Self Storage
63	Alamo Building	Carl O. Graham, P.C.	3,190	7.5%	11/30/2016	Doug Price, P.C., Bruce & Salt, LLC and BJ Fett	2,611	6.1%	7/31/2014	Drachen Design, Inc.	1,716
64	Triple Crown Plaza	Lange Eye Care	3,421	12.2%	8/31/2018	Beef O'Brady's	3,006	10.7%	12/31/2018	Amscot	2,880
65	Arlington Arms
66	Cervenka Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
66.01	900 E. Main Street	Liberty Tax	1,700	9.7%	4/30/2015	Sally Beauty Supply #2065	1,600	9.2%	2/28/2014	Springleaf Financial	1,500
66.02	Fayette Square	An T.Lequang	1,600	11.6%	10/31/2016	Gamestop, Inc.	1,600	11.6%	8/31/2015	Springleaf Financial Services of Ohio, Inc.	1,440
67	Kohl's - Vallejo
68	Security Public Storage - Hayward
69	River Run Plaza	TMFS National III, LLC	1,500	8.3%	10/31/2017	Advance America	1,405	7.8%	4/30/2015	Postnet	1,235
70	Airship Self Storage
71	Heritage Square	Farm Bureau Insurance Co.	2,480	12.8%	4/30/2016	Spectrum Financial	2,402	12.4%	5/31/2018	Mellin Robinson, PC	1,985

A-1-19

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	AmericasMart			10/29/2013	10/30/2013				N	Y	Refinance	352,469	1,284,853
2	PennCap Portfolio	Various	Various	12/5/2013	Various				N	Y	Acquisition	142,223	993,880
2.01	3701 Corporate	10.1%	2/28/2017	12/5/2013	12/4/2013				N	Y
2.02	3773 Corporate	5.0%	6/30/2020	12/5/2013	12/4/2013				N	Y
2.03	1605 Valley Center	4.5%	11/30/2014	12/5/2013	12/5/2013				N	Y
2.04	1525 Valley Center	4.9%	10/31/2015	12/5/2013	12/5/2013				N	Y
2.05	1560 Valley Center			12/5/2013	12/5/2013				N	Y
2.06	1550 Valley Center			12/5/2013	12/5/2013				N	Y
2.07	1455 Valley Center			12/5/2013	12/5/2013				N	Y
2.08	1480 Valley Center			12/5/2013	12/5/2013				N	Y
2.09	1510 Valley Center	6.2%	7/31/2017	12/5/2013	12/5/2013				N	Y
2.10	1495 Valley Center			12/5/2013	12/5/2013				N	Y
2.11	1640 Valley Center			12/5/2013	12/5/2013				N	Y
2.12	57 S Commerce	8.4%	6/30/2014	12/5/2013	12/3/2013				N	Y
2.13	1650 Valley Center			12/5/2013	12/5/2013				N	Y
2.14	89 S Commerce			12/5/2013	12/3/2013				N	Y
2.15	1660 Valley Center	7.9%	6/30/2021	12/5/2013	12/5/2013				N	Y
2.16	1530 Valley Center			12/5/2013	12/5/2013				N	Y
2.17	85 S Commerce			12/5/2013	12/3/2013				N	Y
2.18	2196 Avenue C			12/5/2013	12/5/2013				N	Y
2.19	2202 Hangar Place			12/5/2013	12/2/2013				N	Y
2.20	754 Roble Road	10.3%	4/30/2017	12/5/2013	12/3/2013				N	Y
2.21	83 S Commerce			12/5/2013	12/3/2013				N	Y
2.22	87 S Commerce			12/5/2013	12/3/2013				N	Y
2.23	974 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.24	2201 Hangar Place			12/5/2013	12/2/2013				N	Y
2.25	7355 William Avenue			12/5/2013	12/4/2013				N	Y
2.26	944 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.27	954 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.28	7277 William Avenue			12/5/2013	12/4/2013				N	Y
2.29	2041 Avenue C			12/5/2013	12/5/2013				N	Y
2.30	964 Marcon Blvd	10.2%	6/30/2014	12/5/2013	12/2/2013				N	Y
2.31	7562 Penn Drive	14.8%	12/31/2014	12/5/2013	12/4/2013				N	Y
2.32	764 Roble Road			12/5/2013	12/3/2013				N	Y
3	The Outlet Collection | Jersey Gardens	3.8%	1/31/2015	10/4/2013	10/8/2013				N	Y	Refinance	0	0
4	Westin New York at Times Square - Leased Fee			12/17/2013	12/17/2013				N	Y	Acquisition	0	0
5	Miami International Airport Industrial Portfolio	1.7%	7/31/2015	12/6/2013	12/6/2013				N	Y	Refinance	0	238,002
6	Williams Center Towers	4.9%	2/28/2015	12/13/2013	12/11/2013				N	Y	Refinance	0	155,683
7	FRAPAG Portfolio	Various	Various	Various	Various				N	Y	Refinance	13,938	196,762
7.01	Waterview I & II	2.8%	6/30/2017	12/18/2013	12/18/2013				N	Y
7.02	Northmont Distribution Center			12/18/2013	12/18/2013				N	Y
7.03	Riverpark Distribution Center			12/23/2013	12/27/2013				N	Y
8	Canadian Pacific Plaza	2.8%	1/31/2016	10/11/2013	9/9/2013				N	Y	Acquisition	0	251,920
9	Calidus Student Housing Portfolio			12/6/2013	Various				N	Y	Acquisition	12,063	186,609
9.01	Grove at Jacksonville			12/6/2013	12/6/2013				N	Y
9.02	Grove at Jonesboro			12/6/2013	12/6/2013				N	Y
9.03	Grove at Wichita			12/6/2013	12/6/2013				N	Y
9.04	Grove at Wichita Falls			12/6/2013	12/5/2013				N	Y
10	Caruth Plaza	5.2%	12/31/2017	12/6/2013	12/23/2013				N	Y	Refinance	0	52,766
11	Marriott Courtyard - Maui			11/1/2013	11/5/2013				N	Y	Refinance	0	0
12	Lantana Cascade			10/8/2013	10/8/2013				N	Y	Refinance	0	148,819
13	Museo Apartments			10/18/2013	10/11/2013				N	Y	Acquisition	0	0
14	West Side Mall	3.0%	12/31/2017	8/20/2013	8/21/2013				N	Y	Acquisition	109,201	311,259
15	The Pointe at Wellington Green	2.8%	10/31/2018	10/8/2013	10/8/2013				N	Y	Refinance	0	96,798
16	465 Park Avenue Retail Condominium			8/27/2013	8/26/2013				N	Y	Refinance	0	96,991
17	Hilton Garden Inn - Indianapolis Airport			12/2/2013	12/2/2013				N	Y	Refinance	0	64,970
18	Hampton Inn - Ameriplex			12/2/2013	12/2/2013				N	Y	Refinance	0	59,496
19	ArciTerra Portfolio	Various	Various	Various	Various		Various		N	Y	Refinance	384,373	95,074
19.01	Off Dep Pearl MS			11/25/2013	11/22/2013				N	Y
19.02	Michigan Road	5.6%	12/31/2017	11/26/2013	11/26/2013				N	Y
19.03	DG Memphis			11/22/2013	11/22/2013		12/12/2013	10.0%	N	Y
19.04	Shoppes at Alabaster			11/25/2013	11/26/2013				N	Y
19.05	Festival Montgomery	12.3%	MTM	11/22/2013	11/22/2013				N	Y
19.06	Walcent Kendallville IN	9.1%	1/31/2014	11/26/2013	11/26/2013				N	Y
19.07	HD McAllen TX	10.3%	2/28/2019	11/22/2013	11/25/2013				N	Y
19.08	MW Nashville TN			11/25/2013	11/22/2013				N	Y
19.09	OS MT Pleasant IA			11/26/2013	11/22/2013				N	Y
19.10	Arciterra Walcent Greenville AL			11/25/2013	11/26/2013				N	Y
19.11	Walcent Plainwell MI			11/25/2013	11/25/2013				N	Y
19.12	Chovia Shops at Mt. Airy NC			11/25/2013	11/26/2013				N	Y
20	Coral Walk	4.8%	6/30/2015	10/21/2013	10/21/2013				N	Y	Acquisition	0	0
21	Sterling Pointe Apartments			11/22/2013	11/22/2013				N	Y	Refinance	0	56,891
22	Camelot Village MHC			10/18/2013	10/18/2013				N	Y	Refinance	0	64,308
23	Madison at Woodview			11/25/2013	11/25/2013				N	Y	Acquisition	125,000	0
24	Georgia Multifamily Portfolio			11/8/2013	11/8/2013				N	N	Acquisition	1,078,335	85,725
24.01	Pinnacle West			11/8/2013	11/8/2013				N	N
24.02	Hidden Oaks			11/8/2013	11/8/2013				N	N
24.03	Lake of the Woods			11/8/2013	11/8/2013				N	N
24.04	Wellston Ridge			11/8/2013	11/8/2013				N	N
24.05	Oakdale Villas			11/8/2013	11/8/2013				N	N
24.06	Northcrest			11/8/2013	11/8/2013				N	N
25	Hickory Hills MHC			10/18/2013	10/24/2013				N	Y	Refinance	0	58,672
26	Oliver Multifamily Portfolio			Various	Various				N	Y	Various	88,188	18,204
26.01	Tropicana			5/23/2013	5/22/2013				N	Y
26.02	Railview			5/29/2013	5/24/2013				N	Y
26.03	Linderhof			5/28/2013	6/10/2013				N	Y
26.04	Piedmont Manor			5/22/2013	5/23/2013				N	Y
26.05	Spirit Mountain			5/22/2013	5/22/2013				N	Y
26.06	Oak Hills			5/30/2013	5/28/2013				N	Y
26.07	Harborview			5/22/2013	5/29/2013				N	Y
26.08	Etna Woods			5/30/2013	5/30/2013				N	Y
26.09	Billings View			5/23/2013	5/24/2013				N	Y
27	Residence Inn - Mystic CT			10/10/2013	10/15/2013				N	Y	Refinance	0	0
28	Fairborn Ohio Hotel Portfolio			Various	9/16/2013				N	Y	Acquisition	0	117,947
28.01	Holiday Inn Fairborn			9/16/2013	9/16/2013				N	Y
28.02	Homewood Suites Fairborn			9/13/2013	9/16/2013				N	Y
29	Sanctuary Beach Resort			12/5/2013	12/5/2013		12/5/2013	11.0%	N	Y	Refinance	0	49,677
30	Clinton MHC			10/1/2013	11/12/2013				N	Y	Acquisition	250,000	69,601
31	Hilton Garden Inn - Rockford			10/14/2013	10/14/2013				N	Y	Refinance	0	68,209
32	Baton Rouge MF Portfolio			Various	Various				N	Y	Refinance	821,381	6,442

A-1-20

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
32.01	Park East			10/8/2013	10/8/2013				N	Y
32.02	Bellemont Victoria I			10/7/2013	10/7/2013				N	Y
32.03	Bellemont Victoria II			10/8/2013	10/8/2013				N	Y
33	Westridge Apartments			11/20/2013	11/25/2013				N	Y	Refinance	0	11,173
34	WP Carey Self Storage Portfolio III			Various	Various		Various	Various	Various	Y	Refinance	0	0
34.01	Parkway Self Storage - Palm Coast			7/10/2013	7/10/2013				N	Y
34.02	Morningstar Storage - Fayetteville			11/13/2013	11/13/2013				N	Y
34.03	Extra Space Storage - Beaumont			11/13/2013	11/13/2013		12/11/2013	18.0%	N	Y
34.04	Value Self Storage - Holiday			10/11/2013	10/23/2013				N	Y
34.05	Extra Space Storage - San Bernardino			11/13/2013	11/13/2013		12/11/2013	29.0%	Y	Y
35	Hampton Inn Austin			10/10/2013	10/10/2013				N	Y	Acquisition	0	55,355
36	Crye Portfolio	Various	Various	Various	Various				N	Y	Refinance	60,031	17,547
36.01	Cool Springs	6.1%	3/1/2017	11/22/2013	11/22/2013				N	Y
36.02	Gunbarrel	6.1%	3/31/2017	11/25/2013	11/22/2013				N	Y
36.03	1200 Market	2.7%	12/31/2028	11/22/2013	11/25/2013				N	Y
36.04	Peachtree	7.6%	1/31/2018	11/22/2013	11/22/2013				N	Y
36.05	Ooltewah			11/25/2013	11/22/2013				N	Y
36.06	Alpharetta			11/22/2013	11/22/2013				N	Y
37	Greene Crossing Shopping Center	7.8%	4/30/2022	11/12/2013	11/12/2013				N	Y	Refinance	0	74,261
38	Security Public Storage - Daly City			12/2/2013	12/3/2013		12/1/2013	17.0%	N	Y	Refinance	0	0
39	College Square	2.9%	4/30/2018	11/27/2013	11/28/2013		11/27/2014	13.0%	N	Y	Acquisition	0	33,108
40	Nogales Plaza	7.2%	12/31/2018	9/9/2013	9/9/2013				N	Y	Refinance	53,125	26,404
41	HIE Houston West			9/23/2013	9/23/2013				N	Y	Refinance	29,650	29,784
42	Security Public Storage - San Francisco			12/2/2013	12/2/2013		12/1/2013	18.0%	N	Y	Refinance	9,000	0
43	Staybridge Suites - Omaha			12/3/2013	12/3/2013				N	Y	Acquisition	0	9,394
44	HIE Ashland			9/19/2013	9/19/2013				N	Y	Refinance	0	11,495
45	Bayside Village Center	2.0%	10/31/2019	12/11/2013	1/13/2014				N	Y	Refinance	1,250	13,449
46	Best Western Plus - Miramar			10/21/2013	10/21/2013		10/21/2013	5.0%	N	Y	Refinance	0	31,638
47	Holiday Inn Express - Sorrento Valley			10/21/2013	10/21/2013		10/21/2013	6.0%	N	Y	Refinance	0	14,660
48	h.h. gregg - Boca Raton			11/13/2013	11/13/2013				N	N	Acquisition	0	20,770
49	Bingham Office III	3.3%	1/31/2016	9/24/2013	8/29/2013				N	Y	Refinance	57,375	38,601
50	King City Square	4.1%	6/30/2019	9/30/2013	10/2/2013				N	Y	Refinance	2,875	56,385
51	South Park Office Center	3.4%	9/30/2019	11/15/2013	11/18/2013				N	Y	Acquisition	17,969	7,121
52	Hampton Inn - Northwest			12/2/2013	12/2/2013				N	Y	Refinance	0	39,122
53	La Quinta - Old Town			10/21/2013	10/21/2013		10/21/2013	8.0%	N	Y	Refinance	1,250	25,542
54	Westgate Commons	7.6%	9/30/2018	10/11/2013	10/11/2013				N	Y	Refinance	0	0
55	River Oaks - Acquisition			12/11/2013	12/11/2013				N	Y	Acquisition	42,000	11,645
56	CVS Marietta			12/4/2013	12/4/2013				N	N	Refinance	0	0
57	Great Lakes Plaza	11.8%	10/31/2016	11/27/2013	2/1/2013				N	Y	Refinance	0	6,368
58	Hamilton Crossings	4.5%	12/31/2016	11/25/2013	11/25/2013				N	Y	Acquisition	0	30,680
59	Comfort Suites Houston			12/5/2013	12/5/2013				N	Y	Refinance	25,000	15,347
60	Aramore Retail	10.4%	6/30/2017	12/4/2013	12/3/2013				N	Y	Acquisition	0	36,795
61	Eliot Rent-A-Center			10/11/2013	10/11/2013				N	Y	Acquisition	41,046	4,645
62	Horn Lake Self Storage			10/10/2013	10/10/2013				N	Y	Acquisition	14,453	4,223
63	Alamo Building	4.0%	11/30/2015	12/3/2013	12/3/2013				N	Y	Refinance	29,800	41,245
64	Triple Crown Plaza	10.3%	6/30/2018	11/21/2013	11/21/2013				N	Y	Acquisition	0	12,606
65	Arlington Arms			12/6/2013	12/5/2013				N	Y	Acquisition	298,204	36,468
66	Cervenka Retail Portfolio	Various	Various	10/7/2013	Various				N	Y	Refinance	8,250	23,035
66.01	900 E. Main Street	8.6%	7/31/2014	10/7/2013	10/7/2013				N	Y
66.02	Fayette Square	10.4%	10/31/2017	10/7/2013	10/4/2013				N	Y
67	Kohl's - Vallejo			11/7/2013	11/7/2013		11/7/2013	11.0%	N	N	Refinance	0	0
68	Security Public Storage - Hayward			11/14/2013	11/14/2013		11/13/2013	11.0%	N	Y	Refinance	0	0
69	River Run Plaza	6.9%	8/31/2015	9/20/2013	9/20/2013		9/20/2013	12.0%	N	Y	Refinance	0	0
70	Airship Self Storage			11/13/2013	11/13/2013				N	Y	Acquisition	0	4,257
71	Heritage Square	10.2%	3/31/2016	11/27/2013	11/27/2013				N	Y	Refinance	0	5,842

A-1-21

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	AmericasMart	428,285	Cash		0	Springing			1,557,473	Springing	1,557,473	Cash
2	PennCap Portfolio	230,698	Cash		173,038	18,606	Cash		0	29,847	0	Cash
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	Springing			0	Springing			0	Springing	0
4	Westin New York at Times Square - Leased Fee	Springing			0	Springing			0	Springing	0
5	Miami International Airport Industrial Portfolio	59,501	Cash		0	Springing			0	6,249	224,995	Cash
6	Williams Center Towers	49,423	Cash		185,452	15,454	Cash		0	12,763	0	Cash
7	FRAPAG Portfolio	57,242	Cash		64,601	12,238	Cash		0	7,184	0	Cash
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	83,973	Cash		36,057	7,211	Cash		0	8,206	0	Cash
9	Calidus Student Housing Portfolio	46,652	Cash		48,689	24,344	Cash		108,070	25,200	0	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	26,383; Springing	Cash		0	Springing			0	2,577	0	Cash
11	Marriott Courtyard - Maui	Springing			0	Springing			0	Springing	0
12	Lantana Cascade	29,764	Cash		12,754	6,377	Cash		0	1,925	0	Cash
13	Museo Apartments	55,135	Cash		81,462	Springing	Cash		0	6,325	0	Cash
14	West Side Mall	62,252	Cash		20,063	6,688	Cash		150,000	8,759	150,000	Cash
15	The Pointe at Wellington Green	48,399	Cash		0	Springing			500,000	3,465	0	Cash
16	465 Park Avenue Retail Condominium	96,991	Cash		10,000	1,000	Cash		0	0	0
17	Hilton Garden Inn - Indianapolis Airport	16,241	Cash		0	Springing			0	15,814	0	Cash
18	Hampton Inn - Ameriplex	14,873	Cash		0	Springing			0	11,267	0	Cash
19	ArciTerra Portfolio	31,691	Cash		77,823	5,188	Cash		0	4,129	125,867	Cash
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	Springing			0	Springing			0	0	0
21	Sterling Pointe Apartments	10,836	Cash		11,161	3,720	Cash		0	4,000	0	Cash
22	Camelot Village MHC	12,862	Cash		12,616	1,402	Cash		0	2,417	0	Cash
23	Madison at Woodview	19,400	Cash		0	Springing			750,000	6,667	0	Cash
24	Georgia Multifamily Portfolio	40,821	Cash		61,149	29,119	Cash		250,000	26,100	0	Cash
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	9,796	Cash		17,335	1,734	Cash		0	2,442	0	Cash
26	Oliver Multifamily Portfolio	18,204	Cash		85,496	8,550	Cash		0	8,850	0	Cash
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	Springing			0	Springing			0	15,160	0	Cash
28	Fairborn Ohio Hotel Portfolio	29,487	Cash		18,785	6,262	Cash		0	28,568	0
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	9,935	Cash		10,000	Springing	Cash		0	15,393	0	Cash
30	Clinton MHC	23,200	Cash		5,769	2,884	Cash		0	4,167	0	Cash
31	Hilton Garden Inn - Rockford	13,643	Cash		0	Springing			0	16,839	0	Cash
32	Baton Rouge MF Portfolio	6,442	Cash		268,269	25,549	Cash		172,569	14,381	0	Cash

A-1-22

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	5,587	Cash		4,500	2,250	Cash		0	2,000	0	Cash
34	WP Carey Self Storage Portfolio III	Springing			0	Springing			0	Springing	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	18,452	Cash		44,096	3,675	Cash		0	12,702	0	Cash
36	Crye Portfolio	20,284	Cash		7,456	2,485	Cash		0	2,203	0	Cash
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	10,609	Cash		0	Springing			0	1,514	0	Cash
38	Security Public Storage - Daly City	Springing			0	Springing			0	Springing	0
39	College Square	8,277	Cash		0	2,842	Cash		176,208	2,625; Springing	63,002	Cash
40	Nogales Plaza	8,801	Cash		14,703	1,634	Cash		0	2,319	0	Cash
41	HIE Houston West	14,183	Cash		20,499	4,881	Cash		1,046,000	10,437	0	Cash
42	Security Public Storage - San Francisco	Springing			0	Springing			0	Springing	0
43	Staybridge Suites - Omaha	9,394	Cash		17,656	2,522	Cash		0	9,010	0	Cash
44	HIE Ashland	5,474	Cash		47,507	3,959	Cash		0	8,442	300,000	Cash
45	Bayside Village Center	2,242	Cash		5,854	450	Cash		1,281	1,281	0	Cash
46	Best Western Plus - Miramar	7,910	Cash		6,987	998	Cash		0	9,282	0	Cash
47	Holiday Inn Express - Sorrento Valley	4,887	Cash		10,387	1,931	Cash		0	10,037	0	Cash
48	h.h. gregg - Boca Raton	6,923	Cash		0	Springing			50,000	865	30,000	Cash
49	Bingham Office III	12,867	Cash		4,700	1,567	Cash		0	3,425	0	Cash
50	King City Square	14,096	Cash		0	Springing			0	1,573	0	Cash
51	South Park Office Center	7,123	Cash		0	Springing			0	1,110	0	Cash
52	Hampton Inn - Northwest	9,781	Cash		0	Springing			0	8,533	0	Cash
53	La Quinta - Old Town	6,386	Cash		10,396	1,485	Cash		0	7,376	0	Cash
54	Westgate Commons	6,422	Cash		13,856	Springing	Cash		0	875	0	Cash
55	River Oaks - Acquisition	5,545	Cash		7,729	3,680	Cash		0	2,450	0	Cash
56	CVS Marietta	Springing			0	Springing			0	Springing	0
57	Great Lakes Plaza	3,183	Cash		0	Springing			0	800	0	Cash
58	Hamilton Crossings	7,670	Cash		0	Springing			0	808	0	Cash
59	Comfort Suites Houston	7,674	Cash		37,892	3,158	Cash		0	1,341	0	Cash
60	Aramore Retail	5,006	Cash		4,928	Springing	Cash		0	227	13,608	Cash
61	Eliot Rent-A-Center	2,212	Cash		7,383	1,406	Cash		0	411	0	Cash
62	Horn Lake Self Storage	4,223	Cash		2,806	879	Cash		0	1,222	45,000	Cash
63	Alamo Building	5,156	Cash		1,425	713	Cash		0	780	46,823	Cash
64	Triple Crown Plaza	4,202	Cash		4,906	2,453	Cash		0	466	27,975	Cash
65	Arlington Arms	6,078	Cash		5,892	2,806	Cash		0	3,750	0	Cash
66	Cervenka Retail Portfolio	5,759	Cash		9,798	653	Cash		0	877	0	Cash
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	Springing			0	Springing			0	0	0
68	Security Public Storage - Hayward	Springing			0	Springing			0	Springing	0
69	River Run Plaza	Springing			0	Springing			0	Springing	0
70	Airship Self Storage	4,257	Cash		0	465	Cash		0	517	0	Cash
71	Heritage Square	2,921	Cash		4,076	453	Cash		0	405	0	Cash

A-1-23

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(13)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
1	AmericasMart	2,627,360	Springing	2,627,360	Cash		0
2	PennCap Portfolio	2,188,857	62,500	3,000,000	Cash		0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	0	Springing	0			0
4	Westin New York at Times Square - Leased Fee	0	0	0			0
5	Miami International Airport Industrial Portfolio	0	20,833; Springing	750,000	Cash		0
6	Williams Center Towers	7,500,000	47,863	2,000,000	Cash		0
7	FRAPAG Portfolio	0	25,724	1,234,732	Cash		0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	955,633	13,232	0	Cash		0
9	Calidus Student Housing Portfolio	0	0	0			0
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	200,000	4,296; Springing	200,000	Cash		0
11	Marriott Courtyard - Maui	0	0	0			0
12	Lantana Cascade	0	0	0			0
13	Museo Apartments	0	0	0			0
14	West Side Mall	350,000	13,909	450,000	Cash		0
15	The Pointe at Wellington Green	1,500,000	10,000	1,500,000	Cash		0
16	465 Park Avenue Retail Condominium	0	0	0			0
17	Hilton Garden Inn - Indianapolis Airport	0	0	0			0
18	Hampton Inn - Ameriplex	0	0	0			0
19	ArciTerra Portfolio	300,000	50,000	850,000	Cash		0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	0	Springing	0			0
21	Sterling Pointe Apartments	0	0	0			0
22	Camelot Village MHC	0	0	0			0
23	Madison at Woodview	0	0	0			0
24	Georgia Multifamily Portfolio	0	0	0			0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	0	0	0			0
26	Oliver Multifamily Portfolio	0	0	0			0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	0	0	0			0
28	Fairborn Ohio Hotel Portfolio	0	0	0			0
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	0	0	0			123,725
30	Clinton MHC	0	0	0			0
31	Hilton Garden Inn - Rockford	0	0	0			0
32	Baton Rouge MF Portfolio	0	0	0			0

A-1-24

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(13)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap E($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	0	0	0			0
34	WP Carey Self Storage Portfolio III	0	0	0			0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	0	0	0			0
36	Crye Portfolio	0	5,305	0	Cash		0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	0	6,811	326,940	Cash		0
38	Security Public Storage - Daly City	0	0	0			0
39	College Square	0	6,953	250,293	Cash		0
40	Nogales Plaza	130,000	9,275	265,000	Cash		48,667
41	HIE Houston West	0	0	0			0
42	Security Public Storage - San Francisco	0	0	0			0
43	Staybridge Suites - Omaha	0	0	0			0
44	HIE Ashland	0	0	0			0
45	Bayside Village Center	1,025	1,025	0	Cash		0
46	Best Western Plus - Miramar	0	0	0			0
47	Holiday Inn Express - Sorrento Valley	0	0	0			0
48	h.h. gregg - Boca Raton	0	0	0			0
49	Bingham Office III	200,000	12,350	0	Cash		0
50	King City Square	0	4,419	0	Cash		0
51	South Park Office Center	250,000	5,000	0	Cash		0
52	Hampton Inn - Northwest	0	0	0			0
53	La Quinta - Old Town	0	0	0			0
54	Westgate Commons	100,000	3,408	$400,000 through the 5th anniversary of the 1st payment date where 100% percent of the Property is leased to tenants under Eligible Leases, $500,000 thereafter	Cash		0
55	River Oaks - Acquisition	0	0	0			0
56	CVS Marietta	0	0	0			0
57	Great Lakes Plaza	0	0	0			0
58	Hamilton Crossings	193,000	3,633	0	Cash		0
59	Comfort Suites Houston	0	0	0			0
60	Aramore Retail	0	1,512	150,000	Cash		0
61	Eliot Rent-A-Center	0	0	0			0
62	Horn Lake Self Storage	0	0	0			0
63	Alamo Building	91,950	3,192	191,547	Cash		0
64	Triple Crown Plaza	60,000	2,331	200,000	Cash		0
65	Arlington Arms	0	0	0			0
66	Cervenka Retail Portfolio	0	2,610	0	Cash		0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	0	0	0			0
68	Security Public Storage - Hayward	0	0	0			0
69	River Run Plaza	0	Springing	0			0
70	Airship Self Storage	0	0	0			0
71	Heritage Square	0	2,023	100,000	Cash		0

A-1-25

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)(15)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
1	AmericasMart	0			Ground Rent Reserve	4,144	Springing	4,144	Cash
2	PennCap Portfolio	0				0	0	0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	0			Tenant Specific TILC / Rent Concession Reserve	Tenant Specific TILC - $2,593,953.04 / Rent Concession - $61,775.10	0	0	Cash
4	Westin New York at Times Square - Leased Fee	0				0	0	0
5	Miami International Airport Industrial Portfolio	0			Roof Repair Reserve	1,200,000	0	0	Cash
6	Williams Center Towers	0			Critical Tenant TI/LC Funds	0	Springing	0
7	FRAPAG Portfolio	0			Tenant Reserve	245,673	0	0	Cash
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	0			Outstanding TI/LC Reserve	1,926,589	0	0	Cash
9	Calidus Student Housing Portfolio	0			Financial Aid Reserve	250,000	25,000	250,000	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	0			Planned Parenthood Reserve	26,000	0	0	Cash
11	Marriott Courtyard - Maui	0				0	0	0
12	Lantana Cascade	0				0	0	0
13	Museo Apartments	0				0	0	0
14	West Side Mall	0			Outstanding Tenant Obligation Reserve	60,000	0	0	Cash
15	The Pointe at Wellington Green	0			Tenant Specific TILC Reserve	160,000	0	0	Cash
16	465 Park Avenue Retail Condominium	0				0	0	0
17	Hilton Garden Inn - Indianapolis Airport	0				0	0	0
18	Hampton Inn - Ameriplex	0				0	0	0
19	ArciTerra Portfolio	0				0	0	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	0				0	0	0
21	Sterling Pointe Apartments	0				0	0	0
22	Camelot Village MHC	0				0	0	0
23	Madison at Woodview	0				0	0	0
24	Georgia Multifamily Portfolio	0				0	0	0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	0				0	0	0
26	Oliver Multifamily Portfolio	0			HAP Consent Reserve	0	17,000	1,000,000	Cash
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	0				0	0	0
28	Fairborn Ohio Hotel Portfolio	0			PIP Reserve	2,900,000	0	0	Cash
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	0	Cash		Pool Use Agreement Reserve	50,000	0	0	Cash
30	Clinton MHC	0			Home Inventory Reserve	1,000,000	0	0	Cash
31	Hilton Garden Inn - Rockford	0			PIP Reserve	1,300,000	0	0	Cash
32	Baton Rouge MF Portfolio	0				0	0	0

A-1-26

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)(15)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	0				0	0	0
34	WP Carey Self Storage Portfolio III	0				0	0	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	0			PIP Reserve	936,174	0	0	Cash
36	Crye Portfolio	0				0	0	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	0			Credit Support Reserve	200,000	0	0	LoC
38	Security Public Storage - Daly City	0				0	0	0
39	College Square	0			Planet Fitness Rent Concession Reserve	77,547	0	0	Cash
40	Nogales Plaza	0	Cash		Free Rent Reserve: 72,290; Allowance Reserve: 130,000	202,290	0	0	Cash
41	HIE Houston West	0			Franchise Agreement Funds	0	Springing	0
42	Security Public Storage - San Francisco	0				0	0	0
43	Staybridge Suites - Omaha	0			PIP Reserve	23,000	Springing	0	Cash
44	HIE Ashland	0			Property Improvement Plan Reserve	434,063	0	0	Cash
45	Bayside Village Center	0				0	0	0
46	Best Western Plus - Miramar	0				0	0	0
47	Holiday Inn Express - Sorrento Valley	0			Special Franchise Reserve	0	Springing	0
48	h.h. gregg - Boca Raton	0			Declaration Fee Reserve	0	Springing	0
49	Bingham Office III	0			Free Rent Reserve	29,912	0	0	Cash
50	King City Square	0			Outstanding Tenant Obligation Reserve	277,550	0	0	Cash
51	South Park Office Center	0				0	0	0
52	Hampton Inn - Northwest	0				0	0	0
53	La Quinta - Old Town	0				0	0	0
54	Westgate Commons	0			Work Institute Free Rent Holdback	13,405	0	0	Cash
55	River Oaks - Acquisition	0				0	0	0
56	CVS Marietta	0			Critical Tenant Exclusivity Enforcement Fund	0	Springing	0
57	Great Lakes Plaza	0			Verizon Renewal Reserve	0	Springing	0
58	Hamilton Crossings	0			Rent Concession Reserve	80,970	0	0	Cash
59	Comfort Suites Houston	0			Seasonality Reserve	30,000	Springing	30,000	Cash
60	Aramore Retail	0				0	0	0
61	Eliot Rent-A-Center	0				0	0	0
62	Horn Lake Self Storage	0				0	0	0
63	Alamo Building	0			Gasper Law Group TI Reserve	78,235	0	0	Cash
64	Triple Crown Plaza	0				0	0	0
65	Arlington Arms	0				0	0	0
66	Cervenka Retail Portfolio	0			Critical Tenant TI/LC Funds	0	Springing	0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	0				0	0	0
68	Security Public Storage - Hayward	0				0	0	0
69	River Run Plaza	0				0	0	0
70	Airship Self Storage	0				0	0	0
71	Heritage Square	0				0	0	0

A-1-27

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(17)
1	AmericasMart			0	0	0
2	PennCap Portfolio			0	0	0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens		Ground Rent/PILOT Payment Reserve	0	Springing	0
4	Westin New York at Times Square - Leased Fee			0	0	0
5	Miami International Airport Industrial Portfolio			0	0	0
6	Williams Center Towers		Rent Abatement Reserve	822,054	0	0	Cash
7	FRAPAG Portfolio			0	0	0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza		Free Rent Reserve	653,676	0	0	Cash
9	Calidus Student Housing Portfolio		Rebranding Funds	40,000	0	0	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza			0	0	0
11	Marriott Courtyard - Maui			0	0	0
12	Lantana Cascade			0	0	0
13	Museo Apartments			0	0	0
14	West Side Mall		2012/2013 CAM Credit Reserve	282,633	0	0	Cash
15	The Pointe at Wellington Green		Rent Concession Reserve	327,000	0	0	Cash
16	465 Park Avenue Retail Condominium			0	0	0
17	Hilton Garden Inn - Indianapolis Airport			0	0	0
18	Hampton Inn - Ameriplex			0	0	0
19	ArciTerra Portfolio			0	0	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk			0	0	0
21	Sterling Pointe Apartments			0	0	0
22	Camelot Village MHC			0	0	0
23	Madison at Woodview			0	0	0
24	Georgia Multifamily Portfolio			0	0	0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC			0	0	0
26	Oliver Multifamily Portfolio			0	0	0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT			0	0	0
28	Fairborn Ohio Hotel Portfolio		Seasonality Reserve	315,000	Springing	315,000	Cash
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort			0	0	0
30	Clinton MHC			0	0	0
31	Hilton Garden Inn - Rockford			0	0	0
32	Baton Rouge MF Portfolio			0	0	0

A-1-28

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(17)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments			0	0	0
34	WP Carey Self Storage Portfolio III			0	0	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin		Seasonality Reserve	0	Excess Cash Flow	0	Cash
36	Crye Portfolio			0	0	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	FirstMerit Bank, N.A.		0	0	0
38	Security Public Storage - Daly City			0	0	0
39	College Square		Capitol Donuts/Quiznos Reserve	200,000	0	0	Cash
40	Nogales Plaza			0	0	0
41	HIE Houston West			0	0	0
42	Security Public Storage - San Francisco			0	0	0
43	Staybridge Suites - Omaha		Seasonality Reserve	0	Springing	0
44	HIE Ashland		Seasonality Reserve	75,000	9,375; Springing	75,000	Cash
45	Bayside Village Center			0	0	0
46	Best Western Plus - Miramar			0	0	0
47	Holiday Inn Express - Sorrento Valley			0	0	0
48	h.h. gregg - Boca Raton			0	0	0
49	Bingham Office III			0	0	0
50	King City Square		Kroger Funds	0	Springing	0			694,186
51	South Park Office Center			0	0	0
52	Hampton Inn - Northwest			0	0	0
53	La Quinta - Old Town			0	0	0
54	Westgate Commons			0	0	0
55	River Oaks - Acquisition			0	0	0
56	CVS Marietta		Critical Tenant TI/LC Funds	0	Springing	0
57	Great Lakes Plaza		Men's Warehouse Renewal Reserve	0	Springing	0
58	Hamilton Crossings		H&R Block Rent Reserve	28,800	0	0	Cash
59	Comfort Suites Houston			0	0	0
60	Aramore Retail			0	0	0
61	Eliot Rent-A-Center			0	0	0
62	Horn Lake Self Storage			0	0	0
63	Alamo Building		Graham Expansion Rent Reserve ($6,128); MacKenzie's sump pump Reserve ($3,500)	9,628	0	0	Cash
64	Triple Crown Plaza			0	0	0
65	Arlington Arms			0	0	0
66	Cervenka Retail Portfolio			0	0	0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo			0	0	0
68	Security Public Storage - Hayward			0	0	0
69	River Run Plaza			0	0	0
70	Airship Self Storage			0	0	0
71	Heritage Square			0	0	0

A-1-29

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	AmericasMart	Fee and Leasehold	Various: O'Neal and Owens-6/30/2061; MARTA-12/14/2012; Edwards-10/31/2068	Various: O'Neal-10,629; Owens-10,146; MARTA-20,000; Edwards-20,497
2	PennCap Portfolio	Fee
2.01	3701 Corporate	Fee
2.02	3773 Corporate	Fee
2.03	1605 Valley Center	Fee
2.04	1525 Valley Center	Fee
2.05	1560 Valley Center	Fee
2.06	1550 Valley Center	Fee
2.07	1455 Valley Center	Fee
2.08	1480 Valley Center	Fee
2.09	1510 Valley Center	Fee
2.10	1495 Valley Center	Fee
2.11	1640 Valley Center	Fee
2.12	57 S Commerce	Fee
2.13	1650 Valley Center	Fee
2.14	89 S Commerce	Fee
2.15	1660 Valley Center	Fee
2.16	1530 Valley Center	Fee
2.17	85 S Commerce	Fee
2.18	2196 Avenue C	Fee
2.19	2202 Hangar Place	Fee
2.20	754 Roble Road	Fee
2.21	83 S Commerce	Fee
2.22	87 S Commerce	Fee
2.23	974 Marcon Blvd	Fee
2.24	2201 Hangar Place	Fee
2.25	7355 William Avenue	Fee
2.26	944 Marcon Blvd	Fee
2.27	954 Marcon Blvd	Fee
2.28	7277 William Avenue	Fee
2.29	2041 Avenue C	Fee
2.30	964 Marcon Blvd	Fee
2.31	7562 Penn Drive	Fee
2.32	764 Roble Road	Fee
3	The Outlet Collection | Jersey Gardens	Fee
4	Westin New York at Times Square - Leased Fee	Fee
5	Miami International Airport Industrial Portfolio	Fee
6	Williams Center Towers	Fee
7	FRAPAG Portfolio	Fee
7.01	Waterview I & II	Fee
7.02	Northmont Distribution Center	Fee
7.03	Riverpark Distribution Center	Fee
8	Canadian Pacific Plaza	Fee
9	Calidus Student Housing Portfolio	Fee
9.01	Grove at Jacksonville	Fee
9.02	Grove at Jonesboro	Fee
9.03	Grove at Wichita	Fee
9.04	Grove at Wichita Falls	Fee
10	Caruth Plaza	Fee
11	Marriott Courtyard - Maui	Fee
12	Lantana Cascade	Fee
13	Museo Apartments	Fee
14	West Side Mall	Fee
15	The Pointe at Wellington Green	Fee
16	465 Park Avenue Retail Condominium	Leasehold	3/31/2086	$886,255
17	Hilton Garden Inn - Indianapolis Airport	Fee
18	Hampton Inn - Ameriplex	Fee
19	ArciTerra Portfolio	Fee
19.01	Off Dep Pearl MS	Fee
19.02	Michigan Road	Fee
19.03	DG Memphis	Fee
19.04	Shoppes at Alabaster	Fee
19.05	Festival Montgomery	Fee
19.06	Walcent Kendallville IN	Fee
19.07	HD McAllen TX	Fee
19.08	MW Nashville TN	Fee
19.09	OS MT Pleasant IA	Fee
19.10	Arciterra Walcent Greenville AL	Fee
19.11	Walcent Plainwell MI	Fee
19.12	Chovia Shops at Mt. Airy NC	Fee
20	Coral Walk	Fee
21	Sterling Pointe Apartments	Fee
22	Camelot Village MHC	Fee
23	Madison at Woodview	Fee
24	Georgia Multifamily Portfolio	Fee
24.01	Pinnacle West	Fee
24.02	Hidden Oaks	Fee
24.03	Lake of the Woods	Fee
24.04	Wellston Ridge	Fee
24.05	Oakdale Villas	Fee
24.06	Northcrest	Fee
25	Hickory Hills MHC	Fee
26	Oliver Multifamily Portfolio	Fee
26.01	Tropicana	Fee
26.02	Railview	Fee
26.03	Linderhof	Fee
26.04	Piedmont Manor	Fee
26.05	Spirit Mountain	Fee
26.06	Oak Hills	Fee
26.07	Harborview	Fee
26.08	Etna Woods	Fee
26.09	Billings View	Fee
27	Residence Inn - Mystic CT	Fee
28	Fairborn Ohio Hotel Portfolio	Fee
28.01	Holiday Inn Fairborn	Fee
28.02	Homewood Suites Fairborn	Fee
29	Sanctuary Beach Resort	Fee
30	Clinton MHC	Fee
31	Hilton Garden Inn - Rockford	Fee
32	Baton Rouge MF Portfolio	Fee

A-1-30

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
32.01	Park East	Fee
32.02	Bellemont Victoria I	Fee
32.03	Bellemont Victoria II	Fee
33	Westridge Apartments	Fee
34	WP Carey Self Storage Portfolio III	Fee
34.01	Parkway Self Storage - Palm Coast	Fee
34.02	Morningstar Storage - Fayetteville	Fee
34.03	Extra Space Storage - Beaumont	Fee
34.04	Value Self Storage - Holiday	Fee
34.05	Extra Space Storage - San Bernardino	Fee
35	Hampton Inn Austin	Fee
36	Crye Portfolio	Fee
36.01	Cool Springs	Fee
36.02	Gunbarrel	Fee
36.03	1200 Market	Fee
36.04	Peachtree	Fee
36.05	Ooltewah	Fee
36.06	Alpharetta	Fee
37	Greene Crossing Shopping Center	Fee
38	Security Public Storage - Daly City	Fee
39	College Square	Fee
40	Nogales Plaza	Fee
41	HIE Houston West	Fee
42	Security Public Storage - San Francisco	Fee
43	Staybridge Suites - Omaha	Fee
44	HIE Ashland	Fee
45	Bayside Village Center	Fee
46	Best Western Plus - Miramar	Fee
47	Holiday Inn Express - Sorrento Valley	Fee
48	h.h. gregg - Boca Raton	Fee
49	Bingham Office III	Fee
50	King City Square	Fee
51	South Park Office Center	Fee
52	Hampton Inn - Northwest	Fee
53	La Quinta - Old Town	Fee
54	Westgate Commons	Fee
55	River Oaks - Acquisition	Fee
56	CVS Marietta	Fee
57	Great Lakes Plaza	Fee
58	Hamilton Crossings	Fee
59	Comfort Suites Houston	Fee
60	Aramore Retail	Fee
61	Eliot Rent-A-Center	Fee
62	Horn Lake Self Storage	Fee
63	Alamo Building	Fee
64	Triple Crown Plaza	Fee
65	Arlington Arms	Fee
66	Cervenka Retail Portfolio	Fee
66.01	900 E. Main Street	Fee
66.02	Fayette Square	Fee
67	Kohl's - Vallejo	Fee
68	Security Public Storage - Hayward	Fee
69	River Run Plaza	Fee
70	Airship Self Storage	Fee
71	Heritage Square	Fee

A-1-31

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	AmericasMart	Various: O'Neal, Owens, Edwards-scheduled adjustments every 10 years of the lease terms; MARTA-scheduled adjustments every 5 years of the lease term	Hard/Upfront Cash Management
2	PennCap Portfolio		Hard/Upfront Cash Management
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens		Hard/Springing Cash Management
4	Westin New York at Times Square - Leased Fee		Hard/Upfront Cash Management
5	Miami International Airport Industrial Portfolio		Soft/Springing Cash Management
6	Williams Center Towers		Hard/Springing Cash Management
7	FRAPAG Portfolio		Hard/Springing Cash Management
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza		Hard/Springing Cash Management
9	Calidus Student Housing Portfolio		Soft/Upfront Cash Management
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza		Soft/Springing Cash Management
11	Marriott Courtyard - Maui		Springing (With Established Account)
12	Lantana Cascade		Springing (Without Established Account)
13	Museo Apartments		Springing (Without Established Account)
14	West Side Mall		Hard/Upfront Cash Management
15	The Pointe at Wellington Green		Springing (Without Established Account)
16	465 Park Avenue Retail Condominium	CPI increases until 2018, and every subsequent 10 years, the ground resets based on the Fair Market Rent	Springing (Without Established Account)
17	Hilton Garden Inn - Indianapolis Airport		Soft/Springing Cash Management
18	Hampton Inn - Ameriplex		Soft/Springing Cash Management
19	ArciTerra Portfolio		Hard/Springing Cash Management
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk		Springing (With Established Account)
21	Sterling Pointe Apartments		Springing (Without Established Account)
22	Camelot Village MHC		Springing (Without Established Account)
23	Madison at Woodview		Springing (Without Established Account)
24	Georgia Multifamily Portfolio		Springing (Without Established Account)
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC		Springing (Without Established Account)
26	Oliver Multifamily Portfolio		Springing (Without Established Account)
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT		Soft/Springing Cash Management
28	Fairborn Ohio Hotel Portfolio		Hard/Springing Cash Management
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort		Hard/Springing Cash Management
30	Clinton MHC		Soft/Springing Cash Management
31	Hilton Garden Inn - Rockford		None
32	Baton Rouge MF Portfolio		Springing (Without Established Account)

A-1-32

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments		Springing (Without Established Account)
34	WP Carey Self Storage Portfolio III		Springing (Without Established Account)
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin		Hard/Springing Cash Management
36	Crye Portfolio		Hard/Springing Cash Management
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center		Soft/Springing Cash Management
38	Security Public Storage - Daly City		None
39	College Square		Springing (Without Established Account)
40	Nogales Plaza		Hard/Springing Cash Management
41	HIE Houston West		Hard/Upfront Cash Management
42	Security Public Storage - San Francisco		None
43	Staybridge Suites - Omaha		Hard/Springing Cash Management
44	HIE Ashland		Hard/Springing Cash Management
45	Bayside Village Center		Hard/Springing Cash Management
46	Best Western Plus - Miramar		Hard/Springing Cash Management
47	Holiday Inn Express - Sorrento Valley		Hard/Springing Cash Management
48	h.h. gregg - Boca Raton		Hard/Upfront Cash Management
49	Bingham Office III		Springing (Without Established Account)
50	King City Square		Hard/Springing Cash Management
51	South Park Office Center		Springing (Without Established Account)
52	Hampton Inn - Northwest		Soft/Springing Cash Management
53	La Quinta - Old Town		Hard/Springing Cash Management
54	Westgate Commons		Hard/Springing Cash Management
55	River Oaks - Acquisition		Springing (Without Established Account)
56	CVS Marietta		Hard/Upfront Cash Management
57	Great Lakes Plaza		Springing (Without Established Account)
58	Hamilton Crossings		Springing (Without Established Account)
59	Comfort Suites Houston		Hard/Springing Cash Management
60	Aramore Retail		Springing (Without Established Account)
61	Eliot Rent-A-Center		Springing (Without Established Account)
62	Horn Lake Self Storage		None
63	Alamo Building		Springing (Without Established Account)
64	Triple Crown Plaza		Springing (Without Established Account)
65	Arlington Arms		Springing (Without Established Account)
66	Cervenka Retail Portfolio		Springing (Without Established Account)
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo		None
68	Security Public Storage - Hayward		None
69	River Run Plaza		None
70	Airship Self Storage		Springing (Without Established Account)
71	Heritage Square		Soft/Springing Cash Management

A-1-33

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors
1	AmericasMart						AMC, Inc.; Portman Financial, Inc.
2	PennCap Portfolio					14,900,000	PennCap Acquisitions, LP
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens						Glimcher Properties, LP
4	Westin New York at Times Square - Leased Fee						Tishman Hotel & Realty LP
5	Miami International Airport Industrial Portfolio						Francis Greenburger
6	Williams Center Towers						Haim Revah; Faraj Srour; Isaac Oved
7	FRAPAG Portfolio						FRAPAG America, Inc.
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza						Jon Hempel, Josh Krsnak; Affiliate of Ladder Capital Finance
9	Calidus Student Housing Portfolio					4,000,000	Jonathan Cameron-Hayes; Benjamin Shibe Macfarland III; William J. Levy; ZAIS Group
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza						Susan Reese; North American Development Group, Inc.
11	Marriott Courtyard - Maui						Robert D. Olson
12	Lantana Cascade						RHP Properties
13	Museo Apartments					4,000,000	Northland Portfolio L.P.
14	West Side Mall					2,000,000	Abraham Brach
15	The Pointe at Wellington Green						Richard Gertz, Sr.
16	465 Park Avenue Retail Condominium						Charles Cohen
17	Hilton Garden Inn - Indianapolis Airport						Gary N. Schahet	Y - Group B
18	Hampton Inn - Ameriplex						Gary N. Schahet	Y - Group B
19	ArciTerra Portfolio						Jonathan M. Larmore; 2006 Operating Partnership, L.P.; Arciterra Real Estate Investment Trust, Inc.
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk						Schottenstein
21	Sterling Pointe Apartments						Jon Wood; Roger Kuula
22	Camelot Village MHC						Continental Communities, L.L.C.	Y - Group A
23	Madison at Woodview						Steven A. Berger; Jon J. Goodman
24	Georgia Multifamily Portfolio					6,500,000	Moshe Popack
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC						Continental Communities, L.L.C.	Y - Group A
26	Oliver Multifamily Portfolio						Kent Oliver
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT						Starwood Capital Group
28	Fairborn Ohio Hotel Portfolio						Portfolio Hotels & Resorts
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort						Wayne Levenfeld
30	Clinton MHC						Ron Weiss
31	Hilton Garden Inn - Rockford						David A. Lenz Investments, LLC; C.J. Raymond Investments, L.L.C.
32	Baton Rouge MF Portfolio						Sheltering Palms Foundation, Inc.

A-1-34

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments						George R. Walker, III, Vern Haugen, Christopher H. Hughes
34	WP Carey Self Storage Portfolio III						Corporate Property Associates 17 - Global Incorporated
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin						Brett C. Moody
36	Crye Portfolio						Harold Crye
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center						Steven P. Wathen
38	Security Public Storage - Daly City						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corporation	Y - Group C
39	College Square						Jeffrey S. Leon; Robert Michael House individually and as trustee for The House Family Trust
40	Nogales Plaza						Mohsen Sharif, Mark Vakili, Albert Minoofar
41	HIE Houston West						Aroon Patel
42	Security Public Storage - San Francisco						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts	Y - Group C
43	Staybridge Suites - Omaha						Lodging Dynamics
44	HIE Ashland						Pinakin Thakor; Mayur Patel; Tarun Patel
45	Bayside Village Center						Carl M. Freeman Retail Investments, LLC
46	Best Western Plus - Miramar						Suresh Patel	Y - Group D
47	Holiday Inn Express - Sorrento Valley						Suresh Patel	Y - Group D
48	h.h. gregg - Boca Raton						Eyal Alfi
49	Bingham Office III						Gabriel L. Schuchman, Ehud Rieger
50	King City Square						Adam Ifshin
51	South Park Office Center						Christopher K. Sadler; Stevens M. Sadler
52	Hampton Inn - Northwest						Gary N. Schahet	Y - Group B
53	La Quinta - Old Town						Suresh Patel	Y - Group D
54	Westgate Commons						Randolph A. Mcquay; John Petshow
55	River Oaks - Acquisition						Manish Kumar Patel
56	CVS Marietta						Philip A. Borwning, JR.
57	Great Lakes Plaza						Kathy J. Risman
58	Hamilton Crossings						Michael S. Adler
59	Comfort Suites Houston						Ashik V., Urmila V. Patel
60	Aramore Retail						Stanley G. Brading
61	Eliot Rent-A-Center						Robert J. Moser; Robert C. Morgan
62	Horn Lake Self Storage						Virtus Storage Investment Holdings IV, LP
63	Alamo Building						Anthony Elshout; Dukju Kim; Terry Taylor; Michael Gilmore; Robert Carlisle
64	Triple Crown Plaza						Parvinder Aulakh; Paramjit Aulakh
65	Arlington Arms						Christopher Germain
66	Cervenka Retail Portfolio						Gregory M. Cervenka
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo						Sywest Holdings LLC
68	Security Public Storage - Hayward						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corporation	Y - Group C
69	River Run Plaza						Trevor Benedict; Donald K. Benedict; Donald K. Benedict and Deborah C. Benedict as Trustees for The Benedict Trust
70	Airship Self Storage						Jacob Ramage; Betsy Ramage; Michael Ramage; Ann Ramage
71	Heritage Square						James C. Beachum; James C. Beachum Revocable Trust; Richard A. Roeser Marital Trust

A-1-35

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Number
1	AmericasMart	1
2	PennCap Portfolio	2
2.01	3701 Corporate	2.01
2.02	3773 Corporate	2.02
2.03	1605 Valley Center	2.03
2.04	1525 Valley Center	2.04
2.05	1560 Valley Center	2.05
2.06	1550 Valley Center	2.06
2.07	1455 Valley Center	2.07
2.08	1480 Valley Center	2.08
2.09	1510 Valley Center	2.09
2.10	1495 Valley Center	2.10
2.11	1640 Valley Center	2.11
2.12	57 S Commerce	2.12
2.13	1650 Valley Center	2.13
2.14	89 S Commerce	2.14
2.15	1660 Valley Center	2.15
2.16	1530 Valley Center	2.16
2.17	85 S Commerce	2.17
2.18	2196 Avenue C	2.18
2.19	2202 Hangar Place	2.19
2.20	754 Roble Road	2.20
2.21	83 S Commerce	2.21
2.22	87 S Commerce	2.22
2.23	974 Marcon Blvd	2.23
2.24	2201 Hangar Place	2.24
2.25	7355 William Avenue	2.25
2.26	944 Marcon Blvd	2.26
2.27	954 Marcon Blvd	2.27
2.28	7277 William Avenue	2.28
2.29	2041 Avenue C	2.29
2.30	964 Marcon Blvd	2.30
2.31	7562 Penn Drive	2.31
2.32	764 Roble Road	2.32
3	The Outlet Collection | Jersey Gardens	3
4	Westin New York at Times Square - Leased Fee	4
5	Miami International Airport Industrial Portfolio	5
6	Williams Center Towers	6
7	FRAPAG Portfolio	7
7.01	Waterview I & II	7.01
7.02	Northmont Distribution Center	7.02
7.03	Riverpark Distribution Center	7.03
8	Canadian Pacific Plaza	8
9	Calidus Student Housing Portfolio	9
9.01	Grove at Jacksonville	9.01
9.02	Grove at Jonesboro	9.02
9.03	Grove at Wichita	9.03
9.04	Grove at Wichita Falls	9.04
10	Caruth Plaza	10
11	Marriott Courtyard - Maui	11
12	Lantana Cascade	12
13	Museo Apartments	13
14	West Side Mall	14
15	The Pointe at Wellington Green	15
16	465 Park Avenue Retail Condominium	16
17	Hilton Garden Inn - Indianapolis Airport	17
18	Hampton Inn - Ameriplex	18
19	ArciTerra Portfolio	19
19.01	Off Dep Pearl MS	19.01
19.02	Michigan Road	19.02
19.03	DG Memphis	19.03
19.04	Shoppes at Alabaster	19.04
19.05	Festival Montgomery	19.05
19.06	Walcent Kendallville IN	19.06
19.07	HD McAllen TX	19.07
19.08	MW Nashville TN	19.08
19.09	OS MT Pleasant IA	19.09
19.10	Arciterra Walcent Greenville AL	19.10
19.11	Walcent Plainwell MI	19.11
19.12	Chovia Shops at Mt. Airy NC	19.12
20	Coral Walk	20
21	Sterling Pointe Apartments	21
22	Camelot Village MHC	22
23	Madison at Woodview	23
24	Georgia Multifamily Portfolio	24
24.01	Pinnacle West	24.01
24.02	Hidden Oaks	24.02
24.03	Lake of the Woods	24.03
24.04	Wellston Ridge	24.04
24.05	Oakdale Villas	24.05
24.06	Northcrest	24.06
25	Hickory Hills MHC	25
26	Oliver Multifamily Portfolio	26
26.01	Tropicana	26.01
26.02	Railview	26.02
26.03	Linderhof	26.03
26.04	Piedmont Manor	26.04
26.05	Spirit Mountain	26.05
26.06	Oak Hills	26.06
26.07	Harborview	26.07
26.08	Etna Woods	26.08
26.09	Billings View	26.09
27	Residence Inn - Mystic CT	27
28	Fairborn Ohio Hotel Portfolio	28
28.01	Holiday Inn Fairborn	28.01
28.02	Homewood Suites Fairborn	28.02
29	Sanctuary Beach Resort	29
30	Clinton MHC	30
31	Hilton Garden Inn - Rockford	31
32	Baton Rouge MF Portfolio	32

A-1-36

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Number
32.01	Park East	32.01
32.02	Bellemont Victoria I	32.02
32.03	Bellemont Victoria II	32.03
33	Westridge Apartments	33
34	WP Carey Self Storage Portfolio III	34
34.01	Parkway Self Storage - Palm Coast	34.01
34.02	Morningstar Storage - Fayetteville	34.02
34.03	Extra Space Storage - Beaumont	34.03
34.04	Value Self Storage - Holiday	34.04
34.05	Extra Space Storage - San Bernardino	34.05
35	Hampton Inn Austin	35
36	Crye Portfolio	36
36.01	Cool Springs	36.01
36.02	Gunbarrel	36.02
36.03	1200 Market	36.03
36.04	Peachtree	36.04
36.05	Ooltewah	36.05
36.06	Alpharetta	36.06
37	Greene Crossing Shopping Center	37
38	Security Public Storage - Daly City	38
39	College Square	39
40	Nogales Plaza	40
41	HIE Houston West	41
42	Security Public Storage - San Francisco	42
43	Staybridge Suites - Omaha	43
44	HIE Ashland	44
45	Bayside Village Center	45
46	Best Western Plus - Miramar	46
47	Holiday Inn Express - Sorrento Valley	47
48	h.h. gregg - Boca Raton	48
49	Bingham Office III	49
50	King City Square	50
51	South Park Office Center	51
52	Hampton Inn - Northwest	52
53	La Quinta - Old Town	53
54	Westgate Commons	54
55	River Oaks - Acquisition	55
56	CVS Marietta	56
57	Great Lakes Plaza	57
58	Hamilton Crossings	58
59	Comfort Suites Houston	59
60	Aramore Retail	60
61	Eliot Rent-A-Center	61
62	Horn Lake Self Storage	62
63	Alamo Building	63
64	Triple Crown Plaza	64
65	Arlington Arms	65
66	Cervenka Retail Portfolio	66
66.01	900 E. Main Street	66.01
66.02	Fayette Square	66.02
67	Kohl's - Vallejo	67
68	Security Public Storage - Hayward	68
69	River Run Plaza	69
70	Airship Self Storage	70
71	Heritage Square	71

A-1-37

ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “LCF” denotes Ladder Capital Finance LLC, “RMF” denotes Rialto Mortgage Finance, LLC and “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”). RBSFP was the originator of mortgage loan #29 (Sanctuary Beach Resort), mortgage loan #46 (Best Western Plus - Miramar), mortgage loan #47 (Holiday Inn Express - Sorrento Valley) and mortgage loan #53 (La Quinta - Old Town). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the free writing prospectus.

(3)	For mortgage loan #1 (AmericasMart), the Number of Units includes 3,503,146 square feet of space leased by permanent tenants and 1,060,073 square feet of show and exhibition space.

For mortgage loan #5 (Miami International Airport Industrial Portfolio), the Number of Units and Occupancy % includes two mortgaged properties (491,083 and 258,768 square feet) consisting of 597,118 square feet of industrial space and 152,733 square feet of retail space.

For mortgage loan #8 (Canadian Pacific Plaza), the Number of Units includes 370,980 square feet of office space and 22,922 square feet of retail space.

For mortgage loan #14 (West Side Mall), the Number of Units and Occupancy Rate include the largest tenant (137,933 square feet) who owns the improvements built on the pad site.

For mortgage loan #16 (465 Park Avenue Retail Condominium), the Number of Units includes 13,312 square feet of medical office space.

For mortgage loan #42 (Security Public Storage – San Francisco), the Number of Units includes 6,400 square feet of retail space.

(4)
For mortgage loan #1 (AmericasMart), the mortgage loan represents Note 3-1 and Note 3-2 of eight pari passu loans, which have a combined Cut-off date principal balance of $558,408,416.  Notes 1-1, 1-2, 2-1, 2-2, 4-1 and 4-2 are not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note 1-1, Note 1-2, Note 2-1, Note 2-2, Note 3-1, Note 3-2, Note 4-1 and Note 4-2 in the aggregate (“AmericasMart Mortgage Loan Combination”).  The Note 3-1 and Note 3-2 mortgage loans are non-controlling interests in AmericasMart Mortgage Loan Combination.

For mortgage loan #2 (PennCap Portfolio), the mortgage loan represents Note A-1 of two pari passu loans, which have a combined Cut-off Date principal balance of $123,700,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“PennCap Portfolio Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the PennCap Portfolio Loan Combination.

For mortgage loan #3 (The Outlet Collection | Jersey Gardens), the mortgage loan represents Note A-3 of three pari passu loans, which have a combined Cut-off Date principal balance of $350,000,000.  Notes A-1 and A-2 are not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (“The Outlet Collection | Jersey Gardens Mortgage Loan Combination”).  The Note A-3 mortgage loan is a non-controlling interest in The Outlet Collection | Jersey Gardens Mortgage Loan Combination.

(5)
For mortgage loan #2 (PennCap Portfolio), the 1530 Valley Center mortgaged property may be released if the only tenant (46,400 square feet), representing 100% of the mortgaged property, elects to exercise its purchase option which it may do between December 1, 2015 and March 31, 2016 provided the only tenant has provided notice on or before June 1, 2015.  The release of the mortgaged property is conditioned upon, among other things, the prepayment of the PennCap Portfolio Loan Combination in the amount of $3,288,000 and payment of a prepayment fee of $164,400, without defeasance or payment of a yield maintenance premium.

For mortgage loan #8 (Canadian Pacific Plaza), the borrower has the right, at any time upon 10 days’ notice to the lender, to prepay the mortgage loan in the amount necessary to satisfy the minimum debt service coverage ratio required under the loan documents to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other penalty or premium.  The borrower is required to pay interest to the end of the interest period on the amount being prepaid together with all of the lender’s reasonable and actual expenses incurred in connection with such prepayment.

(6)
For mortgage loan #34 (WP Carey Self Storage Portfolio III), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(7)
For mortgage loan #2 (PennCap Portfolio), the aggregate Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio.  The aggregate of the individual mortgaged property Appraised Values is $155,775,000.

For mortgage loan #5 (Miami International Airport Center), the Appraised Value consists of values for the two mortgaged properties ($56,500,000 and $18,400,000).

A-1-38

ANNEX A-1

For mortgage loan #15 (The Pointe at Wellington Green), the Appraised Value assumes SunTrust Banks (3,000 square feet), representing 2.5% of net rentable square feet, renews its lease, which is set to expire on July 31, 2014.  The tenant has until January 31, 2014 to provide notice of its intent to renew or vacate.  The borrower has signed a lease with JPMorgan Chase to create a pad site on the space currently occupied by SunTrust Banks and Thomasville (12,000 square feet), representing 10.1% of the net rentable square feet, in the event that SunTrust Banks and Thomasville do not renew their leases.  The appraised value, assuming SunTrust Banks and Thomasville both do not renew their leases and the borrower completes the JPMorgan Chase pad site, is $33,650,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $33,650,000 appraised value are 74.3% and 64.8%, respectively. The as-stabilized appraised value, assuming SunTrust Banks and Thomasville both do not renew their leases, the borrower completes the JPMorgan Chase pad site and JPMorgan Chase begins paying rent in 2015, is $34,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $34,600,000 appraised value are 72.3% and 63.0%, respectively.

For mortgage loan #28 (Fairborn Hotel Portfolio), the Appraised Value for the mortgaged properties assumes ongoing renovations, expected to be completed in September 2014, have been completed.  The appraised values, without giving effect to the renovations, for the Homewood Suites Fairborn and Holiday Inn Fairborn mortgaged properties are $8,510,000 and $10,280,000 respectively.  The mortgage loan Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD on the combined $18,790,000 appraised value are 78.3% and 61.8%, respectively.

For mortgage loan #35 (Hampton Inn Austin), the Appraised Value for the mortgaged property assumes the ongoing property improvement plan, expected to be completed by September 2015, has been completed.  The appraised value, without giving effect to the renovations is $15,500,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD on the $15,500,000 appraised value are 74.1% and 61.8%, respectively.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #2 (PennCap Portfolio), the following tenants have executed space leases or expansion leases but have not commenced paying rent on such space: (1) the sole tenant at the 1650 Valley Center mortgaged property (29,240 square feet) representing 2.0% of the total portfolio rentable square feet, has expansion space (6,749 square feet) representing 0.4% of the total portfolio rentable square feet that commences rent on August 1, 2014; (2) the largest tenant at the 1605 Valley Center mortgaged property (28,408 square feet) representing 2.0% of the total portfolio square feet) has expansion space (18,114 square feet) representing 1.3% of the total portfolio rentable square feet that commences rent on June 1, 2014; and (3) the third largest tenant at the 1605 Valley Center mortgaged property (7,935 square feet) representing 0.6% of the total portfolio square feet commences rent on May 1, 2014.  The largest tenant at the 944 Marcon Blvd mortgaged property (20,820 square feet) representing 1.5% of total portfolio rentable square feet, has vacated its tenant space but continues to pay rent.  The sole tenant at the 954 Marcon Blvd mortgaged property (30,140 square feet) representing 2.1% of total portfolio rentable square feet, has vacated its tenant space but continues to pay rent.

For mortgage loan #6 (Williams Center Towers), the second largest tenant (51,171 square feet), representing 6.7% of net rentable square feet, has signed a lease and taken occupancy but has not yet started paying rent.  A rent abatement reserve of $94,210 was taken at closing with respect to the second largest tenant. The second largest tenant is expected to begin paying rent in April 2014. The third largest tenant (49,056 square feet), representing 6.4% of net rentable square feet,  receives a rent abatement every six months during its lease term representing 11 months of free rent at the applicable rental rate for its office space. $438,389 was reserved at closing for the ongoing rent abatement.

For mortgage loan #8 (Canadian Pacific Plaza), the following tenants have executed leases but have not commenced paying rent or full rent:  (1) the largest tenant (92,289 square feet) representing 23.4% of total rentable square feet, is paying reduced rent until April, 2014; (2) the second largest tenant (77,059 square feet) representing 19.6% of total rentable square feet, is paying reduced rent until January, 2015; and (3) the fourth largest tenant, (11,121 square feet) representing 2.8% of total rentable square feet, has a rent commencement date of November, 2014.  A free rent reserve was taken at closing in the aggregate amount of $653,676.

For mortgage loan #15 (The Pointe at Wellington Green), the Occupancy Rate includes three tenants (8,638 square feet), representing 7.3% of the net rentable area, that have executed leases, but are not in occupancy.  The fourth largest tenant KeKe’s (4,360 square feet), representing 3.7% of the net rentable area, is expected to open by the second quarter of 2014. The second largest tenant, Saito’s Japanese expansion space (2,957 square feet), representing 2.5% of the net rentable area, is expected to open by the third quarter of 2014 and Sport Clips (1,321 square feet), representing 1.1% of the net rentable area, is expected to open by the first quarter of 2014.  Excluding these tenants, the Occupancy Rate is 79.5%.  The Occupancy Rate includes three tenants (5,202 square feet), representing 4.4% of the net rentable area, underwritten as vacant.  The Occupancy Rate, including tenants that have executed leases but are not in occupancy and excluding tenants that have been underwritten as vacant, is 82.4%.  The Occupancy Rate, excluding tenants that have executed leases but are not in occupancy and tenants underwritten as vacant, is 75.1%.

For mortgage loan #15 (The Pointe at Wellington Green), the second largest tenant (7,156 square feet), representing 6.0% of net rentable square feet, has executed a lease but is not in occupancy or paying rent on 2,957 square feet of expansion space.  There is a $100,000 reserve representing outstanding tenant improvements and a $85,000 reserve representing the outstanding rent abatement.  The second largest tenant is expected to be in occupancy and paying rent by the third quarter of 2014.  The third largest tenant (4,360 square feet), representing 3.7% of net rentable square feet, has executed a lease but is not in occupancy or paying rent.  There is a $150,000 reserve representing outstanding rent abatements and a $60,000 reserve representing the outstanding tenant improvements.  The third largest tenant is expected to be in occupancy by the second quarter of 2014.

For mortgage loan #16 (465 Park Avenue Retail Condominium), the largest tenant (13,312 square feet) representing 34.0% of the total rentable square feet has executed a lease but has not taken occupancy or commenced the payment of rent.  Such lease's commencement date is contingent upon the tenant receiving a certificate of need.

For mortgage loan #39 (College Square), the second largest tenant (25,755 square feet), representing 20.4% of net rentable square feet, is in occupancy but is not scheduled to begin paying rent until May 10, 2014.  There is a reserve of $77,547 representing four months of abated rent.

For mortgage loan #58 (Hamilton Crossings), the largest tenant (10,400 square feet), representing 21.5% of net rentable square feet, has free rent through May 2014.  The fourth largest tenant (3,450 square feet), representing 7.1% of net rentable square feet, is paying reduced rent.  U/W Revenues reflect the reduced rent payment. The fifth largest tenant (2,200 square feet), representing 4.5% of net rentable square feet, has free rent through June 2014.  There is a $80,970 reserve which includes these outstanding rent abatements.

(9)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

A-1-39

ANNEX A-1

For mortgage loan #2 (PennCap Portfolio), the largest tenant at the 1480 Valley Center mortgaged property (51,793 square feet) representing 3.6% of the total portfolio rentable square feet has the right to reduce its tenant space by up to 21,000 square feet after January 1, 2020 upon nine months prior notice and payment of any unamortized leasing costs.  The largest tenant at the 3373 Corporate mortgaged property (55,700 square feet) representing 3.9% of the total portfolio rentable square feet has the right to terminate its lease as of August 31, 2020 with 15 months prior notice and payment of all unamortized leasing costs.  The largest tenant at the 954 Marcon mortgaged property (30,410 square feet) representing 2.1% of the total portfolio rentable square feet has the right to terminate its lease as of August 31, 2016 with nine months prior notice and payment of all unamortized leasing costs.

For mortgage loan #6 (Williams Center Towers), the largest tenant (266,029 square feet), representing 34.7% of net rentable square feet, may terminate up to four full floors of its leased area at any time after October 31, 2014, provided: (i) the tenant terminates only one floor per termination; (ii) there is at least 12 months between any subsequent or previous termination; and (iii) the tenant pays any unamortized construction costs or leasing commissions for the applicable space.  The second largest tenant (51,171 square feet), representing 6.7% of net rentable square feet, may terminate its lease as of November 30, 2016 with at least 180 days prior written notice and payment of a termination fee equal to the sum of five months base rent and unamortized tenant improvements and leasing commissions.  The third largest tenant (49,056 square feet), representing 6.4% of net rentable square feet, has a one-time right to terminate its lease on August 31, 2017, provided: (i) tenant delivers written notice on or before February 28, 2017; (ii) tenant is not in default under its lease; (iii) tenant pays a termination fee equal to the sum of six months of rent payable immediately prior to the termination date plus the unamortized portion of any tenant allowances and leasing commissions.  The fourth largest tenant (41,803 square feet), representing 5.5% of net rentable square footage, has the right to terminate its lease on any date after December 31, 2023 with not less than 90 days prior written notice.

For mortgage loan #36 (Crye Portfolio), the third largest tenant at the Ooltewah mortgaged property (1,670 square feet), representing 1.6% of the total net rentable square feet, has the right to terminate its lease after March 31, 2014.

For mortgage loan #40 (Nogales Plaza), the second largest tenant, CSL Plasma (15,530 square feet) representing 11.2% of net rentable square feet has the right to terminate its lease effective August 1, 2023 upon 180 days prior notice and payment of a termination fee of $74,782.

For mortgage loan #49 (Bingham Office III), the fifth largest tenant (5,362 square feet), representing 3.3% of the total net rentable square feet, has the right to terminate its lease after October 1, 2014.

For mortgage loan #50 (King City Square), the third largest tenant (4,500 square feet) representing 4.8% of the net rentable square feet and the fifth largest tenant (3,844 square feet) representing 4.1% of the net rentable square feet, have signed leases but are not yet in occupancy.  The fifth largest tenant may terminate its lease if certain work is not completed by May 30, 2014.  A rent commencement reserve of $29,271 was established with respect to the third largest tenant.  A landlord work reserve of $206,200, an occupancy reserve of $622,906, a tenant improvement and leasing commissions reserve of $42,208, an initial rent reserve of $29,072 and a rent reserve of $34,886 were established with respect to the fifth largest tenant. The fourth largest tenant (3,850 square feet) representing 4.1% of the net rentable square feet has been paying 50% of its contract rent since October 2011 because the shopping center's in-line occupancy has been below 80%.  The fourth largest tenant may terminate its lease at any time because this occupancy threshold has remained unsatisfied for over six months.

For mortgage loan #51 (South Park Office Center), the largest tenant (30,717 square feet), representing 50.7% of net rentable square feet, may terminate its lease effective January 31, 2015 upon providing nine months written notice and payment of a $445,721 termination fee.  The third largest tenant (5,781 square feet), representing 9.5% of net rentable square feet, may terminate its lease upon written notice, in the event the agency of the third largest tenant, or the agency responsible for the appropriations of the third largest tenant’s funds, determines available funding is insufficient to continue operation of its local office at the mortgaged property.

(10)	For mortgage loan #14 (West Side Mall), the third largest tenant (25,000 square feet), representing 5.9% of the net rentable square feet, subleases its entire space.

(11)
For mortgage loan #16 (465 Park Avenue Retail Condominium), the entire mortgaged property is master leased to Cohen Brothers Realty Corporation, an affiliate of borrower, and the underwriting is based on the rent under such master lease.  The master lease obligations are guaranteed to the borrower by Charles Steven Cohen, the sponsor of the borrower.

(12)
For mortgage loan #11 (Marriott Courtyard - Maui), the Monthly Replacement Reserve is equal to (i) 1/12th of 4% of the prior year's operating income for the period of March 1, 2014 through February 1, 2015 and (ii) 1/12th of 5% of the prior year's operating income for the period of March 1, 2015 through the end of the loan term.

For mortgage loans #17 (Hilton Garden Inn – Indianapolis Airport), #18 (Hampton Inn – Ameriplex), #31 (Hilton Garden Inn – Rockford) and #52 (Hampton Inn – Northwest), the Monthly Replacement Reserve will be adjusted based  annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #27 (Residence Inn - Mystic CT), the Monthly Replacement Reserve is equal to 1/12th of 4% of the gross operating income.

For mortgage loan #28 (Fairborn Hotel Portfolio), the Monthly Replacement Reserve is equal to 1/12 of 4% of the annual gross revenues.

For mortgage loan #29 (Sanctuary Beach Resort), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual rents of the mortgaged property.

For mortgage loan #35 (Hampton Inn Austin), the Monthly Replacement Reserve is equal to 4% of the prior month's gross revenues.

For mortgage loan #43 (Staybridge Suites - Omaha), the Monthly Replacement Reserve is equal to 1/12 of 2% of the annual gross revenues in year 1 and 1/12 of 4% of the annual gross revenues thereafter.

For mortgage loan #46 (Best Western Plus - Miramar), the Monthly Replacement Reserve is equal to 1/12th of 5% of the annual revenues of the mortgaged property.

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ANNEX A-1

For mortgage loan #48 (h.h. gregg - Boca Raton), the Monthly Replacement Reserve is capped at $90,000 until the completion of the roof replacement at the mortgaged property by tenant or borrower, at which time the cap will be reduced to $30,000.

For mortgage loan #47 (Holiday Inn Express - Sorrento Valley) and mortgage loan #53 (La Quinta - Old Town), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual revenues of the mortgaged properties.

For mortgage loan #59 (Comfort Suites Houston), the Monthly Replacement Reserve is equal to 1/12 of 1% of the annual gross revenues in year 1, 1/12 of 2% of the annual gross revenues in year 2, 1/12 of 3% of the annual gross revenues in year 3 and 1/12 of 4% of the prior year's gross revenues thereafter.

(13)
For mortgage loan #15 (The Pointe at Wellington Green), if the largest tenant (41,000 square feet), representing 34.5% of net rentable square feet, or an acceptable replacement tenant, enters into a lease acceptable to the lender expiring no earlier than five years beyond the maturity date, the TI/LC Cap will be reduced to $360,000.  If the largest tenant, or an acceptable replacement tenant, does not meet the aforementioned conditions by November 2018, the borrower is required to deposit an amount to bring the TI/LC Reserve account to $1,500,000.

(14)	For mortgage loan #2 (PennCap Portfolio), the required monthly deposits into the TI/LC Reserve shall be $112,500 during the first 24 months.

For mortgage loan #19 (ArciTerra Portfolio), the Monthly TI/LC Reserve is equal $50,000 per month for the first 24 months of the loan term.  Monthly collections will be $12,500 per month thereafter if the balance falls below $850,000.

(15)
For mortgage loan #29 (Sanctuary Beach Resort), the Monthly Debt Service Escrow is springing, from March 1, 2019 through the end of the loan term, in the event that the amount in the Debt Service Escrow falls below $166,408.

(16)
For mortgage loan #26 (Oliver Multifamily Portfolio), the Other Escrow I Reserve Monthly deposits continue until the earlier of (i) a balance of $1,000,000 has been established and (ii) the consent of HUD and MHFA to the collateral assignment of the HAP contracts are obtained (at which time the reserve will be disbursed to borrower).

(17)
For mortgage loan #50 (King City Square), if the fifth largest tenant has not taken possession of its space by May 30, 2014 and the borrower does not execute an acceptable replacement lease within nine months of such tenant's termination, then lender has the option to utilize certain reserves totaling $694,186 to pay down the principal of the loan with the borrower required to pay any applicable yield maintenance payment.  If the lender elects to pay down the loan, the Original LTV, Cut-Off Date LTV and Maturity LTV would be 62.5%, 62.4% and 51.9%, respectively, and the U/W NCF DSCR, NOI DY and NCF DY would be 1.37x, 10.2% and 9.0%, respectively.

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